UNITED STATES
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Marathon Petroleum Corporation

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Marathon Petroleum Corporation

2022
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

WEDNESDAY APRIL 27, 2022 10 AM (EDT)

FROM THE CHAIRMAN OF THE BOARD

Fellow Shareholders,

On behalf of our Board of Directors, I am pleased to invite you to participate in Marathon Petroleum Corporation's 2022 Annual Meeting of Shareholders on April 27, 2022, which will be held in a virtual-only format due to continuing public health considerations.

Our 2021 Financial and Operating Performance

Our performance in 2021 reflects strong execution on our strategic priorities. We increased net income and income from continuing operations, sustained $1.5 billion in cost reductions, completed our $21 billion sale of the Speedway business, repaid $4.4 billion in total debt (excluding MPLX), returned $6.1 billion in cash to our shareholders in the form of dividends and share repurchases, started up our Dickinson renewable diesel facility, entered a strategic partnership to provide access to advantaged feedstocks, and maintained our strong safety performance. You can find additional information about our business performance for the year in our 2021 Annual Report, which accompanies this Proxy Statement.

Responding to the 2021 Say-on-Pay Vote

In response to the disappointing 2021 say-on-pay vote, we undertook extensive efforts to obtain our shareholders' views on our executive compensation programs and other key governance and disclosure matters, and the Compensation and Organization Development Committee implemented a holistic redesign of our executive compensation programs for 2021. We provide detailed disclosure in this Proxy Statement about our 2021 shareholder engagement program, the feedback we received and changes we made to our executive compensation programs to address shareholder concerns. Shareholder feedback, including our annual say-on-pay vote, will continue to inform our future compensation decisions.

Challenging Ourselves to Lead in Sustainable Energy

Leading in sustainable energy means meeting the energy needs of today while investing in an energy-diverse future. Building upon our long-standing commitment to reduce the carbon intensity of our operations and the products we process—which has resulted in a significant reduction in our greenhouse gas emissions intensity since 2014—in February 2022, we announced the establishment of an absolute target to reduce Scope 3 greenhouse gas emissions from our products to 15% below 2019 levels by the year 2030. We have set additional goals to reduce methane emissions and freshwater withdrawal intensity. We also recently published our report on Creating Shared Value Through a Just and Responsible Transition to address the potential social impacts of our business as the energy transition progresses. You can read about these developments and our progress on our sustainability initiatives on the "Sustainability" section of our website.

Commitment to Our Stakeholders

As we look ahead, the Board of Directors remains committed to providing long-term, sustainable value to all our stakeholders. We appreciate your confidence in us to ensure Marathon Petroleum Corporation conducts business in a manner that upholds our high ethical standards and strong corporate governance. I encourage you to read this Proxy Statement, as it provides information regarding our corporate governance policies and practices, as well as other information you need to make informed decisions about the matters on which you are being asked to vote.

Thank you for your continued support of Marathon Petroleum Corporation.

Sincerely,

John P. Surma

John P. Surma
Independent Chairman of the Board

MARATHON PETROLEUM CORPORATION PROXY STATEMENT

Marathon Petroleum Corporation intends to release definitive copies of the Proxy Statement to shareholders on or about March 14, 2022.

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

Record Date:	Meeting Date:	Meeting Time:	Meeting Location:

March 2, 2022	April 27, 2022	10 a.m. EDT	www.virtualshareholdermeeting.com/MPC2022

Additional Meeting Information: See “FAQs About Voting and the Annual Meeting” beginning on page 82.

DEAR SHAREHOLDER,

You are invited to attend Marathon Petroleum Corporation’s 2022 Annual Meeting of Shareholders on Wednesday, April 27, 2022, at 10 a.m. EDT, to be held online at www.virtualshareholdermeeting.com/MPC2022. At the meeting, shareholders will be asked to vote on the following matters:

➢	Proposal 1: To elect the four director nominees for Class II named in the Proxy Statement.

➢	Proposal 2: To ratify the appointment of our independent auditor for 2022.

➢	Proposal 3: To approve, on an advisory basis, our named executive officer compensation.

➢	Proposal 4: To amend our Certificate of Incorporation to declassify the Board of Directors.

➢	Proposal 5: To amend our Certificate of Incorporation to eliminate the supermajority provisions.

➢	Proposal 6: To amend our Certificate of Incorporation to amend the exclusive forum provision.

➢	Proposals 7-9: If properly presented at the meeting, three shareholder proposals.

We will also transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on Wednesday, March 2, 2022, are entitled to vote at the Annual Meeting. See “FAQs About Voting and the Annual Meeting” for more information.

We provide our proxy materials, including our Proxy Statement and Annual Report, over the internet. This expedites your receipt of proxy materials, conserves natural resources and lowers the cost of the meeting. On or about March 14, 2022, we are posting our proxy materials at www.proxyvote.com and mailing to shareholders a Notice Regarding the Availability of Proxy Materials, explaining how to access the proxy materials over the internet. We are also mailing a printed set of the proxy materials to shareholders who have elected to receive paper copies. Shareholders may request a printed set of the proxy materials by following the instructions provided in the Notice.

We thank you for your continued support and look forward to your attendance at our virtual Annual Meeting.

By order of the Board of Directors,

Molly R. Benson Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary

☑	Your vote is important. Whether or not you plan to participate in the virtual Annual Meeting, please vote as soon as possible using one of the following options:

Via the Internet:	Call Toll-Free:	Mail Signed Proxy Card:
Follow the instructions in the Notice, proxy card or voting instruction form.	Call the toll-free number on your proxy card or voting instruction form.	Follow the instructions on your proxy card or voting instruction form.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS:
The Proxy Statement and Marathon Petroleum Corporation’s 2021 Annual Report are available at www.proxyvote.com.

PROXY SUMMARY

This summary highlights information contained in this Proxy Statement, which is first being sent or made available to shareholders on or about March 14, 2022. This summary does not contain all of the information you should consider before voting. Please read the entire Proxy Statement before voting. For more complete information regarding MPC’s 2021 operational and financial performance and definitions of industry terms, please review MPC’s Annual Report on Form 10-K for the year ended December 31, 2021, which accompanies this Proxy Statement.

Annual Meeting and Voting Information

DATE AND TIME	LOCATION	RECORD DATE	VOTING

Wednesday, April 27, 2022	The Annual Meeting will be held virtually at: www.virtualshareholder meeting.com/MPC2022	Wednesday, March 2, 2022	Only holders of record of MPC’s common stock as of the record date will be entitled to notice and to vote
10 a.m. EDT		Shares outstanding:
		558,574,459

As part of our precautions regarding the coronavirus and to support the health and well-being of our shareholders and employees, MPC’s 2022 Annual Meeting (the “Annual Meeting”) will be held exclusively online.
See “FAQs About Voting and the Annual Meeting” beginning on page 82 for additional information about how to attend and vote at the virtual Annual Meeting.

Voting Items

Your vote is important. Please vote your proxy promptly so that your shares can be represented, even if you plan to attend the virtual Annual Meeting. You can vote via the internet or telephone by following the voting procedures described in the Notice, proxy card or voting instruction form, or by returning your completed and signed proxy card or voting instruction form in the provided envelope.

Proposal			Page Reference	Board Recommendation

Proposal 1. Elect four director nominees to Class II			7	FOR each nominee
Proposal 2. Ratify the independent auditor for 2022			30	FOR
Proposal 3. Approve, on an advisory basis, our named executive officer compensation			68	FOR
Proposal 4. Amend the Certificate of Incorporation to declassify the Board of Directors			69	FOR
Proposal 5. Amend the Certificate of Incorporation to eliminate the supermajority provisions			70	FOR
Proposal 6. Amend the Certificate of Incorporation to amend the exclusive forum provision			71	FOR
Proposals 7-9. Shareholder proposals			72	AGAINST

Company Information

Our principal executive offices are located at 539 South Main Street, Findlay, OH 45840, and our telephone number is (419) 422-2121. Our website address is www.marathonpetroleum.com. The information on our website is not a part of this Proxy Statement.

References throughout this Proxy Statement to “the Company,” “MPC,” “Marathon,” “we” or “our” refer to Marathon Petroleum Corporation. References to “MPLX” refer to MPLX LP, a publicly traded master limited partnership we control through our ownership of its general partner, MPLX GP LLC (“MPLX GP”), and approximately 63.8% (as of December 31, 2021) of its outstanding common units. References to “Speedway” generally refer to our company-owned and operated retail transportation fuel and convenience store business, which we sold to 7-Eleven, Inc. on May 14, 2021.

2022 Proxy Statement	1

Overview of Our Board of Directors

The following table provides summary information about each current member of the Board of Directors and each director nominee. More detailed information about each director nominee’s background, skill set and areas of expertise can be found beginning on page 7 of this Proxy Statement.

Director Since	Committee Memberships	Other Current Public Company Boards
Name	Age*	Independent	Occupation	A	C	G	S

Abdulaziz F. Alkhayyal	68	2016	✓	Retired Senior Vice President, Industrial Relations, Saudi Aramco	¡	¡	¤	1

Evan Bayh	66	2011	✓	Senior Advisor, Apollo Global Management	¡	µ	3

Charles E. Bunch	72	2015	✓	Retired Chairman and CEO, PPG Industries	¡	µ	3

Jonathan Z. Cohen	51	2019	✓	CEO and President, Hepco Capital Management, LLC	¤	¡	—

Steven A. Davis	63	2013	✓	Former Chairman and CEO, Bob Evans Farms, Inc.	¤	¡	3

Edward G. Galante	71	2018	✓	Retired Senior Vice President and Management Committee Member, ExxonMobil Corporation	µ	¡	3

Michael J. Hennigan	62	2020	CEO	President and CEO, Marathon Petroleum Corporation	¡	1

Kim K.W. Rucker	55	2018	✓	Former Executive Vice President, General Counsel and Secretary, Andeavor	¡	3

Frank M. Semple	70	2021	✓	Retired Chairman, President and CEO, MarkWest Energy Partners, L.P.	¡	¡	1**

J. Michael Stice	63	2017	✓	Dean, Mewbourne College of Earth & Energy, The University of Oklahoma	¡	¤	¡	2**

John P. Surma	67	2011	✓	Chairman of the Board, Marathon Petroleum Corporation	INDEPENDENT CHAIRMAN	3**

Susan Tomasky	69	2018	✓	Retired President, AEP Transmission	µ	¡	2

* As of April 27, 2022.
** Includes service on the board of directors of MPLX GP LLC, a wholly owned subsidiary of MPC, which the Corporate Governance and Nominating Committee views as an extension of service on MPC’s Board of Directors for purposes of assessing the level of outside public board commitments.

A	Audit Committee	C	Compensation and Organization Development Committee	G	Corporate Governance and Nominating Committee	S	Sustainability and Public Policy Committee	µ	Chair	¤	Vice Chair	¡	Member

INDEPENDENT CHAIRMAN OF THE BOARD	2 / 12	42% DIVERSE	100% MEETING ATTENDANCE IN 2021
Women
4 / 12
Diversity: Race, Ethnicity and Native American Tribal Membership

5.6 YEARS AVERAGE TENURE	92% OF DIRECTORS ARE INDEPENDENT	4 STANDING COMMITTEES	Audit

Compensation and

Organization Development

Corporate Governance and Nominating
0-4 Yrs	5-8 Yrs	9+ Yrs
Sustainability and Public Policy

2	Marathon Petroleum Corporation

Governance Highlights

Key Corporate Governance Practices

The Board of Directors believes that our commitment to strong corporate governance benefits all our stakeholders, including our shareholders, employees, business partners, customers, communities, governments and others who have a stake in how we operate. Our key corporate governance practices include:

Page No.				Page No.
✓	Shareholder right to call a special meeting of shareholders	3	✓	Annual Board and committee self-evaluations, and individual evaluations of nominees for reelection	19

✓	All non-employee directors are independent	14	✓	Risk oversight by the full Board and its committees	20

✓	Proxy access shareholder right to submit director nominations for inclusion in our proxy statement	14	✓	Extensive voluntary disclosures in the areas of environmental targets and performance	26

✓	Majority voting standard for uncontested director elections	16	✓	Extensive voluntary disclosures on our human capital management initiatives, including EEO-1 data	27

✓	Strong independent Chairman role reinforces effective independent leadership on the Board	16	✓	Robust shareholder engagement program	31

			✓	Meaningful stock ownership guidelines for executive officers	47

✓	Three fully independent standing Board committees	17

✓	Independent directors meet regularly in executive session	17	✓	Prohibition on hedging and pledging of our stock	47

			✓	Recoupment/clawback policy	47

Recent Governance Enhancements

We believe good governance is critical to achieving long-term shareholder value. We approach governance in a strategic and thoughtful manner, taking into consideration multiple perspectives, including those of our Board, our Corporate Governance and Nominating Committee, our shareholders, experts and other stakeholders, to align on what makes the most sense for our Company. We continuously look for ways to enhance our corporate governance and increase value to our shareholders. Recent governance enhancements and actions include:

2022
	▶	Submitting to our shareholders, for consideration at the 2022 Annual Meeting, amendments to our Certificate of Incorporation providing for annual elections for all directors and elimination of the supermajority provisions

2021
	▶	Submitted to our shareholders, for consideration at the 2021 Annual Meeting, amendments to our Certificate of Incorporation providing for annual elections for all directors and elimination of the supermajority provisions

	▶	Following a thorough review of Board committee oversight responsibilities, amended our committee charters to adjust and clarify committee responsibilities, including for ESG oversight and stakeholder engagement
2020
	▶	Elected an independent Chairman of the Board

	▶	Submitted to our shareholders, for consideration at the 2020 Annual Meeting, an amendment to our Certificate of Incorporation providing for annual elections for all directors
2019
	▶	Amended our Corporate Governance Principles to require individual director evaluations for directors whose terms expire at the next annual meeting and are eligible for reelection

2018
	▶	Amended our Bylaws to give shareholders owning at least 25% of our common stock the right to call a special meeting of shareholders

	▶	Amended our Corporate Governance Principles to expressly affirm the Board’s commitment to actively seek diverse candidates for Board service

	▶	Amended our Bylaws to eliminate the 80% supermajority requirement for Bylaw amendments, so that the approval threshold for Bylaw amendments is now a majority of outstanding shares
2016
	▶	Amended our Bylaws to provide proxy access for shareholders

2022 Proxy Statement	3

Sustainability Highlights

At MPC, our commitment to sustainability means taking actions that create shared value with our stakeholders – empowering people to achieve more, contributing to progress in our communities and protecting the environment we all share. Under the guidance of the Board and its Sustainability and Public Policy Committee, and following extensive engagement with stakeholders and shareholders holding over 70% of our outstanding shares, we are pleased to share two key developments:

•In February 2022, we announced the establishment of an absolute target to reduce Scope 3–Category 11 greenhouse gas (“GHG”) emissions from our products to 15% below 2019 levels by the year 2030.

•We recently published our report on Creating Shared Value Through A Just and Responsible Transition (“Just Transition Report”) to address the potential social impacts of our business as the energy transition progresses.

See www.marathonpetroleum.com/Sustainability/ for more information on our sustainability targets and to view our annual Sustainability Report and recently-published Just Transition Report.

STRENGTHEN RESILIENCY	Strengthening our business for today, while building durability for tomorrow and beyond

•Absolute Scope 3–Category 11 GHG emissions reduction target announced February 2022
•Targets to reduce Scope 1 & 2 GHG emissions intensity, methane emissions intensity and freshwater withdrawal intensity
First-ever petroleum refiner to have five refineries earn U.S. EPA’s ENERGY STAR® certifications in one year

Diversified Portfolio: Largest natural gas processor in the U.S. facilitating approximately 250 million tonnes of CO2e reductions per year from coal to gas switching within the power sector	•Formal Biodiversity Commitment •One of the first U.S. downstream energy companies to launch a program to track and reduce freshwater intensity across all of our operations

INNOVATE FOR THE FUTURE	Investing in the energy evolution to lower carbon intensity and capture value

of 2022 planned growth capital spend on renewables	Dickinson, ND, Renewable Diesel Facility	Martinez, CA, Renewable Fuels Facility
184 million gallons/yr capacity	Second largest in the U.S. Producing a >50% lower carbon intensity renewable diesel	730 million gallons/yr capacity	60% reduction in GHG emissions compared to previous refinery operations

Creating alternatives to petroleum-based products through our wholly-owned subsidiary, Virent	Exploring sustainable aviation fuel opportunities with Southwest Airlines and other potential partners

Partnering with Fulcrum BioEnergy to process biocrude from municipal solid waste	Evaluating strategic Renewable Natural Gas opportunities for key assets

EMBED SUSTAINABILITY	Embracing sustainability in decision-making, in how we engage our people and in how we create value with stakeholders

20% of Annual Cash Bonus Program Linked to ESG Metric GHG intensity reduction, Diversity, Equity and Inclusion, and environmental and safety metrics	•Comprehensive approach to stakeholder engagement across the company •Just Transition Report focused on potential social impacts of energy transition

Strong Safety Performance 40% reduction in Tier 1 and Tier 2 refining process safety events since 2016	No. 1 on S&P Global ESG Rating for U.S. Oil and Gas Refining and Marketing sector

4	Marathon Petroleum Corporation

Executive Compensation Highlights

2021 Say-on-Pay Vote, Shareholder Engagement and Board Responsiveness

We regularly engage with our shareholders on a wide range of topics, including our executive compensation program. The Compensation and Organization Development Committee values the feedback from these discussions and uses it, along with the outcome of our annual say-on-pay vote, to inform executive compensation decisions as appropriate. We have historically received strong shareholder support for our executive compensation program, averaging 92% in the five years prior to 2021. However, at our 2021 Annual Meeting, we received approximately 30% shareholder support for our 2020 executive compensation program. Our Board and management were disappointed with the results of the 2021 say-on-pay vote and undertook extensive efforts to obtain our shareholders’ views on our executive compensation program and other key governance and disclosure matters.

2021 SHAREHOLDER ENGAGEMENT

Our shareholder engagement team, comprised of:	Proactively reached out to shareholders representing:		Met with shareholders representing:	Matters discussed during these meetings included:

Senior members of executive management from our Finance, Human Resources, Corporate Secretary, Investor Relations, HES&S and ESG groups
As requested or as otherwise deemed appropriate, members of our Board, Compensation and Organization Development and Sustainability and Public Policy Committees
Our business strategy, corporate governance, 2021 executive compensation program, human capital management, sustainability, climate change and public policy
	of our outstanding shares, including 74 institutional investors		of our outstanding shares, including 22 institutional investors

Shareholder feedback during these meetings was overwhelmingly positive regarding the changes made for our 2021 executive compensation program. See “2021 Say-on-Pay Vote, Shareholder Engagement and Board Responsiveness” beginning on page 31 for additional information about our most recent say-on pay vote, our shareholder engagement process, and the changes the Compensation and Organization Development Committee made for our 2021 executive compensation programs.

Leading Practices in Executive Compensation

Our executive compensation program and policies demonstrate our commitment to sound compensation and governance practices, promote our pay-for-performance objectives and mitigate risk to our shareholders.

✓	Majority of total target compensation is performance-based	✓	Anti-hedging and anti-pledging policy
✓	Performance measures align with shareholder interests	✓	No repricing of stock options
✓	No guaranteed minimum bonus	✓	Limited perquisites and personal benefits
✓	Performance metric achievement capped at 200%	✓	No excise tax gross-ups
✓	Recoupment/clawback provisions for both long-term incentive and short-term incentive awards	✓	No tax gross-ups on perquisites (other than for relocation reimbursements in limited circumstances)
✓	Significant stock ownership guidelines	✓	Dividend equivalents paid only when award vests
✓	“Double trigger” vesting for all long-term incentive awards	✓	Compensation and Organization Development Committee oversight of annual compensation risk assessment
✓	ESG metrics tied to executive and employee compensation

2022 Proxy Statement	5

CORPORATE GOVERNANCE

Our Governance Framework

Our Corporate Governance Principles, our Amended and Restated Bylaws (“Bylaws”) and the charters of our Board committees together implement the governance philosophy we believe is best for our shareholders. These governance documents address, among other things, the primary roles, responsibilities and oversight functions of the Board and its committees; director independence; committee composition; the process for director selection; director qualifications; outside commitments; Board, committee and individual director evaluations; director indemnification and shareholder rights; director compensation; and director retirement and resignation.

Our Code of Business Conduct, which applies to all of our directors, officers and employees, defines our expectations for ethical decision-making, accountability and responsibility. Our Code of Ethics for Senior Financial Officers, which is specifically applicable to our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Controller, Treasurer and other leaders performing similar roles, affirms the principle that the honesty, integrity and sound judgment of our senior executives with responsibility for preparation and certification of our financial statements are essential to the proper functioning and success of our Company. These documents are available on our website as noted below, and printed copies are available upon request to our Corporate Secretary. We would post on our website any amendments to, or waivers from, either of these codes requiring disclosure under applicable rules within four business days following any such amendment or waiver.

Our Whistleblowing as to Accounting Matters Policy establishes procedures for the receipt, retention and treatment of any complaints we receive regarding accounting, internal accounting controls or auditing matters, and provides for the confidential, anonymous submission of concerns by our employees or others regarding questionable accounting or auditing matters.

Our Conflicts of Interest Policy provides guidance on recognizing and resolving real or apparent conflicts of interest. This policy acknowledges that business decisions on behalf of the Company must be made through the exercise of independent judgment in the Company’s best interest and not influenced by the personal interests of decision-makers.

8
FIND MORE AT WWW.MARATHONPETROLEUM.COM

The following are available under the “Investors” tab of our website, by selecting “Corporate Governance”:

▶	Bylaws	▶	Code of Ethics for Senior Financial Officers
▶	Corporate Governance Principles	▶	Whistleblowing as to Accounting Matters Policy
▶	Code of Business Conduct	▶	Conflicts of Interest Policy

Our Board committee charters, and other information about our Board, are available under the “About” tab of our website, by selecting “Board of Directors.”

6	Marathon Petroleum Corporation

Proposal 1. Election of Directors

✓	The Board of Directors recommends you vote FOR each of the following Class II director nominees:
	Evan Bayh	Charles E. Bunch	Edward G. Galante	Kim K.W. Rucker

The Board of Directors, which oversees the management of our business and affairs, currently is divided into three classes of directors, with one class being elected each year for a three-year term. The Board has set the current number of directors at 12, with four directors in each class. Our shareholders elect one class each year for a three-year term. The members of Class II—Messrs. Bayh, Bunch and Galante and Ms. Rucker—are due to stand for election at the 2022 Annual Meeting.

As informed by our individual director evaluation process discussed further on page 19, our Board recommends that shareholders vote FOR the election to the Board of each Class II director nominee. We expect each nominee will be able to serve if elected. Any director vacancy may be filled by a majority vote of the remaining directors. Any director elected in this manner would hold office until expiration of the term of office of the class to which he or she has been elected.

	DIRECTOR SKILLS, EXPERIENCE AND DEMOGRAPHIC MATRIX*

	MPC Board Tenure (years)	5	2	2	4	11	6	3	3	9	5	11	3	5.6 Years Average Tenure
	Key Skills and Experience
	Senior Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12/12
	Finance & Accounting	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓	11/12
	Industry Expertise	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓	11/12
	Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12/12
	Operations Experience	✓		✓	✓		✓	✓		✓	✓	✓		8/12
	Government, Legal & Regulatory		✓			✓			✓			✓	✓	5/12
	ESG/Sustainability Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12/12
	Public Company Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12/12
	Age (at April 27, 2022)	68	51	62	70	66	72	71	55	63	63	67	69	65 Years Average Age
Gender	Male	¡	¡	¡	¡	¡	¡	¡		¡	¡	¡		83%
	Female								¡				¡	17%
	Diversity: Race, Ethnicity and Native American Tribal Membership	¡			¡				¡	¡				33%
	Total Diversity	¡			¡				¡	¡			¡	42%
		CLASS I				CLASS II				CLASS III
* Reflects expected composition of the Board following the Annual Meeting, assuming all Class II director nominees are elected.

2022 Proxy Statement	7

PROPOSAL 1. ELECTION OF DIRECTORS

Evan Bayh				CLASS II DIRECTOR NOMINEE
Senior Advisor, Apollo Global Management				Term expires 2022

Key Qualifications and Experience

	✓	Senior leadership experience in government	✓	Government, legal and regulatory
	✓	Finance and accounting	✓	ESG/Sustainability experience
	✓	Risk management	✓	Public company governance

Career Highlights:
	▶	Senior Advisor, Apollo Global Management, a private equity firm (since 2011)
▶
U.S. Senator (1999-2011); served on a number of committees, including Banking, Housing and Urban Affairs; Armed Services; Energy and Natural Resources; Select Committee on Intelligence; Small Business and Entrepreneurship; Special Committee on Aging; chaired the International Trade and Finance Subcommittee

Independent Director Age: 66 Director since: 2011 MPC Board Committees: Corporate Governance and Nominating Sustainability and Public Policy, Chair

	▶	Governor of the State of Indiana (1989-1997); Secretary of State (1986-1989)
	▶	Senior Advisor and Of Counsel, Cozen O’Connor Public Strategies, a law firm (2018-2019)
	▶	Partner, McGuireWoods LLP, a global diversified law firm (2011-2018)
Current Public Company Directorships: Berry Global Group, Inc. (since 2011); Fifth Third Bancorp (since 2011); RLJ Lodging Trust (since 2011)

Other Directorships within Past Five Years: None
Education: B.S., Business Economics, Indiana University; J.D., University of Virginia

Charles E. Bunch				CLASS II DIRECTOR NOMINEE
Retired Chairman and CEO, PPG Industries, Inc.				Term expires 2022

Key Qualifications and Experience

	✓	Senior leadership experience as former CEO	✓	Operations experience
	✓	Finance and accounting	✓	ESG/Sustainability experience
	✓	Industry expertise	✓	Public company governance
	✓	Risk management

Career Highlights:
	▶	Chairman and CEO (2005-2015) and Executive Chairman (2015-2016) of PPG Industries, Inc. a global supplier of paints and coatings
Independent Director Age: 72 Director since: 2015 MPC Board Committees: Compensation and Organization Development Corporate Governance and Nominating, Chair
	▶	President, Chief Operating Officer and board member of PPG Industries (2002-2005)
	▶	Thirty-six year career at PPG Industries, serving in various roles in finance and planning, marketing and general management in the United States and Europe, including as Senior Vice President of Strategic Planning and Corporate Services and Executive Vice President, Coatings

Current Public Company Directorships: ConocoPhillips (since 2014); Mondelez International, Inc. (since 2016); The PNC Financial Services Group, Inc. (since 2007)

Other Directorships within Past Five Years: None
Education: B.S., International Affairs, Georgetown University; M.B.A., Harvard University Graduate School of Business Administration

Other Professional Experience and Community Involvement:
Former Chairman, board of the Federal Reserve Bank of Cleveland

8	Marathon Petroleum Corporation

PROPOSAL 1. ELECTION OF DIRECTORS

Edward G. Galante				CLASS II DIRECTOR NOMINEE
Retired Senior Vice President and Management Committee Member, ExxonMobil Corporation Term expires 2022

Key Qualifications and Experience

	✓	Senior leadership experience	✓	Operations experience
	✓	Industry expertise	✓	ESG/Sustainability experience
	✓	Risk management	✓	Public company governance

Career Highlights:
	▶	Senior Vice President and Management Committee member of ExxonMobil Corporation (2001-2006)

Independent Director Age: 71 Director since: 2018 MPC Board Committees: Compensation and Organization Development, Chair Sustainability and Public Policy	▶	More than 30 years at ExxonMobil Corporation in roles of increasing responsibility, including Executive Vice President of ExxonMobil Chemical Company (1999-2001)

Current Public Company Directorships: Celanese Corporation (since 2013), Lead Director (2016-2021); Clean Harbors, Inc. (since 2010); Linde PLC (since 2018)

Other Directorships within Past Five Years: Andeavor (2016-2018); Praxair, Inc. (2007-2018)
Education: B.S., Civil Engineering, Northeastern University
Other Professional Experience and Community Involvement:
Member, Board of Directors, United Way Foundation of Metropolitan Dallas
Vice Chairman, Board of Trustees, Northeastern University
Member, Board of Directors, Artis-Naples

Kim K.W. Rucker				CLASS II DIRECTOR NOMINEE
Former Executive Vice President, General Counsel and Secretary, Andeavor				Term expires 2022

Key Qualifications and Experience

	✓	Senior leadership experience	✓	Government, legal and regulatory
	✓	Finance and accounting	✓	ESG/Sustainability experience
	✓	Industry expertise	✓	Public company governance
	✓	Risk management

Career Highlights:
	▶	Executive Vice President, General Counsel and Secretary of Andeavor (2016-2018); Executive Vice President and General Counsel of Tesoro Logistics GP, LLC (2016-2018)
Independent Director Age: 55 Director since: 2018 MPC Board Committees: Sustainability and Public Policy
	▶	Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary of Kraft Foods Group, Inc., a grocery manufacturing and processing company (2012-2015)

	▶	Senior Vice President, General Counsel and Chief Compliance Officer (2008-2012) and Corporate Secretary (2009-2012) of Avon Products, Inc.

	▶	Senior Vice President, Corporate Secretary and Chief Governance Officer of Energy Future Holdings Corp. (formerly TXU Corp.) (2004-2008)

	▶	Former Partner in the Corporate & Securities group at Sidley Austin LLP, a law firm
Current Public Company Directorships: Celanese Corporation (since 2018); HP Inc. (since 2021), Lennox International Inc. (since 2015)

Other Directorships within Past Five Years: None
Education: B.B.A., Economics, University of Iowa; J.D., Harvard Law School; M.P.P., John F. Kennedy School of Government at Harvard University

Other Professional Experience and Community Involvement:
Member, Board of Trustees, Johns Hopkins Medicine
Member, Board of Directors, Haven for Hope

2022 Proxy Statement	9

PROPOSAL 1. ELECTION OF DIRECTORS

Steven A. Davis				CLASS III DIRECTOR
Former Chairman and CEO, Bob Evans Farms, Inc.				Term expires 2023

Key Qualifications and Experience

	✓	Senior leadership experience as former CEO	✓	Operations experience
	✓	Finance and accounting	✓	ESG/Sustainability experience
	✓	Industry expertise	✓	Public company governance
	✓	Risk management

Career Highlights:
	▶	Chairman and CEO and member of the board of directors of Bob Evans Farms, Inc., a foodservice and consumer products company (2006-2014)
Independent Director Age: 63 Director since: 2013 MPC Board Committees: Compensation and Organization Development, Vice Chair Corporate Governance and Nominating
	▶	President of Long John Silver’s and A&W All-American Food Restaurants (2002-2006)
	▶	Held senior executive and operational positions at Yum! Brands’ Pizza Hut division and Kraft General Foods

Current Public Company Directorships: Albertsons Companies, Inc. (since 2015); American Eagle Outfitters, Inc. (since 2020); PPG Industries, Inc. (since 2019)

Other Directorships within Past Five Years: Legacy Acquisition Corp. (2017-2020); Sonic Corp. (2016-2018)

Education: B.S., Business Administration, University of Wisconsin at Milwaukee; M.B.A., University of Chicago; Hon. D.B.A., University of Wisconsin at Milwaukee

Other Professional Experience and Community Involvement:
Member, International Board of Directors for the Juvenile Diabetes Research Foundation
Member, The Council of Chief Executives

J. Michael Stice				CLASS III DIRECTOR
Dean, Mewbourne College of Earth & Energy, The University of Oklahoma				Term expires 2023

Key Qualifications and Experience

	✓	Senior leadership experience as former CEO	✓	Operations experience
	✓	Finance and accounting	✓	ESG/Sustainability experience
	✓	Industry expertise	✓	Public company governance
	✓	Risk management

Career Highlights:
	▶	Dean, Mewbourne College of Earth & Energy at The University of Oklahoma (since 2015)
Independent Director Age: 63 Director since: 2017 MPC Board Committees: Audit Corporate Governance and Nominating, Vice Chair Sustainability and Public Policy
	▶	CEO (2009-2014) and member of the board of directors (2012-2015) of Access Midstream Partners L.P., a gathering and processing master limited partnership

	▶	Nearly 30 years’ service in positions of increasing responsibility at ConocoPhillips and its predecessor companies, including as President of ConocoPhillips Qatar (2003-2008)

Current Public Company Directorships: MPLX GP LLC* (since 2018); Spartan Acquisition Corp. III (since 2021)

Other Directorships within Past Five Years: Spartan Acquisition Corp. II (2020-2021); Spartan Energy Acquisition Corp. (2018-2020); U.S. Silica Holdings, Inc. (2013-2021)

Education: B.S., Chemical Engineering, The University of Oklahoma; M.S., Business, Stanford University; Ed.D, Organizational Leadership, The George Washington University

*As MPLX GP LLC is a wholly owned subsidiary of MPC, the Corporate Governance and Nominating Committee views service on its board as an extension of service on our Board for purposes of assessing the level of outside public board commitments.

10	Marathon Petroleum Corporation

PROPOSAL 1. ELECTION OF DIRECTORS

John P. Surma				CLASS III DIRECTOR
Chairman of the Board, Marathon Petroleum Corporation				Term expires 2023

Key Qualifications and Experience

	✓	Senior leadership experience as former CEO	✓	Operations experience
	✓	Finance and accounting	✓	Government, legal and regulatory
	✓	Industry expertise	✓	ESG/Sustainability experience
	✓	Risk management	✓	Public company governance

Career Highlights:
	▶	CEO (2004-2013) and Executive Chairman (2006-2013) of United States Steel Corporation; President and Chief Operating Officer (2003-2004); Vice Chairman and CFO (2002-2003)
Independent Chairman Age: 67 Director since: 2011
	▶	Executive roles at Marathon Oil Corporation (1997-2001), including President, Speedway SuperAmerica LLC and President, Marathon Ashland Petroleum

	▶	Price Waterhouse LLP (1976-1997), admitted to the partnership in 1987
Current Public Company Directorships: MPLX GP LLC* (since 2012); Public Service Enterprise Group Inc. (since 2019); Trane Technologies plc (formerly Ingersoll-Rand plc) (since 2013)

Other Directorships within Past Five Years: Concho Resources Inc. (2014-2020)
Education: B.S., Accounting, Pennsylvania State University
Other Professional Experience and Community Involvement:
*As MPLX GP LLC is a wholly owned subsidiary of MPC, the Corporate Governance and Nominating Committee views service on its board as an extension of service on our Board for purposes of assessing the level of outside public board commitments.	Appointed by President Barack Obama to the President’s Advisory Committee for Trade Policy and Negotiations (2010-2014), served as Vice Chairman

Former Chair, board of the Federal Reserve Bank of Cleveland
Executive Staff Assistant to the Federal Reserve Board’s Vice Chairman, as part of the President’s Executive Exchange Program in Washington, D.C. (1983)

Member, board of the University of Pittsburgh Medical Center; former Chairman, board of the National Safety Council

Susan Tomasky				CLASS III DIRECTOR
Retired President, AEP Transmission, a business division of American Electric Power Co. Term expires 2023

Key Qualifications and Experience

	✓	Senior leadership experience	✓	Government, legal and regulatory
	✓	Finance and accounting	✓	ESG/Sustainability experience
	✓	Industry expertise	✓	Public company governance
	✓	Risk management

Career Highlights:
	▶	President of AEP Transmission, a division of American Electric Power Co., Inc. (2008-2011)
Independent Director Age: 69 Director since: 2018 MPC Board Committees: Audit, Chair Sustainability and Public Policy	▶
Various executive officer positions at American Electric Power Co., including Executive Vice President and General Counsel (1998-2001), Executive Vice President of Finance and CFO (2001-2006), and Executive Vice President of Shared Services (2006-2008)

	▶	Former Partner in the Energy Group at Hogan & Hartson (now Hogan Lovells), a law firm
	▶	General Counsel, Federal Energy Regulatory Commission (1993-1997)
Current Public Company Directorships: Fidelity Equity and High Income Mutual Funds (since 2020); Public Service Enterprise Group Inc. (since 2012)
Other Directorships within Past Five Years: Andeavor (2011-2018), including service as Lead Director (2015-2018); Summit Midstream Partners GP, LLC (2012-2018)

Education: B.L.A., University of Kentucky; J.D., The George Washington University Law School
Other Professional Experience and Community Involvement:
Former Director, board of the Federal Reserve Bank of Cleveland
Member, Board of Trustees, Kenyon College

2022 Proxy Statement	11

PROPOSAL 1. ELECTION OF DIRECTORS

Abdulaziz F. Alkhayyal				CLASS I DIRECTOR
Retired Senior Vice President, Industrial Relations, Saudi Aramco				Term expires 2024

Key Qualifications and Experience

	✓	Senior leadership experience	✓	Operations experience
	✓	Finance and accounting	✓	ESG/Sustainability experience
	✓	Industry expertise	✓	Public company governance
	✓	Risk management

Career Highlights:
	▶	Senior Vice President of Industrial Relations (2007-2014), Senior Vice President of Refining, Marketing and International (2001-2007), Senior Vice President, International Operations (2000-2001) of Saudi Arabian Oil Company (Saudi Aramco)

Independent Director Age: 68 Director since: 2016 MPC Board Committees: Audit Compensation and Organization Development Sustainability and Public Policy, Vice Chair
	▶	Thirty-three year career at Saudi Aramco beginning in various field positions and progressing through management roles of increasing responsibility

Current Public Company Directorships: Halliburton Company (since 2014)
Other Directorships within Past Five Years: None
Education: B.S., Mechanical Engineering, University of California, Irvine; M.B.A., University of California, Irvine; Advanced Management Program, University of Pennsylvania

Other Professional Experience and Community Involvement:
Director, Saudi Electricity Company (2018-2020)
Director, National Gas & Industrialization Company (since 2019)
Member, Board of Directors for the International Youth Foundation

Jonathan Z. Cohen				CLASS I DIRECTOR
CEO and President, Hepco Capital Management, LLC				Term expires 2024

Key Qualifications and Experience

	✓	Senior leadership experience as former CEO	✓	ESG/Sustainability experience
	✓	Finance and accounting	✓	Government, legal and regulatory
	✓	Industry expertise	✓	Public company governance
	✓	Risk management

Career Highlights:
	▶	CEO and President of Hepco Capital Management, a private investment firm (since 2016)
Independent Director Age: 51 Director since: 2019 MPC Board Committees: Audit, Vice Chair Corporate Governance and Nominating	▶	Chairman of the Board (2018-2020) and CEO (2017-2018), Falcon Minerals Corporation, a mineral rights acquisition and management company; Founder and CEO of its predecessor, Osprey Energy Acquisition Corp. (2016-2018); Co-Chairman of Osprey Technology Acquisition Corp. (since 2019)

	▶	President (2003-2016) and CEO (2004-2016), Resource America, Inc., an asset management company
	▶	Co-founder and various executive roles at Atlas Pipeline Partners, LP and Atlas Energy, Inc.
Current Public Company Directorships: None

Other Directorships within Past Five Years: Atlas Energy Group, LLC (2012-2019*); Energen Corporation (2018); Falcon Minerals Corporation (2017-2020); Osprey Technology Acquisition Corp. (2019-2021); Titan Energy, LLC (2016-2019*)

Education: B.A., University of Pennsylvania; J.D., American University School of Law
Other Professional Experience and Community Involvement:
Co-founder, Castine Capital Management, LLC
*Ceased reporting under Exchange Act Section 15(d) in 2019.	Chairman, Executive Committee, Lincoln Center Theater; Trustee, East Harlem School; Trustee, Arete Foundation; Trustee, American School of Classical Studies in Athens, Greece
Member, Board of Overseers, College of Arts and Sciences, University of Pennsylvania

12	Marathon Petroleum Corporation

PROPOSAL 1. ELECTION OF DIRECTORS

Michael J. Hennigan				CLASS I DIRECTOR
President and CEO, Marathon Petroleum Corporation				Term expires 2024

Key Qualifications and Experience

	✓	Senior leadership experience as CEO	✓	Operations experience
	✓	Finance and accounting	✓	ESG/Sustainability experience
	✓	Industry expertise	✓	Public company governance
	✓	Risk management

Career Highlights:
	▶	President and CEO (since March 2020) and director (since April 2020) of MPC; Chairman (since April 2020), CEO (since 2019) and President (since 2017) of MPLX
Management Director Age: 62 Director since: 2020 MPC Board Committees: Sustainability and Public Policy
	▶	President, Crude, NGL and Refined Products (2017), of the general partner of Energy Transfer Partners L.P., a natural gas and propane pipeline transport company
	▶	President and CEO (2012-2017), President and Chief Operating Officer (2010-2012) and Vice President, Business Development (2009-2010), of Sunoco Logistics Partners L.P., an energy service provider

Current Public Company Directorships: MPLX GP LLC (since 2017)
Other Directorships within Past Five Years: Sunoco Partners LLC (2010-2017); Tesoro Logistics GP, LLC (2018-2019)
Education: B.S., Chemical Engineering, Drexel University

Frank M. Semple				CLASS I DIRECTOR
Retired Chairman, President and CEO, MarkWest Energy Partners, L.P.				Term expires 2024

Key Qualifications and Experience

	✓	Senior leadership experience as former CEO	✓	Operations experience
	✓	Finance and accounting	✓	ESG/Sustainability experience
	✓	Industry expertise	✓	Public company governance
	✓	Risk management

Career Highlights:
	▶	Vice Chairman (2015-2016) and director (since 2015) of MPLX following MPLX’s acquisition of MarkWest Energy Partners, L.P.
Independent Director Age: 70 Director since: 2021 (previous MPC Board member 2015-2018) MPC Board Committees: Audit Compensation and Organization Development
	▶	President and CEO (2003-2015) and Chairman (2008-2015) of MarkWest Energy Partners, L.P.
	▶	Twenty-two years of service with The Williams Companies, Inc. and WilTel Communications, progressing through management roles of increasing responsibility

Current Public Company Directorships: MPLX GP LLC* (since 2015)
Other Directorships within Past Five Years: MPC (2015-2018); Tesoro Logistics GP, LLC (2018-2019); Tortoise Acquisition Corp. (2019-2020)
Education: B.S., Mechanical Engineering, United States Naval Academy; Program for Management Development, Harvard Business School

Other Professional Experience and Community Involvement:
Service in the United States Navy
Member, Board of Directors, Choctaw Global, LLC
*As MPLX GP LLC is a wholly owned subsidiary of MPC, the Corporate Governance and Nominating Committee views service on its board as an extension of service on our Board for purposes of assessing the level of outside public board commitments.

2022 Proxy Statement	13

CORPORATE GOVERNANCE

Board Composition and Director Selection

Our Corporate Governance Principles set forth the processes for director selection and the establishment of director qualifications. The Board has delegated the director recruitment process to the Corporate Governance and Nominating Committee with input from our Chairman.

The Board believes that it, as a whole, should possess the combination of skills, professional experience, and diversity of backgrounds and viewpoints necessary to oversee our business and ensure an effective mix of perspectives. Accordingly, the Board and the Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs. In developing long-term plans for Board composition, the Corporate Governance and Nominating Committee takes into consideration the current strengths, skills and experience of members of the Board, their outside commitments, our director retirement policy and our strategic direction.

Director Candidates

The Corporate Governance and Nominating Committee assesses candidates for membership on the Board. The Committee may work with a third-party professional search firm to assist with identifying and evaluating director candidates and their credentials. The Committee has the authority to retain and terminate any such firm, including the authority to approve the firm’s fees and other retention terms.

The Corporate Governance and Nominating Committee may also consider candidates recommended by shareholders. Shareholder candidates will be evaluated using the same criteria for director selection described below. See “Proxy Access” below for more information on the proxy access provision of our Bylaws and “FAQs About Voting and the Annual Meeting” for instructions on how shareholders may submit director nominations for our 2023 annual meeting in accordance with our Bylaws.

Proxy Access

Proxy access refers to the right of shareholders meeting certain ownership criteria to nominate director candidates for inclusion in the Company’s proxy materials for its annual meeting. Our Board amended our Bylaws in February 2016 to provide proxy access to our shareholders. This decision followed a careful evaluation of shareholder views, evolving practices, relevant academic research, the potential impact on the Company and proxy access frameworks adopted by other companies. Following are the key terms of our proxy access Bylaw provision:

❖	❖	❖

Any shareholder, or group of up to	May nominate and include in our proxy	Provided that the shareholder(s) and
20 shareholders, maintaining	materials director nominees constituting	nominee(s) satisfy the requirements
continuous ownership of at least 3%	up to the greater of 2 nominees or	specified in our Bylaws
of our outstanding common stock	20% (rounded down) of the number of
for at least 3 years	directors serving on the Board

Director Independence

No director is deemed to be independent unless the Board affirmatively determines that the director meets the independence standards in our Corporate Governance Principles, has no material relationship with us other than as a director and satisfies the independence requirements of the New York Stock Exchange (“NYSE”) and applicable Securities and Exchange Commission (“SEC”) rules. The Board determines director independence at least annually, considering all relevant facts and circumstances including, without limitation:

●
Transactions between the Company and the director, immediate family members of the director or organizations with which the director is affiliated, including those further discussed under “Related Party Transactions” below;

●	Any service by the director on the board of a company with which we conduct business;

●	The frequency and dollar amounts associated with any such transactions; and

●	Whether any such transactions are at arm’s length in the ordinary course of business and on terms and conditions similar to those with unrelated parties.

14	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

The Board affirmatively determined that the following directors are independent:

Abdulaziz F. Alkhayyal	Steven A. Davis	Frank M. Semple
Evan Bayh	Edward G. Galante	J. Michael Stice
Charles E. Bunch	James E. Rohr*	John P. Surma
Jonathan Z. Cohen	Kim K.W. Rucker	Susan Tomasky
92% OF CURRENT DIRECTORS ARE INDEPENDENT

As our current President and CEO, Mr. Hennigan is not considered to be independent.

* Mr. Rohr retired from the Board effective April 28, 2021.

Director Skills and Experience

In evaluating director candidates and recommending incumbent directors for renomination, the Corporate Governance and Nominating Committee considers a wide range of attributes, critical skills, experience and perspectives that it believes contribute to sound governance and effective oversight of our operations, risks and long-term strategy. All directors must possess integrity, good judgment, a strong work ethic, a collaborative approach to engagement, a record of public service and the ability to devote sufficient time to our affairs. In addition, the Corporate Governance and Nominating Committee has identified a number of key skills and areas of expertise it believes should be represented on the Board for the reasons shown below*:

Senior Leadership	Directors with experience in significant leadership positions bring the qualifications and skills to develop and oversee our strategy, to drive long-term value, and to motivate and retain individual leaders.	12	of 12 Directors possess this skill

Finance and Accounting	Financial and audit expertise, particularly knowledge of finance and financial reporting processes, is critical to understanding and evaluating our capital structure and overseeing the preparation of our financial statements and internal controls over financial reporting.	11	of 12 Directors possess this skill

Industry Expertise	Directors with leadership and operational experience in the energy industry, particularly in the areas of petroleum refining, logistics operations and retail sales, bring practical understanding of our business and effective oversight in implementing our strategy.	11	of 12 Directors possess this skill

Risk Management	Directors with experience managing risk bring skills critical to the Board’s oversight of our risk assessment and risk management programs.	12	of 12 Directors possess this skill

Operations Experience	Directors with operations experience bring a practical understanding of developing, implementing and addressing our business strategy and development plan.	8	of 12 Directors possess this skill

Government, Legal and Regulatory	As we operate in a heavily regulated industry, directors with experience in governmental service or in leading governmental affairs functions bring knowledge helpful to navigating these complex issues.	5	of 12 Directors possess this skill

ESG/Sustainability Experience	Directors with experience in overseeing, operating or advising on matters of the environment, sustainable energy, corporate and social responsibility, health and safety provide effective oversight over these matters and support our commitment to sustainability and creating shared value with our stakeholders.	12	of 12 Directors possess this skill

Public Company Governance	Directors who have served on other public company boards have experience overseeing and providing insight and guidance to management and bring knowledge critical to the governance of our organization.	12	of 12 Directors possess this skill

Specific information about the key qualifications and experience of each director and director nominee can be found beginning on page 7 under “Proposal 1. Election of Directors.”

* Reflects expected composition of the Board following the Annual Meeting, assuming all Class II director nominees are elected.

2022 Proxy Statement	15

CORPORATE GOVERNANCE

Board Diversity

The Board is committed to diversity, as it believes that having a variety of perspectives contributes to more effective oversight and decision-making. Our Corporate Governance Principles emphasize the importance of diversity of director backgrounds and experiences. The Board amended our Corporate Governance Principles in January 2018 to expressly affirm its commitment to actively seek in its director selection efforts women candidates and candidates of diverse ethnic and racial backgrounds who possess the experience, skills and characteristics identified therein.

Board Refreshment

The Board is committed to striking a balance between retaining directors with deep knowledge of the Company and seeking fresh perspectives in its recruiting efforts. Our Board and individual director evaluation process supports this objective. Our Corporate Governance Principles also implement a mandatory retirement age for directors. Directors may not stand for reelection once they reach age 73.

The Board has welcomed five of our 12 current directors since 2018. These new directors were deliberately selected for their highly relevant skill sets and their ability to guide our strategy, provide effective oversight and effectively represent our shareholders’ interests. The average tenure of our current directors is 5.6 years.

Director Commitments

Directors are encouraged to serve on the boards of directors of other companies, as the Board believes such service broadens and deepens our directors’ knowledge and experience. Our Corporate Governance Principles provide that each director’s outside directorships must be limited to a number that does not interfere with his or her ability to meet the responsibilities and expectations of service on our Board. The Corporate Governance and Nominating Committee reviews director commitment levels at least annually and has determined that all directors currently comply with these expectations. Messrs. Semple, Stice and Surma currently serve on the board of MPLX GP, the general partner of MPLX. As MPLX GP is our wholly owned subsidiary, the Committee views such service as an extension of service on our Board for purposes of assessing the level of outside public board commitments.

Majority Voting for Directors

Our Bylaws include a majority vote standard for uncontested director elections, which requires that a nominee for director in an uncontested election receive a majority of votes cast at a shareholder meeting in order to be elected to the Board. Any director nominee who does not receive a majority of the votes cast is required to submit an irrevocable resignation to the Corporate Governance and Nominating Committee, which will make a recommendation to the Board as to whether to accept or reject the resignation or take other action. The Board will, within 90 days following certification of the election results, publicly disclose its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision.

Board Leadership and Function

Independent Chairman of the Board

Our Corporate Governance Principles provide the Board with the flexibility to exercise its business judgment on behalf of shareholders and choose the optimal leadership for the Board depending upon the Company’s particular needs and circumstances at a given time. The independent members of the Board elect the Chairman and, as part of this election, review whether to combine or separate the positions of Chairman and CEO.

The Board has elected Mr. Surma to lead the Board as its independent Chairman. The Board believes that this leadership structure, which separates the Chairman and CEO roles, is appropriate at this time in light of MPC’s business and operating environment. Mr. Surma, a long-standing member of the Board, has in-depth knowledge of the issues, challenges and opportunities facing MPC. As such, the Board believes that he is best positioned at this time to ensure that the Board’s time and attention are focused on the most critical matters. His role ensures decisive independent leadership and clear accountability.

16	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Board Meetings and Attendance

The Board met seven times in 2021. Each of our directors attended 100% of the meetings of the Board and committees on which he or she served in 2021. Our Corporate Governance Principles provide that the non-employee directors will hold regular executive sessions presided over by the Chairman. The non-employee directors held seven such executive sessions in 2021. As an employee of MPC, Mr. Hennigan does not attend these sessions.

All directors are expected to attend our annual meeting. All members of the Board attended the virtual annual meeting of shareholders held on April 28, 2021.

Board Committees

The Board has four standing committees, to which it has delegated certain functions and oversight responsibilities. In 2021, the Board undertook a thorough review of its standing committees and their oversight responsibilities, amending all four committee charters to adjust and clarify committee responsibilities, including for ESG oversight and stakeholder engagement.

AUDIT COMMITTEE

Members: Susan Tomasky, Chair[1] Jonathan Z. Cohen, Vice Chair[1] Abdulaziz F. Alkhayyal[1] James E. Rohr[2] Frank M. Semple[2] J. Michael Stice[1] Meetings in 2021: 5	Primary Responsibilities:
	➢	Appoints, compensates and oversees the performance of the independent auditor, including approval of all services to be performed by the auditor.
➢
Reviews with management, the independent auditor and our internal auditors the integrity of our disclosure controls and procedures, annual and quarterly financial statements and internal controls over financial reporting.

	➢	Oversees the internal audit function, including its structure and budget, and the performance and compensation of the chief audit executive.
	➢	Reviews with management significant corporate risk exposures and risk mitigation efforts.
	➢	Reviews and assesses the effectiveness of our information technology controls relating to business continuity, data privacy and cybersecurity.
[1] Audit Committee Financial Expert [2] Effective April 28, 2021, Mr. Semple joined the Committee, and Mr. Rohr retired from the Board.	➢	Monitors compliance with legal and regulatory requirements, our Codes of Business Conduct and Ethics for Senior Financial Officers and Whistleblowing as to Accounting Matters Policy.
	➢	Reviews legislative and regulatory issues affecting ESG and climate risk disclosures within the financial reporting framework and monitors developments in integrated reporting for alignment with financial reporting.
➢
Has authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and to retain independent legal, accounting, or other advisors or consultants.

COMPENSATION AND ORGANIZATION DEVELOPMENT COMMITTEE

Members: Edward G. Galante, Chair Steven A. Davis, Vice Chair Abdulaziz F. Alkhayyal Charles E. Bunch James E. Rohr[3] Frank M. Semple[3] Meetings in 2021: 7	Primary Responsibilities:
	➢	Sets compensation for the CEO, incorporating relevant goals and objectives, and evaluates the CEO’s performance.
	➢	Sets compensation for our other designated positions and reviews the succession plan for senior management.
	➢	Oversees our executive compensation and benefit policies, plans, programs and practices.
	➢	Oversees our human capital management strategies and policies, including our diversity, equity and inclusion initiatives, pay equity, talent and performance management practices.
[3] Effective April 28, 2021, Mr. Semple joined the Committee, and Mr. Rohr retired from the Board.	➢	Oversees our engagement with stakeholders on compensation and human capital management matters.
	➢	Oversees our incentive compensation plans and certifies achievement of performance levels thereunder.

Please see “Executive Compensation” beginning on page 31 for additional information about the Compensation and Organization Development Committee and its responsibilities.

2022 Proxy Statement	17

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Members: Charles E. Bunch, Chair J. Michael Stice, Vice Chair Evan Bayh Jonathan Z. Cohen Steven A. Davis Meetings in 2021: 6	Primary Responsibilities:
	➢	Selects and recommends director candidates to the Board to be submitted for election at annual meetings and to fill any vacancies on the Board.
	➢	Recommends committee assignments to the Board.
	➢	Monitors our corporate governance practices and recommends to the Board appropriate corporate governance policies and procedures.
	➢	Reviews and recommends to the Board compensation for our non-employee directors.
	➢	Oversees the evaluation of the Board, its committees and individual directors.
	➢	Reviews legislative and regulatory issues affecting corporate governance.
	➢	Oversees our engagement with stakeholders on corporate governance matters.

SUSTAINABILITY AND PUBLIC POLICY COMMITTEE

Members: Evan Bayh, Chair[4] Abdulaziz F. Alkhayyal, Vice Chair[4] Edward G. Galante Michael J. Hennigan Kim K.W. Rucker J. Michael Stice Susan Tomasky Meetings in 2021: 4	Primary Responsibilities:
	➢	Oversees our sustainability, ESG and health, environmental, safety and security policies and programs, and reviews our performance thereunder.
	➢	Reviews our Sustainability Report and Climate-Related Scenarios report, available at www.marathonpetroleum.com/Sustainability/.
	➢	Oversees the establishment of our sustainability targets and the publication of our Just Transition Report, available at www.marathonpetroleum.com/Sustainability/.
	➢	Oversees our governance framework and budgets for political contributions and lobbying expenditures.
	➢	Oversees our framework for the development of public policy positions.
[4] Effective April 28, 2021, Mr. Bayh replaced Mr. Alkhayyal as Committee Chair, and Mr. Alkhayyal became Vice Chair of the Committee.	➢	Reviews legislative and regulatory developments affecting sustainability, ESG and health, environmental, safety and security matters.
	➢	Oversees our engagement with stakeholders on sustainability, ESG and public policy matters.

The Board has determined that each member of the Audit Committee, Compensation and Organization Development Committee and Corporate Governance and Nominating Committee meets the applicable SEC and NYSE independence requirements and that each member of the Audit Committee is financially literate. No member of the Audit Committee serves on the audit committees of more than three public companies, including ours. As independent Chairman, Mr. Surma attends committee meetings and qualifies as an audit committee financial expert, but is not a member of any Board committee.

In addition to the four standing committees, the Board maintains an Executive Committee, which meets as necessary to address matters that arise between Board meetings and may exercise the powers and authority of the Board subject to specific limitations consistent with our Bylaws and applicable law. The Executive Committee is comprised of the independent Chairman, the CEO and the Chair of each of the Board’s four standing committees.

8
FIND MORE AT WWW.MARATHONPETROLEUM.COM

Each of the Board’s four standing committees operates under a written charter adopted by the Board. These charters are available under the “About” tab of our website, by selecting “Board of Directors.” Each charter requires the applicable committee to annually assess and report to the Board on the adequacy of its charter.

18	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Board Evaluations

Our Corporate Governance Principles provide for a robust annual Board, committee and individual director evaluation process, administered by the Corporate Governance and Nominating Committee.

BOARD AND COMMITTEE EVALUATIONS	Each director completes a detailed written survey designed to assess the effectiveness of both the Board as a whole and the committees on which he or she serves. The survey seeks feedback on, among other things, Board and committee composition and organization, the frequency and content of Board and committee meetings, the quality of management presentations to the Board and its committees, the Board’s relationship to senior management and the performance of the Board and its committees in light of the responsibilities of each body as established in our governance documents.	ANALYSIS AND DISCUSSION

		✓	Summary reports of survey results are compiled and provided to all directors.
		✓	The Chairman leads a discussion of Board survey results with all of the directors as a group.

INDIVIDUAL PEER AND SELF- EVALUATIONS	Our Corporate Governance Principles provide for an enhanced process to evaluate the individual performance of each director whose term expires at the next annual meeting and is eligible for reelection. This is typically accomplished by means of a detailed written survey completed by the director’s peers, as well as a written self-evaluation completed by the director him/herself.	✓	Each committee’s Chair leads a discussion of committee results at a committee meeting and reports out to the full Board.
		✓	The Chairman and the Chair of the Corporate Governance and Nominating Committee conduct one-on-one discussions of individual evaluation results with each evaluated director.

GOVERNANCE DOCUMENT REVIEW	Each director reviews the Corporate Governance Principles and the charter of each committee on which he or she serves, and provides feedback and revision suggestions as deemed appropriate.

Our Corporate Governance and Nominating Committee believes this process, which combines the opportunity for each director to individually reflect on Board and committee effectiveness with a collaborative discussion on performance, as well as a review of each individual director prior to his or her nomination for reelection, provides a meaningful assessment tool and a forum for discussing areas for improvement.

Communicating with the Board

All interested parties, including shareholders, may communicate directly with the Board, the Chairs of the Board’s standing committees and the independent directors, including our Chairman.

MAIL	Communications may be sent by regular mail to our principal executive offices, to the attention of the Corporate Secretary, Marathon Petroleum Corporation, 539 South Main Street, Findlay, OH 45840.

EMAIL	•Independent Directors (individually or as a group): non-managedirectors@marathonpetroleum.com
•Audit Committee Chair: auditchair@marathonpetroleum.com
•Compensation and Organization Development Committee Chair: compchair@marathonpetroleum.com
•Corporate Governance and Nominating Committee Chair: corpgovchair@marathonpetroleum.com
•Sustainability and Public Policy Committee Chair: sustainabilitychair@marathonpetroleum.com

Our Corporate Secretary will forward to the directors all communications that, in her judgment, are appropriate for consideration by the directors. Examples of communications that would not be considered appropriate include commercial solicitations and matters not relevant to the Company’s affairs.

2022 Proxy Statement	19

CORPORATE GOVERNANCE

Board Oversight

Oversight of Risk Management

Among the Board’s most important functions is overseeing risk management. Our risk management framework fosters close interaction among the Board, its committees and our senior management.

BOARD OF DIRECTORS

The Board, which has the ultimate responsibility for, and is actively engaged in, overseeing risk:
•Reviews strategic risks annually at a designated strategy meeting and on an ongoing basis throughout the year.
•Delegates responsibility for managing certain types of risk to its committees, which report regularly to the Board on activities in their individual areas of oversight.

AUDIT COMMITTEE	COMPENSATION AND ORGANIZATION DEVELOPMENT COMMITTEE	CORPORATE GOVERNANCE AND NOMINATING COMMITTEE	SUSTAINABILITY AND PUBLIC POLICY COMMITTEE

Oversees risks associated with financial, financial reporting and accounting matters.
Monitors compliance with regulatory requirements and internal control systems.
Oversees our enterprise risk management process.
Reviews ESG and climate risk disclosures.
Oversees business continuity, data privacy and cybersecurity risks.

Oversees risks associated with our compensation programs, plans and policies to ensure they do not encourage excessive risk-taking.
Oversees our management succession planning process, as well as risks associated with human capital management.
Oversees stakeholder engagement on compensation and human capital management matters.

Oversees the management of risks associated with corporate governance matters, including director independence, Board composition and succession and Board effectiveness.
Oversees the evaluation of the Board, its committees and individual directors.
Oversees stakeholder engagement on corporate governance matters.

Oversees risks associated with sustainability, ESG and public policy matters.
Reviews our sustainability and climate reports*.
Oversees establishment of our sustainability targets* and publication of our just transition report*.
Oversees governance framework and budgets for our political contributions and lobbying expenditures.
Oversees stakeholder engagement related to sustainability, ESG and public policy matters.

SENIOR MANAGEMENT

Our senior management has day-to-day responsibility for:
•Identifying, assessing and managing the major risks to our Company through our enterprise risk management process.
•Implementing effective risk mitigation plans, processes and controls.
Management meets routinely on these matters and reports to the Board and its committees throughout the year.

Our senior management team has developed a strong enterprise risk management (“ERM”) process for identifying, assessing and managing risk. This process is sponsored by our executive leadership team, led by our enterprise risk manager, and supported by officers and senior managers responsible for working across the business to manage enterprise level risks and identify emerging risks. These leaders meet routinely and provide regular updates to our Board and its committees throughout the year. Our mature company practices—developed through our ERM process, managed by our senior leaders and overseen by our Board—promote effective decision-making on business, financial, legal, environmental, social, political and reputational matters.

*Available at www.marathonpetroleum.com/Sustainability/.

20	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Oversight of Political Engagement and Public Policy

We participate in the political process in a number of ways, including lobbying, grassroots activity, issue advocacy, participation in trade associations, supporting an active employee political action committee and, where permissible, the direct support of political candidates and ballot issues. Because our industry is heavily regulated by federal, state and local governments, public policy developments can significantly affect our ability to meet the need for safe, reliable, affordable and sustainable energy and products. Our political contributions and lobbying expenditures are overseen by our Board of Directors, General Counsel and Senior Vice President of Government Affairs, and senior management. The Sustainability and Public Policy Committee’s Charter articulates the Committee’s purpose and sets forth broad responsibilities that the Committee implements in the following ways:

•Oversees the governance framework and budgets for our contributions to political candidates, committees or parties, lobbying expenditures, and certain payments made to trade associations that engage in lobbying activities;
•Reviews our reporting and disclosures on such contributions, expenditures and payments;
•Oversees the governance of a U.S.-based political committee of our employees;
•Oversees our framework for the development of our public policy positions;
•Periodically reviews legislative and regulatory developments and trends pertaining to public policy matters; and
•Oversees our engagement with stakeholders on public policy matters.

We engage on a variety of issues affecting our company and our stakeholders. With respect to climate change, our public policy engagement is guided by our commitment to sustainability, including lowering carbon intensity of our operations and products, expanding renewable fuels and technologies, conserving natural resources, engaging stakeholders, and contributing in our communities. We support policies that complement this strategy and the investments that continue to transform our company.

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FIND MORE AT WWW.MARATHONPETROLEUM.COM

Because we recognize that our public policy activities are of interest to our shareholders and other stakeholders, and in furtherance of our policy to be transparent on these matters, we have included on our “Political Engagement” page, located under the “Sustainability” tab of our website, substantial additional information regarding our involvement in political or public policy activities, including:

▶	Our statements of philosophy and political transparency.
▶	A description of the roles of the Sustainability and Public Policy Committee and various organizations within the Company in overseeing and promoting compliance with our political activity policy.
▶	Federal lobbying disclosure, including a link to the Clerk of the U.S. House of Representatives database where our quarterly federal lobbying reports can be obtained via a search of “Marathon Petroleum,” and a total spending figure for each of the past three years.
▶	State lobbying disclosure, including a map showing the states where we have within the past five years registered as an employer or principal of lobbyists , links to each state’s lobbying reporting site, and an approximate total of state reported lobbying expenditures for the past year.
▶	Employee political action committee reports showing federal- and state-level contributions for each of the past five years.
▶	Corporate political contributions reports showing contributions made from Company treasury funds.
▶	Trade association disclosure, including a report of trade associations (with dues of $50,000 or greater and that may engage in lobbying activities) for each of the past three years and the range of annual dues paid to each organization, as well as amounts attributable to federal lobbying or state and grassroots lobbying and advertising.
▶
A summary of the climate positions of our trade associations with dues of $50,000 or greater and that may engage in lobbying activities, with links to information on their respective climate positions, as well as our conclusion that these positions are not inconsistent with the ambition of the Paris Agreement to reduce global GHG emissions and limit global warming to well below 2 degrees Celsius.

2022 Proxy Statement	21

CORPORATE GOVERNANCE

Oversight of Human Capital Management and Succession Planning

The Board believes that our people are our most important asset and are critical to our success. We strive to provide our employees with a collaborative, supportive and inclusive work environment where they can maximize their personal and professional potential. The Compensation and Organization Development Committee oversees our strategies and policies related to human capital management, including with respect to diversity and inclusion initiatives, pay equity, talent and performance management and employee engagement, and reviews our key metrics in these areas. See “Human Capital Management” on page 27 for additional information on our approach to these matters.

The Compensation and Organization Development Committee oversees our executive succession planning process to ensure the identification and development of future leaders, to avoid the adverse effects caused by vacancies in key leadership positions and to facilitate the execution of our long-term strategy. The Compensation and Organization Development Committee believes its succession process provides the lead time necessary to train, develop or recruit executives capable of filling key roles, including our named executive officers, within the Company when the need arises. The Compensation and Organization Development Committee typically meets with the full Board at least annually to discuss succession of our leadership.

TALENT PLANNING	LEADER TALENT REVIEWS

COMPENSATION AND ORGANIZATION DEVELOPMENT COMMITTEE OVERSIGHT	EXECUTIVE LEADERSHIP TEAM ALIGNMENT

22	Marathon Petroleum Corporation

CORPORATE GOVERNANCE

Director Compensation

The Board determines annual cash and equity retainers and other compensation for non-employee directors. Directors who are also our employees receive no compensation for their service on the Board or its committees.

Annual Retainers

Our non-employee directors received the following retainers for their service on the Board in 2021.

Role	Cash Retainer ($)	Equity Retainer ($)	Committee Chair Retainer ($)		Total ($)

Independent Chairman	350,000	175,000	—		525,000
Audit Committee Chair	150,000	175,000	25,000		350,000
Compensation and Organization Development Committee Chair	150,000	175,000	20,000		345,000
Corporate Governance and Nominating Committee Chair	150,000	175,000	20,000	*	345,000
Sustainability and Public Policy Committee Chair	150,000	175,000	20,000	*	345,000
All Other Directors	150,000	175,000	—		325,000
* Effective July 1, 2021; prior to that date, the Corporate Governance and Nominating Committee Chair and Sustainability and Public Policy Committee Chair retainers were $15,000 and $10,000, respectively.

The Cash Retainers are paid in equal installments on a quarterly basis. Non-employee directors may elect to defer up to 100% of their annual cash compensation into an unfunded account. This deferred cash account may be invested in certain notional investment options offered under the Marathon Petroleum Corporation Deferred Compensation Plan for Non-Employee Directors, which options generally mirror the investment options offered to employees under the Marathon Petroleum Thrift Plan. Directors who defer cash compensation receive that cash in a lump sum following departure from the Board.

The Equity Retainer is granted in equal installments on a quarterly basis. The aggregate equity retainer for 2021 was comprised of 90% MPC restricted stock units (“RSUs”) (valued at $157,500) and 10% MPLX phantom units (valued at $17,500). Directors receive MPC dividend equivalents in the form of additional MPC RSUs and MPLX distribution equivalents in the form of additional MPLX phantom units. The MPC RSUs and MPLX phantom units, including those received as dividend and distribution equivalents, are deferred, payable in MPC common stock and MPLX common units only upon a director’s departure from the Board.

MPLX GP LLC Board Service

Messrs. Semple, Stice and Surma also serve on the board of MPLX GP, a wholly owned subsidiary of MPC and the general partner of MPLX. Each received an annual cash retainer (in the amount of $90,000) and a deferred equity award of MPLX phantom units (valued at $110,000) for this service in 2021. The annual cash retainer and deferred equity award are reflected in the “Fees Earned or Paid in Cash” and the “Stock Awards” columns, respectively, of the “2021 Director Compensation Table” below.

Matching Gifts Program

Under our matching gifts program, non-employee directors may elect to have us match up to $10,000 of their contributions to certain tax-exempt educational institutions each year. The annual limit is applied based on the date of the director’s gift to the institution.

2022 Proxy Statement	23

CORPORATE GOVERNANCE

2021 Director Compensation Table

The following table shows compensation earned by or paid to our non-employee directors during 2021 for service on our Board and, separately, for service on the Board of MPLX GP.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		All Other Compensation ($)	Total ($)

Abdulaziz F. Alkhayyal	155,000	(1)	175,000		—	330,000
Evan Bayh	161,758	(1)	175,000		—	336,758
Charles E. Bunch	167,500		175,000		10,000	352,500
Jonathan Z. Cohen	150,000		175,000		—	325,000
Steven A. Davis	150,000		175,000		10,000	335,000
Edward G. Galante	170,000		175,000		10,000	355,000
James E. Rohr	49,038	(1)	57,212	(1)	—	106,250
Kim K.W. Rucker	150,000		175,000		—	325,000
Frank M. Semple	211,807	(1), (2)	228,269	(1), (2)	10,000	450,076	(2)
J. Michael Stice	240,000	(2)	285,000	(2)	10,000	535,000	(2)
John P. Surma	440,000	(2)	285,000	(2)	10,000	735,000	(2)
Susan Tomasky	175,000		175,000		10,000	360,000

(1)
Prorated to reflect, effective as of April 28, 2021, Mr. Rohr’s retirement from the Board, Mr. Semple’s election to the Board, and Mr. Bayh’s appointment as the Sustainability and Public Policy Committee Chair, previously held by Mr. Alkhayyal.

(2)	The totals for Messrs. Semple, Stice and Surma include compensation for service on the MPLX GP board, as detailed immediately below under “Fees Earned or Paid in Cash” and “Stock Awards.”

Fees Earned or Paid in Cash reflect (i) cash retainers earned for Board service in 2021, (ii) for each of Messrs. Semple, Stice and Surma, a $90,000 cash retainer for service to the MPLX GP board in 2021 and (iii) for Mr. Semple, $20,433 in fees from MPLX for his service as MLP Board Representative Observer through April 28, 2021.

Stock Awards reflect the aggregate grant date fair value of MPC RSUs and MPLX phantom units, calculated in accordance with financial accounting standards. Non-employee directors generally received grants each quarter of MPC RSUs and MPLX phantom units valued at $39,375 and $4,375, respectively, based on the closing prices of MPC common stock and MPLX common units on each respective grant date. The amounts shown for each of Messrs. Semple, Stice and Surma also include $110,000 in MPLX phantom units (made in four quarterly grants, with grant date fair values of $27,500 per quarter based upon the closing prices of MPLX common units on the respective grant dates) for MPLX GP board service during 2021.

The following table shows the aggregate MPC RSUs and MPLX phantom units outstanding for each non-employee director as of December 31, 2021.

	Earned for Service on:				Earned for Service on:
	MPC Board		MPLX Board		MPC Board		MPLX Board
Name	MPC RSUs	MPLX Phantom Units	MPLX Phantom Units	Name	MPC RSUs	MPLX Phantom Units	MPLX Phantom Units

Alkhayyal	17,401	4,275	—	Rohr	28,233	5,381	—
Bayh	49,162	6,651	—	Rucker	11,952	2,976	—
Bunch	21,744	5,092	—	Semple	7,194	1,715	25,987
Cohen	8,571	2,088	—	Stice	16,283	4,030	20,249
Davis	30,563	6,191	—	Surma	49,162	6,652	37,557
Galante	11,952	2,976	—	Tomasky	11,952	2,976	—

All Other Compensation reflects contributions made to educational institutions under our matching gifts program, as described above. This program is subject to an annual limit of $10,000; however, the actual amount paid out on behalf of a director may exceed $10,000 in a given year due to end-of-year processing delays.

24	Marathon Petroleum Corporation

SUSTAINABILITY AT MPC

Our commitment to sustainability means taking actions that create shared value with our stakeholders—empowering people to achieve more, contributing to progress in our communities and protecting the environment we all share. We recognize shared value as an intentional and proactive approach to working together with all stakeholders for mutual benefit. We are committed to accountability to stakeholders—including our people, business partners, customers, communities, governments and shareholders—for our actions and for operating our businesses with a spirit of safety and environmental stewardship, integrity, respect, inclusion and collaboration. We believe that promoting sustainable social, environmental and economic benefits wherever we operate creates long-term value for our Company, our shareholders and the communities where we work and live.

Since 2011, we have published an annual Sustainability Report highlighting the commitment to our values, our communities and environmental stewardship. This report:

SUSTAINABILITY REPORT 2020

Challenging Ourselves to Lead in Sustainable Energy

✓	Has been prepared in accordance with the GRI Standards: Core options, including the use of the Oil and Gas Sector Disclosures.

✓	Is consistent with the International Petroleum Industry Environmental Conservation Association (IPIECA) Sustainability Reporting Guidance for the Oil and Gas Industry (2020) and includes core reporting elements for each presented indicator.

✓	Is informed by the oil and gas industry metrics from the Sustainability Accounting Standards Board (SASB).
Ä
Find the Sustainability Report at www.marathonpetroleum.com/Sustainability/.

Our Core Values

We believe how we conduct our business is just as important as our performance. Under the Board’s guidance and supervision, we pursue the highest standards of corporate responsibility by embedding these core values into our sustainability policies, practices and programs.

SAFETY AND ENVIRONMENTAL STEWARDSHIP	INTEGRITY	RESPECT	INCLUSION	COLLABORATION

Our Approach to Stakeholder Engagement

Our approach to stakeholder engagement is guided by our commitment to creating shared value with our many stakeholders including the communities where we operate. Building strong relationships and maintaining continuous dialogue within communities allows us to maximize our positive impacts. We are focused on understanding our stakeholders’ goals, perspectives and concerns and incorporating stakeholder feedback into our business strategies. Our engagement programs ensure that we establish regular communications with our local stakeholders, assess community impacts and provide opportunities for stakeholders to share any concerns. We will continue to evolve and expand our approach to stakeholder engagement to meet the changing needs of our company and our stakeholders.

This year, following extensive engagement with stakeholders and shareholders holding over 70% of our outstanding shares, we published our report on Creating Shared Value Through A Just and Responsible Transition (“Just Transition Report”), which is available at www.marathonpetroleum.com/Sustainability/. This report frames our ongoing commitments and actions, particularly our engagement and collaboration with our employees and communities, to address the potential social impacts of our business as the energy transition progresses. The Just Transition Report is informed by the metrics—including acknowledgment, commitment, engagement and action—in a new just transition indicator published by Climate Action 100+ for its Net-Zero Company Benchmark.

2022 Proxy Statement	25

SUSTAINABILITY AT MPC

Challenging Ourselves to Lead in Sustainable Energy

We are challenging ourselves to lead in sustainable energy—meeting the needs of today while investing in an energy-diverse future. This drives us to strengthen the resiliency of our business, innovate for the future and embed sustainability in all we do.

STRENGTHEN RESILIENCY	INNOVATE FOR THE FUTURE	EMBED SUSTAINABILITY

Strengthening our business for today, while building durability for tomorrow and beyond	Investing in the energy evolution to lower carbon intensity and capture value	Embracing sustainability in decision-making, in how we engage our people and in how we create value with stakeholders

We operate with an understanding of the potential environmental impacts of our business. This understanding informs our commitment to lower the carbon intensity of our operations and the products we manufacture, improve the energy efficiency of our operations and advance practices that conserve natural resources.
We strive to be a market leader in the
production and delivery of renewable fuels, seek ways to expand the use of renewable energy in our operations and deploy emerging technologies that reduce environmental impact while enhancing business performance.
We maintain a companywide commitment to protecting the health and safety of our employees and the public, responsibly managing our social impacts, promoting diversity, equity and inclusion, and maintaining accountable and transparent governance.

We are committed to lowering the carbon intensity of our operations and the products we process, and in March 2020, we were the first independent U.S. refiner to establish a companywide GHG emissions intensity reduction target linked to our executive and employee compensation programs. In February 2022, we announced the establishment of an absolute target to reduce Scope 3 GHG emissions from our products to 15% below 2019 levels by the year 2030. Specifically, our Scope 3 reduction target covers products manufactured at our refineries, referred to as Scope 3–Category 11 emissions. Informed by guidance from the Science Based Target Initiative (SBTi) and IPIECA, the calculation of Scope 3–Category 11 emissions is based on refinery yields because our refinery yields are larger than marketed volumes. We have set additional goals to reduce methane emissions and freshwater withdrawal intensity.

SCOPE 1 AND 2 GHG EMISSIONS INTENSITY	SCOPE 3–CATEGORY 11 GHG EMISSIONS	METHANE EMISSIONS INTENSITY	FRESHWATER WITHDRAWAL INTENSITY

Target: Reduce Scope 1&2 GHG emissions intensity 30% by 2030 from 2014 levels	Target: Reduce absolute Scope 3–Category 11 GHG emissions 15% by 2030 from 2019 levels	Target: Reduce MPLX G&P methane emissions intensity 50% by 2025 and 75% by 2030 from 2016 levels	Target: Reduce freshwater withdrawal intensity 20% by 2030 from 2016 levels

We have outlined a number of tangible programmatic initiatives to support achievement of these targets in our 2021 Perspectives on Climate-Related Scenarios report:

Perspectives on Climate-Related Scenarios

Risks and Opportunities

JUNE 2021

✓	Published annually and available on MPC’s website at www.marathonpetroleum.com/Sustainability/.

✓	Provides a detailed look at the Board’s climate-related risk management oversight, scenario analyses, asset optimization and portfolio management.

✓	Modeled on the disclosures recommended by the Financial Stability Board’s Task Force on Climate-related Financial Disclosures (TCFD); continued enhancement each year based upon those recommendations.

✓	Concludes MPC is well positioned to remain successful into the future.

26	Marathon Petroleum Corporation

SUSTAINABILITY AT MPC

Human Capital Management

Our people are our greatest asset and essential to the success of our business. We believe in providing a collaborative and safe work environment that embraces diversity, equity and inclusion (“DE&I”) to ensure we attract, develop and retain the best talent. Providing opportunities for long-term engagement and career growth are top priorities. We want our employees to feel that they are valued for their work and impact on the business, that we reward them competitively, and that we are invested in their development.

PROMOTING DIVERSITY, EQUITY AND INCLUSION
As we challenge ourselves to be a leader in sustainable energy, a diverse workforce is essential to our success. We want to attract, develop and retain the best talent and create a diverse and inclusive work environment. We strive to always go further in creating a culture of belonging where everyone has the sense that they are appreciated, respected and can bring their true selves to work.

To support our commitment to creating a more diverse workforce and to hold ourselves accountable, we set Company goals designed to drive our strategy to increase representation of women, Black, Indigenous and people of color (“BIPOC”) in our workforce. In April 2021, we were the first U.S. independent downstream energy company to link executive and employee compensation to DE&I metrics.

Guided by a dedicated DE&I team and supported by leadership companywide, our strategy focuses on:
Building Awareness	Increasing Representation
•Education and DE&I workshops •Employee DE&I panels •Community outreach •Employee Network Groups	•Balanced hiring slates •Focused external recruitment •BIPOC and female campus initiatives to recruit interns

Ensuring Success	Measurement and Accountability
•Career development •Mentoring •DE&I assessments and interventions	•Scoring and performance •Succession planning •Annual Cash Bonus metric

OFFERING COMPETITIVE PAY AND BENEFITS

Compensation and benefits are some of the most direct ways to acknowledge and encourage quality performance and meaningful contributions from our employees. We annually benchmark compensation to ensure we are offering competitive pay packages. We offer comprehensive benefits, including medical, dental and vision insurance for our employees and their spouses, domestic partners and dependents. We also provide retirement programs (thrift and pension), life insurance, education assistance, family assistance, short-term disability, paid vacation and sick time, and paid parental leave for birthing and non-birthing parents, including adoptive and foster parents.

DEVELOPING EMPLOYEES AND LEADERS

Growing and developing leaders, from new supervisors to senior leaders, is fundamental to our success. We have several programs in place designed to meet the needs of people at different levels and stages of their careers. A key focus is equipping leaders for success in current roles, while also providing opportunities to develop in ways that enable them to grow professionally. We provide a broad range of leadership training opportunities to support the development of leaders at all levels. We believe networking and access to our executive team are key leadership success factors, and we incorporate these opportunities into our programs to promote meaningful dialogue between small groups and executive leadership.

EMBRACING A CULTURE OF SAFETY

The safety of our employees, contractors, business partners, customers and the community is our number-one priority. Consistent with our core values, we approach our work with the highest commitment to safety and a focus on care for the environment. To continually reinforce these values and drive strong performance, we use a combination of best practice-based operational standards, documented work processes, proven management systems and behavior-based programs designed to train, protect and empower our employees and contractors.

40% reduction in Tier 1 and Tier 2 refining process safety events since 2016

2022 Proxy Statement	27

SUSTAINABILITY AT MPC

Human Rights

Our long-standing commitment to human rights is set forth in our Policy on Human Rights, Including the Rights of Indigenous People, available on our website. Our policy describes our commitment to respect the human, cultural and legal rights of all individuals and communities, and provides guidance on managing this important obligation, including conducting due diligence and remediating human rights impacts within our sphere of influence and business operations. We promote the goals and principles of the United Nations Declaration of Human Rights and meet the expectations of the Voluntary Principles on Security and Human Rights. Our commitment extends to the fair treatment and meaningful involvement of all people, including Indigenous people, regardless of race, color, gender, gender identity, national origin, religion, sexual orientation or income level. We apply the same expectations to our suppliers, contractors and other business partners.

Advancing Supply Chain Sustainability

We have relationships with thousands of suppliers that enable us to operate in a safe and efficient manner. We depend on these suppliers to provide goods and services, such as materials, equipment, construction, labor, transportation, office products and services, benefits administration, and accounting, legal and engineering services. We value our relationships with suppliers and rely on them not only to provide essential goods and services, but also to align with our core values and drive for superior results.

We maintain a stand-alone, tailored Supplier Code of Conduct that potential suppliers must acknowledge and accept as a precondition to participating in our standard bidding process. Our Supplier Code of Conduct emphasizes our expectations in the areas of:

•Environment, health, safety and security •Legal and ethical compliance •Conflict minerals •Conflicts of interest •Human rights •Diversity •Compliance assurance •Reporting unethical or illegal acts

Suppliers must also comply with our Code of Business Conduct.

Our Supplier Code of Conduct extends our commitment to sustainability across the value chain.

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FIND MORE AT WWW.MARATHONPETROLEUM.COM

The “Sustainability” tab of our website offers a more comprehensive look at our corporate responsibility and sustainability programs. The policies, practices and procedures that underpin these efforts, as well as key disclosures showing our progress, can be found under “Reports and Policies,” including:

▶	Sustainability Report	▶	Policy on Stakeholder Engagement
▶	Perspectives on Climate-Related Scenarios report	▶	Supplier Code of Conduct
▶	Performance Data, including GHG emissions data	▶	Policy on Human Rights, Including the Rights of Indigenous People
▶	HES&S Beliefs and Policy

28	Marathon Petroleum Corporation

AUDIT MATTERS

Auditor Fees and Services

Auditor Independence

Our Audit Committee has considered whether PricewaterhouseCoopers LLP is independent for purposes of providing external audit services to the Company and has determined that it is.

Auditor Fees

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2021 and 2020 were ($ in thousands):

Services	2021	2020
	($)	($)

Audit	11,259	16,853 (1)
Audit-Related	—	—
Tax	623	877
All Other	7	5
Total	11,889	17,735

(1)	Includes approximately $6.6 million for professional services rendered in connection with the sale of our Speedway business.

Audit Fees for the years ended December 31, 2021, and December 31, 2020, were for professional services rendered for the audit of consolidated financial statements and internal controls over financial reporting; the performance of subsidiary, statutory and regulatory audits; the issuance of comfort letters; the provision of consents; and the review of documents filed with the SEC. Audit fees for the year ended December 31, 2020, also included professional services rendered for carve-out audits of the Speedway business combined financial statements in connection with our agreement to sell the business.

Tax Fees for the years ended December 31, 2021, and December 31, 2020, were for professional services rendered for income tax compliance and consultation services. Audit fees for the year ended December 31, 2020, also included services to assist management in estimating MPLX income and deduction allocations to MPC.

All Other Fees for the years ended December 31, 2021, and December 31, 2020, were for an accounting research and disclosure checklist software license.

MPLX, a consolidated subsidiary of MPC, separately pays its own independent auditor fees, which totaled $6.6 million for the year ended December 31, 2021, and $6.3 million for the year ended December 31, 2020.

Pre-Approval of Audit Services

Our Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services Policy sets forth the procedure for the Audit Committee to pre-approve all audit, audit-related, tax and permissible non-audit services, other than as provided under a de minimis exception. Our CFO annually presents the Audit Committee with a forecasted budget of audit, audit-related, tax and permissible non-audit services, and updates the Committee throughout the year as needed. The Audit Committee may pre-approve any services to be performed by our independent auditor up to 12 months in advance and may pre-approve services by specific categories pursuant to the forecasted budget.

For unbudgeted items, the Audit Committee has delegated pre-approval authority of up to $500,000 to the Committee’s Chair; such items are reported to the full Audit Committee at its next scheduled meeting.

In 2021 and 2020, our Audit Committee pre-approved all audit, audit-related, tax and permissible non-audit services pursuant to this policy and did not use the de minimis exception.

2022 Proxy Statement	29

PROPOSAL 2. RATIFY INDEPENDENT AUDITOR

Certain Hiring Guidelines

We have established Guidelines for Hiring of Employees or Former Employees of the Independent Auditor that ensure our compliance with applicable law and NYSE listing standards.

8
FIND MORE AT WWW.MARATHONPETROLEUM.COM

The following are available under the “Investors” tab of our website by selecting “Corporate Governance”:

▶	Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services Policy
▶	Guidelines for Hiring of Employees or Former Employees of the Independent Auditor

Audit Committee Report

The Audit Committee has reviewed and discussed with management MPC’s audited financial statements and its report on internal control over financial reporting for 2021. The Audit Committee discussed with the independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements and the report on internal control over financial reporting for Marathon Petroleum Corporation be included in MPC’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

AUDIT COMMITTEE

Susan Tomasky, Chair
Jonathan Z. Cohen, Vice Chair
Abdulaziz F. Alkhayyal
Frank M. Semple
J. Michael Stice

Proposal 2. Ratify the Independent Auditor for 2022

✓	The Board of Directors recommends you vote FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Our Audit Committee is responsible for appointing, replacing, compensating and overseeing the work of the independent auditor. PricewaterhouseCoopers LLP, an independent registered public accounting firm, has served as our independent auditor since 2010. The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent auditor to audit the Company’s books and accounts for the year ending December 31, 2022. As a matter of good corporate governance, the Board has directed that this appointment be submitted to our shareholders for ratification. If our shareholders do not ratify this appointment, our Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, our Audit Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines such change would be in our best interests or in the best interests of our shareholders.

We expect representatives of PricewaterhouseCoopers LLP to be present at our virtual Annual Meeting, with an opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions from our shareholders.

30	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview of our compensation guiding principles and objectives and our executive compensation program, and explain how and why the Compensation and Organization Development Committee made its 2021 compensation decisions for our named executive officers shown below (our “NEOs”). We recommend this section be read together with the tables and related disclosures in “Executive Compensation Tables” below.

Page No.		Page No.
Executive Summary	31	Executive Compensation Tables	50
Decision-Making Process and Key Inputs	33	2021 Summary Compensation Table	50
Executive Compensation Program for 2021	37	2021 Grants of Plan-Based Awards	52
2021 Base Salary	38	Outstanding Equity Awards at 2021 Fiscal Year-End	54
2021 Annual Cash Bonus Program	38	Option Exercises and Stock Vested in 2021	57
2021 Long-Term Incentive Compensation Program	41	Post-Employment Benefits for 2021	58
Other Benefits	46	2021 Nonqualified Deferred Compensation	61
Compensation Governance	47	Potential Payments Upon Termination or Change in Control	63
Compensation and Organization Development Committee Report
	49	CEO Pay Ratio	67

Executive Summary

Named Executive Officers for 2021

This CD&A focuses on the compensation for our NEOs, which for 2021 included the following:

Name	Title

Michael J. Hennigan	President and CEO; MPLX President, CEO and Chairman
Maryann T. Mannen	Executive Vice President and CFO (effective January 25, 2021)
Raymond L. Brooks	Executive Vice President, Refining
Suzanne Gagle	General Counsel and Senior Vice President, Government Affairs
Brian C. Davis	Executive Vice President and Chief Commercial Officer (effective February 1, 2021)
Donald C. Templin	Former Executive Vice President and CFO (until January 25, 2021)
Timothy T. Griffith	Former President Speedway LLC (remained with Speedway following our sale of that business effective May 14, 2021)

2021 Say-on-Pay Vote, Shareholder Engagement and Board Responsiveness

We regularly engage with our shareholders on a wide range of topics, including our executive compensation program. The Compensation and Organization Development Committee values the feedback from these discussions, and additionally encourages shareholders to provide feedback about our executive compensation program and policies through the channels described on page 68 under “Proposal 3. Approve, on an Advisory Basis, our Named Executive Officer Compensation.”

Our annual say-on-pay vote is one of our opportunities to receive feedback from our shareholders on our executive compensation program. We have historically received strong shareholder support for our executive compensation program, averaging 92% in the five years prior to 2021. However, at our 2021 Annual Meeting, we received approximately 30% shareholder support for our 2020 executive compensation program. Our Board and management team were disappointed with the results of the 2021 say-on-pay vote and undertook extensive efforts to obtain our shareholders’ views on our executive compensation program and other key governance and disclosure matters.

2022 Proxy Statement	31

EXECUTIVE COMPENSATION

2021 SHAREHOLDER ENGAGEMENT

Our shareholder engagement team, comprised of:	Proactively reached out to shareholders representing:	Met with shareholders representing:	Matters discussed during these meetings included:

Senior members of executive management from our Finance, Human Resources, Corporate Secretary, Investor Relations, HES&S and ESG groups
As requested or as otherwise deemed appropriate, members of our Board, Compensation and Organization Development and Sustainability and Public Policy Committees
Our business strategy, corporate governance, 2021 executive compensation program, human capital management, sustainability, climate change and public policy
	of our outstanding shares, including 74 institutional investors	of our outstanding shares, including 22 institutional investors

Shareholder feedback during these meetings was overwhelmingly positive regarding the comprehensive and proactive changes we made to our 2021 executive compensation program. Most shareholders we engaged who voted against our 2020 executive compensation indicated that the award of RSUs to our retiring Chairman/CEO in April 2020 and the non-performance-based RSU award to our new CEO in March 2020 were the primary bases for their voting decision. These awards were made under a unique set of circumstances, including a change in leadership coincident with the onset of a global pandemic and a retiring long-serving CEO who had been instrumental in advancing a key business initiative through his final days of employment. We do not intend to grant new LTI awards to outgoing executives in the future. In addition, the Compensation and Organization Development Committee has since engaged a new independent compensation consultant to provide further insight on pay practices and help ensure that our executive compensation program effectively balances competitive market practices, investor expectations, best-practice governance standards and our business strategy.

WHAT WE HEARD	WHAT WE CHANGED

Governance and Oversight •Emphasized importance of effective, independent oversight of executive compensation	➢	Separated CEO and Chairman roles; appointed new independent Chairman
	➢	Appointed new Chair of the Compensation and Organization Development Committee
	➢	Following a rigorous search and interview process, appointed a new independent compensation consultant
	➢	Undertook a holistic reevaluation of our executive compensation program and guiding principles
	➢	Updated compensation reference group in recognition of our reduced size following the sale of our Speedway business (completed in May 2021)

Annual Cash Bonus Program •Emphasized financial performance •Disfavored 20% discretionary component •Supported tying executive compensation to diversity, equity and inclusion	➢	Increased weighting of financial performance metrics (from 50% to 80%)
	➢	Eliminated discretionary component (from 20% to 0%)
	➢	Created an ESG metric with quantitative goals tied to greenhouse gas emissions intensity and diversity, equity & inclusion
	➢	Added a new Refining Operating Costs metric

Long-Term Incentive Program •Emphasized performance-based equity •Disfavored awards to outgoing executives •Disfavored use of stock options •Supported reduced complexity of program and greater clarity	➢	Increased the weighting of performance-based equity (from 50% to 60%)
	➢	Stated intention not to grant new LTI awards to future outgoing executives
	➢	Reduced the types of equity awards granted from five to three and discontinued the use of stock options
	➢	Increased alignment with shareholders by denominating performance share units in shares of MPC common stock (previously denominated in dollars)
	➢	Changed the performance period for our performance share units to a single 36-month period
	➢	Reduced the final-year payout under our synergy performance unit program from 152% to 0%

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EXECUTIVE COMPENSATION

Shareholder engagement and the outcome of our annual say-on-pay vote will continue to inform our future compensation decisions. Our shareholders have the opportunity to vote on our NEO compensation at the upcoming Annual Meeting. See Proposal 3 on page 68 of this Proxy Statement for more information on this advisory vote.

2021 Company Performance Highlights

TOTAL SHAREHOLDER RETURN	EARNINGS

	$9.7 billion	full-year earnings for 2021

OPERATIONS

	$4.3 billion	total income from continuing operations for 2021

LOWER COST STRUCTURE

	$1.5 billion	in sustainable cost reductions

SALE OF SPEEDWAY	DEBT REDUCTION	SHAREHOLDER VALUE

$21 billion completed May 2021	$4.4 billion total debt repaid in 2021 (excluding MPLX)	$6.1 billion cash returned to shareholders in 2021, including $4.7 billion in share repurchases	55% complete (through January 31, 2022) of $10 billion capital return program announced in 2021

RENEWABLES	RECOGNITION	SAFETY

Started up Dickinson renewable fuels facility; progressed conversion of Martinez refinery into renewable fuels facility	Member of Dow Jones Sustainability North America Index for third straight year	40% reduction in Tier 1 and Tier 2 refining process safety events since 2016

Entered strategic partnership with ADM to progress access to advantaged feedstocks

Decision-Making Process and Key Inputs

Our Compensation and Organization Development Committee is responsible for establishing and overseeing our executive compensation program and policies, consistent with our overall compensation philosophy. In designing our program and making compensation decisions, the Committee considers a variety of factors, including our executive compensation philosophy, information provided by its independent compensation consultant, market data from our compensation reference group, feedback from our shareholders, input from our CEO, performance appraisals, and any other information the Committee may deem relevant in its discretion.

Executive Compensation Philosophy	Compensation Consultant	Compensation Reference Group	Shareholder Feedback	CEO Input and Performance Appraisals
ò	ò	ò	ò	ò
Compensation and Organization Development Committee Review and Decisions

2022 Proxy Statement	33

EXECUTIVE COMPENSATION

Executive Compensation Philosophy

We believe our executive compensation program plays a critical role in maximizing long-term value for our shareholders, employees and other stakeholders. Our executive compensation philosophy is embodied in our executive compensation program and policies, which are designed to:

✓	Attract, retain, motivate and reward the highest quality executive team by providing market-competitive compensation.

✓	Be simple and transparent so they can be clearly communicated both internally and externally.

✓	Create shareholder value over time, through direct alignment between shareholder experience and executive pay.

✓	Reward for execution of our business strategy and desired culture.

✓	Differentiate pay on the basis of performance, experience and skill set.

Our Compensation and Organization Development Committee periodically reviews our executive compensation philosophy to help ensure it achieves these objectives, making adjustments as necessary to reflect compensation reference group and industry practices, as well as shareholder feedback.

Pay for Performance
The Compensation and Organization Development Committee believes a strong emphasis on pay for performance drives financial results and value creation. The Committee ties pay to performance by:

✓
Structuring a significant portion of our executives’ target pay as variable and at-risk, meaning there is no guarantee that the target value will be realized. For 2021, 90% of our CEO’s target pay was variable and at-risk (81% average for the other current NEOs).

✓	Evaluating our performance against rigorous, pre-established financial and environmental, social and governance (“ESG”) performance measures.

Our executive compensation program is designed to reward achievement of specific Company performance and individual performance goals. Performance measures are aligned with our business strategy and culture, including goals relating to both financial and ESG performance. The Compensation and Organization Development Committee annually undertakes a robust process in selecting incentive plan metrics and establishing rigorous performance goals:

PRIOR YEAR Q3	➢	Review guiding principles for executive compensation programs

	➢	Update on key executive compensation trends, including peer incentive plan design, provided by independent compensation consultant
ò
PRIOR YEAR Q4	➢	Preview incentive plan structure for next fiscal year and review for alignment with executive compensation guiding principles, shareholder expectations, and business strategy

	➢	Review performance level methodology for metrics, including: i) external benchmarking to understand the peer approach to setting performance goals for similar metrics, ii) evaluation of MPC’s historical performance under each metric, and 3) review of MPC’s business plan
ò
CURRENT YEAR Q1	➢	Approve incentive plan metrics for the fiscal year

	➢	Establish threshold, target and maximum performance goals based on MPC's performance methodology

	➢	Set performance levels, with threshold levels viewed as likely achievable, target levels viewed as challenging but achievable, and maximum levels viewed as extremely difficult to achieve

The Compensation and Organization Development Committee certifies achievement of the performance measures under our Annual Cash Bonus program and our performance share units, which comprise a significant portion (60%) of our NEOs’ long-term incentive award targets, and annually evaluates our NEOs’ performance in achieving our performance measures and executing on our other business and strategic objectives.

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EXECUTIVE COMPENSATION

Compensation Consultant

To promote objectivity in reviewing and analyzing market data and trends, the Compensation and Organization Development Committee has engaged an independent compensation consultant. The consultant reports directly to our Compensation and Organization Development Committee, attends Committee meetings and advises the Committee on:

Designing and implementing our compensation program and policies to accomplish our objectives.	Comparative data on the executive compensation programs and policies of companies in our compensation reference group and general market trends.	How our compensation program and policies align with relevant regulatory requirements and governance standards.

In mid-2020, following a rigorous search and interview process, the Compensation and Organization Development Committee selected a new independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to provide further insight on pay practices and help ensure that our executive compensation program effectively balances competitive market practices, investor expectations, best-practice governance standards and our business strategy. Working with FW Cook, the Committee implemented changes for our 2021 executive compensation program, as described above under “2021 Say-on-Pay Vote, Shareholder Engagement and Board Responsiveness.”

See “Compensation Governance—Compensation Consultant Independence” for additional information about the compensation consultant’s independence and related matters.

Compensation Reference Group

The Compensation and Organization Development Committee considers market data from a compensation reference group as one of several factors in setting pay. Our primary compensation reference group for 2021 compensation decisions (the “2021 Compensation Reference Group”), developed in October 2020 by the Committee in consultation with its independent compensation consultant, consists of 20 comparably-sized entities (based on revenue, EBIDTA, market capitalization, assets, and number of employees) that are logistically and technically complex, mature stage businesses, in a variety of industry groups, including oil and gas, chemical, aerospace, agricultural and industrial. In developing the 2021 Compensation Reference Group, the Committee made a number of changes from the primary peer group used for 2020 compensation decisions, primarily in recognition of MPC’s expected reduced size following the pending sale of our Speedway business, which we completed in May 2021.* The Committee believes the makeup of the 2021 Compensation Reference Group is appropriate to provide the necessary data to understand the market value of our CEO and designated positions and assess comparative pay practices.

COMPENSATION REFERENCE GROUP SELECTION CRITERIA		MPC POSITIONING RELATIVE TO GROUP
(at time of group selection)
¡	Revenue 0.2x to 2.0x of MPC’s projected* revenue, with at least 67% from U.S. operations
		Revenue		±	92nd Percentile

¡	EBITDA margins comparable to MPC’s	EBITDA	±		0 Percentile

¡	Market cap 0.3x to 3.0x MPC’s projected* market cap	Market Capitalization	±		23rd Percentile

¡	Assets 0.3x to 3.0x MPC’s projected* assets	Assets		±	98th Percentile

¡	Employees 0.25x to 4.0x MPC’s projected* employees	# Employees	±		22nd Percentile

			50th	Avg:	47th Percentile

*Projected following our sale of the Speedway business

*The following companies were removed from the group: The Boeing Company, Chevron Corporation, Deere & Company, Exxon Mobil Corporation, Ford Motor Company, General Motors Company, Johnson Controls International plc and Raytheon Technologies Corporation. The following companies were added to the group: Baker Hughes Company, Bunge Limited, Cummins Inc., Dow Inc., EOG Resources, Inc., General Dynamics Corporation, L3Harris Technologies, Inc., LyondellBasell Industries N.V. and Textron Inc.

2022 Proxy Statement	35

EXECUTIVE COMPENSATION

2021 COMPENSATION REFERENCE GROUP

3M Company	Dow Inc.	LyondellBasell Industries N.V.
Archer-Daniels-Midland Company	DuPont de Nemours, Inc.	Phillips 66
Baker Hughes Company	EOG Resources, Inc.	PPG Industries, Inc.
Bunge Limited	General Dynamics Corporation	Schlumberger Limited
Caterpillar Inc.	Halliburton Company	Textron Inc.
ConocoPhillips	Honeywell International Inc.	Valero Energy Corporation
Cummins Inc.	L3Harris Technologies, Inc.

Data from the 2021 Compensation Reference Group was considered when making compensation decisions for Messrs. Hennigan and Brooks and Ms. Gagle during the annual compensation review process in early 2021, and for Ms. Mannen and Mr. Davis as part of the process of hiring each executive in early 2021. The Compensation and Organization Development Committee generally targets total direct compensation, rather than each individual element of compensation, for our NEOs at the market median of the Compensation Reference Group. Total target direct compensation generally fell at the market median for Messrs. Hennigan and Davis and Ms. Gagle, 18% above the market median for Ms. Mannen taking into consideration her compensation package at her previous employer, and 22% above the market median for Mr. Brooks taking into consideration his tenure and experience in his role. No 2021 compensation decisions were necessary for Mr. Templin, given his previously-announced retirement, or Mr. Griffith, based on the expectation he would no longer be employed with MPC following the sale of our Speedway business.

Shareholder Feedback

We regularly engage with our shareholders to solicit their feedback on a variety of important topics, including our executive compensation program. As discussed above under “2021 Say-on-Pay Vote, Shareholder Engagement and Board Responsiveness,” beginning on page 31, the Compensation and Organization Development Committee considers feedback received from our shareholders, both from these engagement efforts and from our annual say-on-pay vote, when making compensation decisions, and made a number of changes to our compensation programs for 2021 based on such feedback.

Compensation Decisions

In addition to information provided by the independent compensation consultant and feedback received from our shareholders, the Compensation and Organization Development Committee seeks input from the CEO on compensation decisions and performance appraisals for all executive officers other than himself. The Committee then makes all final compensation decisions for our CEO and designated positions in furtherance of our executive compensation philosophy and objectives.

36	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Executive Compensation Program for 2021

Our executive compensation program for 2021 was primarily comprised of the following key elements, with each element designed to be market-competitive and meet the objectives of our executive compensation guiding principles.

Fixed Compensation	Variable, Performance-Based Compensation

Base Salary	Annual Cash Bonus (“ACB”)	Long-Term Incentive (“LTI”) Awards	Ê
▶ Provides a minimum base level of compensation to attract and retain key employees
▶ Based on compensation reference group and other market data, individual skills and performance, and organizational succession needs
▶ Reviewed at least annually and revised as appropriate

▶ Motivates achievement of our business strategy and desired culture, balancing short-term and long-term interests of MPC and its employees, shareholders and stakeholders
▶ Determined based on Company performance as measured against pre-determined metrics, which are designed to support the creation of shareholder value
▶ Reviewed at least annually and revised as appropriate

▶ Promote achievement of our business strategy and desired culture by linking compensation directly to long-term Company and equity performance
▶ Metrics tied to shareholder value creation and financial performance strengthen alignment between our NEOs’ interests and our shareholders’ interests
▶ Aid in retention
▶ Reviewed at least annually and revised as appropriate
60% MPC Performance Share Units
Value depends on MPC stock performance at vesting and relative TSR achievement over 36 months

20% MPC Restricted Stock Units
Value depends on MPC stock performance at vesting

20% MPLX Phantom Units
Value depends on MPLX common unit performance at vesting

For NEOs to earn and sustain competitive compensation, we must meet our strategic objectives, perform well relative to our peers and deliver value to our shareholders.

Compensation Mix

The Compensation and Organization Development Committee believes using a mix of cash and equity compensation encourages and motivates our NEOs to achieve both our short-term and long-term business objectives. Consistent with our guiding principles that executive compensation should be linked to performance and directly aligned with creating long-term value for our shareholders, a substantial majority of our NEOs’ compensation is at-risk and based on performance metrics tied to our business strategy and culture.

2021 TARGET COMPENSATION MIX
CEO

Base Salary 10%	ACB 17%	LTI 73%

Pay at Risk 90%

Performance-Based Pay 60%

Other Current NEOs (avg.)*
Base Salary 19%	ACB 17%	LTI 64%

Pay at Risk 81%

Performance-Based Pay 56%

➢ “At Risk” means there is no guarantee that the target value will be realized.

➢ “Performance-Based” means there is no guarantee that any value will be realized at all if the performance criteria are not met.

* Does not include Ms. Mannen’s employment inducement award, discussed below under “2021 Long-Term Incentive Compensation Program—Employment Inducement Award,” as it was a one-time award not intended as part of her annual target compensation mix. Including this award would result in showing a greater percentage of Other Current NEOs pay at risk.

2022 Proxy Statement	37

EXECUTIVE COMPENSATION

2021 Base Salary

In setting base salary for 2021, the Compensation and Organization Development Committee evaluated compensation reference group data, each individual’s performance and contributions over the prior year, where applicable, demonstrated performance and skills acquired over the course of each NEO’s career and our succession-planning needs.

Name	Previous Base Salary ($)	Base Salary Effective April 1, 2021 ($)	Increase (%)

Hennigan	1,600,000	1,600,000	—
Mannen	925,000	925,000	—
Brooks	800,000	800,000	—
Gagle	700,000	700,000	—
Davis	750,000	750,000	—
Templin	1,000,000	—	—
Griffith	875,000	875,000	—

No NEO received a base salary increase for 2021, as the Compensation and Organization Development Committee determined to focus any compensation increases on performance-based, at-risk compensation. As base salaries for Ms. Mannen and Mr. Davis had already been determined as part of the process of hiring each executive in early 2021, no changes to their base salaries were considered at that time. Mr. Templin ceased receiving a base salary effective February 17, 2021. Mr. Griffith ceased receiving a base salary effective May 14, 2021, upon his departure from MPC in connection with our sale of Speedway.

2021 Annual Cash Bonus Program

2021 Annual Cash Bonus Program Structure
Our current NEOs participated in the 2021 Annual Cash Bonus (“ACB”) program, which the Compensation and Organization Development Committee approved in February 2021. The primary purpose of the 2021 ACB program is to incentivize and reward eligible employees for executing on our Company strategy. Awards under the ACB program for our participating NEOs were calculated as follows:

ELIGIBLE EARNINGS	×	BONUS TARGET	×	PERFORMANCE	=	FINAL AWARD

“Eligible earnings” generally refers to the NEO’s year-end base salary rate. In an NEO’s year of hire or separation, eligible earnings is calculated as the sum of base wages paid during the year plus compensation deferred during the year, which has the effect of prorating the award.

Each NEO’s bonus target is expressed as a percentage of his or her eligible earnings. The Compensation and Organization Development Committee generally approves bonus target opportunities for our NEOs based on analysis of market-competitive data for our compensation reference group, while also taking into consideration each executive’s experience, relative scope of responsibility and potential, other market data and any other information the Committee deems relevant in its discretion.

Performance metrics and levels are established by the Compensation and Organization Development Committee at the beginning of the performance year. Once the performance year has ended, the Committee reviews and assesses Company performance against the performance metrics and levels, as well as any other factors the Committee deems relevant in its discretion, including the NEOs’ organizational and individual performance.

There is no guaranteed minimum ACB payout.
Payout results may be above or below target based on actual Company and individual performance.
 Payouts are capped at 200% of each NEO’s target award.
No upward individual performance adjustments may be made for the CEO; such adjustments for other NEOs are capped at 15%.

38	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

2021 Company Metrics and Performance
The 2021 ACB program emphasized pre-established financial and ESG performance measures. The following table provides each metric’s target weighting, performance levels and actual performance achieved in 2021 ($ in millions):

Performance Metric		Target Weighting	Threshold 50% Payout	Target 100% Payout	Maximum 200% Payout	Result	Performance Achieved

80%	FINANCIAL

	Operating Income Per Barrel	20%	5th or 6th Position	3rd or 4th Position	1st or 2nd Position	1st or 2nd Position	40%
						(200% of target)
	Adjusted EBITDA per Share	20%	$5.28	$6.60	$7.92	$11.81	40%
						(200% of target)
	Distributable Cash Flow at MPLX per Unit	20%	$3.62	$4.02	$4.22	$4.66	40%
						(200% of target)
	Refining Operating Costs (in millions)	20%	$5,495	$5,338	$5,076	$5,175	32.44%
						(162.21% of target)

20%	ENVIRONMENTAL, SOCIAL & GOVERNANCE

	Greenhouse Gas Intensity	5%	24.0	23.4	22.5	23.1	6.67%
						(133.33% of target)
	Process Safety Events Rate	5%	0.50	0.33	0.25	0.41	3.82%
						(76.47% of target)
	Designated Environmental Incidents	5%	80	60	30	55	5.83%
						(116.67% of target)
	Diversity, Equity & Inclusion	5%	External hires are at least (Women / BIPOC):			23% / 32%	3.75%
			28% / 27%	30% / 30%	34% / 34%	(75% of target)

100%	TOTAL TARGET WEIGHTING					Total Achieved:	173%

Operating Income Per Barrel of crude oil throughput compared to a group of peer companies: BP p.l.c.; Chevron Corporation; Exxon Mobil Corporation; HollyFrontier Corporation; PBF Energy Inc.; Phillips 66; and Valero Energy Corporation.

Adjusted EBITDA per Share is a non-GAAP performance metric derived from our consolidated financial statements. Adjusted EBITDA is calculated as earnings before interest and financing costs, interest income, income taxes, depreciation and amortization expense, adjusted for certain items, including impairment expenses, inventory market valuation adjustments, effects of acquisitions and divestitures and certain other non-cash charges and credits. See Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on February 2, 2022, for more information about Adjusted EBITDA. Adjusted EBITDA per share is determined by dividing Adjusted EBITDA by the share count on the final day of the performance period.

Distributable Cash Flow at MPLX per Unit is a non-GAAP measure reflecting cash flow available to be paid to MPLX’s common unitholders, as disclosed in MPLX’s consolidated financial statements. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Financial Information” included in MPLX’s Annual Report on Form 10-K for the year ended December 31, 2021, for more information about DCF, a non-GAAP measure, and how it is calculated. DCF per unit is determined by dividing DCF by the average unit count during the performance period.

Refining Operating Costs includes expenses related to employee and contract labor, maintenance, energy and chemicals/catalyst incurred in connection with operation of our refineries, and excludes planned turnaround and depreciation and amortization expenses.

Greenhouse Gas (GHG) Intensity measures how efficiently we operate our facilities and implement a business plan that promotes a less carbon-intensive future. GHG intensity is based on Scope 1 and Scope 2 GHG emissions divided by the manufacturing inputs processed at our petroleum refineries, renewable fuel refineries and natural gas processing and fractionation plants.

Process Safety Events Rate measures our ability to identify, understand and control certain process hazards.

Designated Environmental Incidents measures environmental performance through tracking Tier 3 and 4 incidents.

Diversity, Equity & Inclusion measures our effectiveness toward reaching our five-year representation goals with respect to women and Black, Indigenous and People of Color (“BIPOC”).

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EXECUTIVE COMPENSATION

The performance levels for each metric were established in February 2021 by evaluating factors such as performance achieved in the prior year(s), anticipated challenges for 2021, our business plan and our overall strategy. The Committee also reviews disclosed peer methodologies of similar metrics when evaluating the rigor of our performance goals. The performance levels were set with threshold levels viewed as likely achievable, target levels viewed as challenging but achievable, and maximum levels viewed as extremely difficult to achieve.

The Compensation and Organization Development Committee has sole discretion under the 2021 ACB program to adjust performance metric levels and/or the final payout percentage to recognize instances where, due to unforeseen circumstances, the performance metrics results are not entirely indicative of overall Company results. The Committee made no such adjustments to the 2021 performance metric levels or final payout percentages.

The Compensation and Organization Development Committee also has discretion under the 2021 ACB to increase (by no more than 15%) or decrease payouts to certain of our officers, including our NEOs, based upon its assessment of each individual’s performance and contributions; provided, that our CEO’s payout cannot be increased pursuant to this discretion. While the Committee determined that our NEOs’ contributions to the successful execution in 2021 of our business objectives and enhancement of shareholder value were significant, it concluded that the high achievement of performance metrics under the 2021 ACB adequately reflected these contributions and determined to make no individual adjustments.

ACB Payouts for 2021
In February 2022, the Compensation and Organization Development Committee certified the results under our performance metrics for the 2021 ACB program and, taking into consideration MPC’s performance relative to the pre-established metrics and the Committee’s evaluation of each NEO’s contributions to the key achievements discussed above, awarded the following amounts under the ACB program to our participating NEOs for 2021:

Name	2021 Eligible Earnings ($)	Bonus Target as a % of Eligible Earnings	Target Bonus ($)	Final Award as a % of Target	Final Award ($)

Hennigan	1,600,000	160	2,560,000	173	4,416,300
Mannen	853,846	110	939,231	173	1,620,300
Brooks	800,000	90	720,000	173	1,242,100
Gagle	700,000	80	560,000	173	966,100
Davis	677,885	100	677,885	—	—
Templin	142,308	110	156,538	100	156,500

Mr. Hennigan’s 2021 ACB target percentage was increased, from 150% to 160%, over his 2020 target percentage in recognition of his experience in the CEO role and based on the Committee’s review of competitive market data for his role. Ms. Gagle’s 2021 ACB target percentage was increased, from 70% to 80%, over her 2020 target percentage based on the Committee’s review of competitive market data for her role. Ms. Mannen’s and Mr. Davis’s ACB targets were determined as part of the process of hiring each executive in early 2021; eligible earnings reflect their salaries earned for the portion of 2021 during which each was employed. Mr. Davis did not receive a 2021 ACB payout as he was no longer employed with us on the payout date. Mr. Templin was eligible for a 2021 ACB payout due to his retirement eligibility; eligible earnings reflect his salary earned for the portion of 2021 during which he was employed in a paid capacity. Due to the expectation that he would remain with Speedway following the sale and pursuant to the terms of the Speedway purchase and sale agreement, Mr. Griffith did not participate in the 2021 ACB program.

40	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

2021 Long-Term Incentive Compensation Program

Our Long-Term Incentive (“LTI”) compensation program is designed to promote achievement of our long-term business objectives by linking our NEOs’ compensation directly to long-term Company and share price performance, thereby strengthening alignment between the interests of our NEOs and our shareholders.

Under our 2021 LTI program, the Compensation and Organization Development Committee awarded our NEOs MPC performance share units (“PSUs”) and MPC restricted stock units (“RSUs”). Given our NEOs’ responsibility for managing assets and businesses related to MPLX LP, they also received awards of MPLX phantom units. These awards were granted by an MPLX Board committee comprised of the independent directors (the “MPLX Committee”) following the MPC Compensation and Organization Development Committee’s recommendation and are reported in our Summary Compensation Table below.

MPLX LP
A diversified, large-cap master limited partnership we formed in 2012 to own and operate midstream energy infrastructure and logistics assets and provide fuels distribution services. We own MPLX’s general partner and approximately 63.8% (as of December 31, 2021) of MPLX’s outstanding common units. MPLX units are publicly traded on the New York Stock Exchange independent of MPC’s shares. MPLX awards are granted by an MPLX Board committee and are valued on the basis of the MPLX common unit price, which is different than MPC’s common share price.

2021 Annual Awards For 2021, the Compensation and Organization Development Committee approved the following LTI mix and annual award amounts for our NEOs:

MPC LTI AWARDS		MPLX LTI AWARDS

60% PSUs	20% RSUs	20% Phantom Units

MPC PSUs align our NEOs’ long-term compensation interests with our shareholders’ long-term investment interests by conditioning payout on the performance of our TSR relative to that of our peers over a three-year period. Awards vest in full at the end of the performance period.

MPC RSUs promote our NEOs’ ownership of our common stock, aid in retention and help our NEOs comply with our stock ownership guidelines. Awards generally vest ratably over three years.

MPLX Phantom Units promote our NEOs’ ownership of MPLX common units, strengthening alignment between our NEOs’ compensation interests and the investment interests of MPLX’s unitholders, including MPC, and help our NEOs comply with MPLX’s unit ownership guidelines. Awards generally vest ratably over three years.

Name	60% MPC PSUs (at target) ($)	20% MPC RSUs ($)	20% MPLX Phantom Units ($)	Total 2021 LTI Target ($)

Hennigan	6,750,000	2,250,000	2,250,000	11,250,000
Mannen	2,400,000	800,000	800,000	4,000,000	*
Brooks	1,890,000	630,000	630,000	3,150,000
Gagle	1,350,000	450,000	450,000	2,250,000
Davis	1,200,000	400,000	400,000	2,000,000
Templin	—	—	—	—
Griffith	—	—	—	—

*Does not include Ms. Mannen’s one-time employment inducement award, discussed below under “Employment Inducement Award.”

To mitigate the effects of share price volatility, the number of awards granted is determined on the basis of the average 30-calendar day closing price prior to the grant date. Mr. Hennigan’s LTI target was increased by 7% over his 2020 LTI target in recognition of his experience in his role and based on the Compensation and Organization Development Committee’s review of competitive market data for his role. Mr. Brooks’ LTI target was increased by 5% over his 2020 LTI target in recognition of his experience in his role. Ms. Gagle’s LTI target was increased by 13% over her 2020 LTI target based on the Committee’s review of competitive market data for her role. Ms. Mannen’s and Mr. Davis’s LTI targets were determined as part of the process of hiring each executive in early 2021. Mr. Templin received no 2021 LTI award given his resignation as CFO effective January 25, 2021. Due to the expectation that he would remain with Speedway following the completion of the sale and pursuant to the terms of the Speedway purchase and sale agreement, Mr. Griffith received no 2021 LTI award.

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EXECUTIVE COMPENSATION

Employment Inducement Award
On February 1, 2021, the Compensation and Organization Development Committee granted Ms. Mannen a one-time award of RSUs with a grant date value of $3,500,000 as an inducement to commencing employment with us as our Executive Vice President and Chief Financial Officer. The Committee elected to grant these awards 100% in time-based RSUs as it had not yet formally approved the design of its new 2021 LTI program. This amount was intended to partially compensate Ms. Mannen for the value (calculated on the basis of target performance and the then-current share price of her former employer) of the equity incentives (consisting of restricted stock units and performance share units, but not stock options) she forfeited upon departing her previous employer to join MPC. The value of this award is less than the value of her annual LTI award for 2021. These RSUs vest ratably over three years, subject to Ms. Mannen’s continued service with us through each vesting date. This award is reflected in the “2021 Summary Compensation Table” and “2021 Grants of Plan-Based Awards” table below. Ms. Mannen did not receive any other cash or equity sign-on or inducement award.

Treatment of Certain Awards Upon Sale of Speedway
As discussed above, due to the expectation that he would remain with Speedway following the completion of the sale, Mr. Griffith was not eligible for a bonus under the 2021 ACB program and did not receive a 2021 LTI award. Under the terms of the Speedway purchase and sale agreement, upon the sale’s closing, Mr. Griffith’s unvested 2020 MPC RSUs/restricted stock and 2020 MPC performance units became fully vested, any applicable performance metrics for incomplete performance periods were deemed met at the target level of achievement, and the resulting payout values were determined at the target levels with respect to Mr. Griffith’s 2019 and 2020 MPC performance units. The MPLX Committee took similar action with respect to Mr. Griffith’s unvested 2020 MPLX phantom units and 2020 MPLX performance units. Also in connection with the closing, the Compensation and Organization Development Committee modified Mr. Griffith’s previously awarded and outstanding MPC stock options such that they will expire upon the earlier of five years following the closing and the existing expiration date applicable to each such option. As these actions constituted an equity award modification under accounting standards, the associated amounts reflected below in the “2021 Summary Compensation Table” and “2021 Grants of Plan-Based Awards” table reflect the incremental accounting expense and not new awards to Mr. Griffith.

MPC Performance Units/PSUs (2019, 2020 and 2021)
MPC performance units/PSUs pay out based on our three-year TSR performance relative to the peer group shown in the following table. The Compensation and Organization Development Committee chose relative TSR as the metric that most closely aligns the interests of executives and shareholders. Each performance unit granted in 2019 and 2020 has a target value of $1.00, and the actual payout can vary from $0.00 to $2.00 (0% to 200% of target) per performance unit. Each PSU granted in 2021 has a target value equal to the MPC common stock average 30-day closing price prior to the grant date, and the actual payout value is based on company performance (which can range from 0% to 200%) multiplied by MPC’s closing share price on the date the Committee certifies performance. Our relative TSR performance percentile is determined for the specified measurement periods, with linear interpolation used for results between target levels, as shown below. To provide greater alignment with shareholders, payout under all MPC performance units and PSUs is capped at 100% in measurement periods when MPC TSR is negative.

MPC TSR PAYOUT PERCENTAGE CALCULATION

	Below Threshold	Threshold	Target	Maximum
TSR Percentile	Below 30th	30th	50th	100th (Highest)
Payout (% of Target)	0%	50%	100%	200%

TSR CALCULATION

(Ending Stock Price* - Beginning Stock Price*) + Cumulative Cash Dividends
Beginning Stock Price*
*Calculated as the average of each company’s closing stock price for the 20 trading days immediately preceding each applicable date.

	2019 PERFORMANCE UNITS	2020 PERFORMANCE UNITS	2021 PSUS

Settlement	25% in MPC common stock and 75% in cash	25% in MPC common stock and 75% in cash	100% in cash
Performance Period	1/1/2019 - 12/31/2021	1/1/2020 - 12/31/2022	1/1/2021 - 12/31/2023

42	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Measurement Periods	First 12 months Second 12 months Third 12 months Entire 36-month period	First 12 months Second 12 months Third 12 months Entire 36-month period	Entire 36-month period
Peer Group	BP p.l.c. Chevron Corporation Exxon Mobil Corporation HollyFrontier Corporation PBF Energy Inc. Phillips 66 Valero Energy Corporation S&P 500 Energy Index	BP p.l.c. Chevron Corporation CVR Energy, Inc. Delek US Holdings, Inc. Exxon Mobil Corporation HollyFrontier Corporation PBF Energy Inc. Phillips 66 Valero Energy Corporation S&P 500 Energy Index
BP p.l.c.
Chevron Corporation
CVR Energy, Inc.
Delek US Holdings, Inc.
Exxon Mobil Corporation
HollyFrontier Corporation
PBF Energy Inc.
Phillips 66
Valero Energy Corporation
Median of Compensation Reference Group
S&P 500 Index
Alerian MLP Index

In January 2022, the Compensation and Organization Development Committee certified the final TSR results for the MPC 2019 performance units as follows:

	Actual TSR (%)	Position Relative to Peer Group	Percentile Ranking (%)	TSR Payout Percentage (% of Target)
TSR Measurement Period

1/1/2019–12/31/2019	3.16	4th of 9	62.50	125.00
1/1/2020–12/31/2020	-26.97	2nd of 9	87.50	100.00	*
1/1/2021–12/31/2021	57.67	2nd of 9	87.50	175.00
1/1/2019–12/31/2021	16.03	2nd of 9	87.50	175.00
			Average:	143.75
* Although our performance percentile ranking of 87.50% relative to our peers for the January 1, 2020, through December 31, 2020, measurement period would have resulted in a payout percentage higher than 100%, payout is capped at 100% in measurement periods when TSR is negative.

The average payout above was applied to each participating NEO’s target award value as follows:

	Hennigan	Brooks	Gagle	Templin*	Griffith

MPC 2019 Performance Units Granted (#)	1,480,000	1,060,000	720,000	1,600,000	1,280,000
Payout ($)	2,127,500	1,523,750	1,035,000	2,300,000	1,280,000
* The larger size of Mr. Templin’s award relative to the other NEOs’ was based on his former role as our President, Refining, Marketing and Supply at the time these awards were made.

Upon closing our sale of Speedway on May 14, 2021, the performance level for Mr. Griffith’s 2019 MPC performance units was assessed at 100% per unit. See “Potential Payments Upon Termination or Change in Control—Other Termination” below for additional information about the treatment of Mr. Griffith’s outstanding equity upon the sale of Speedway. Ms. Mannen and Mr. Davis did not receive payouts as neither was employed with us when the 2019 performance units were granted. MPC performance units and PSUs granted in 2020 and 2021 to our current NEOs remain outstanding. See the “2021 Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2021 Fiscal Year-End” tables below for additional information about these awards.

MPLX Performance Units (2019 and 2020; discontinued for 2021)
MPLX performance units were awarded to certain of our NEOs in 2019 and 2020 as part of our LTI compensation program. Due to the redesign of our LTI compensation program in 2021, as discussed above under “2021 Say-on-Pay Vote, Shareholder Engagement and Board Responsiveness,” new MPLX performance units are no longer awarded as part of our LTI mix. MPLX performance units awarded in 2019 and 2020 pay out based 50% on MPLX’s total unitholder return (“TUR”) performance relative to a peer group of midstream companies and 50% on distributable cash flow (“DCF”) attributable to MPLX, measured over a three-year performance cycle. Each MPLX performance unit has a target value of $1.00, and the actual payout can vary from $0.00 to $2.00 (0% to 200% of target) per performance unit.

Total Unitholder Return (50% of MPLX Performance Unit Payout)
MPLX’s relative TUR performance percentile is determined for each of four measurement periods, with linear interpolation used for results between target levels, as follows:

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EXECUTIVE COMPENSATION

MPLX TUR PAYOUT PERCENTAGE CALCULATION

	Below Threshold	Threshold	Target	Maximum
TUR Percentile	Below 30th	30th	50th	100th (Highest)
Payout (% of Target)	0%	50%	100%	200%

TUR CALCULATION

(Ending Unit Price* - Beginning Unit Price*) + Cumulative Cash Distributions
Beginning Unit Price*
*Calculated as the average of each company’s closing unit price for the 20 trading days immediately preceding each applicable date.

	2019 PERFORMANCE UNITS	2020 PERFORMANCE UNITS

Settlement	25% in MPLX common units and 75% in cash	25% in MPLX common units and 75% in cash
Performance Period	1/1/2019 - 12/31/2021	1/1/2020 - 12/31/2022
Measurement Periods	First 12 months Second 12 months Third 12 months Entire 36-month period	First 12 months Second 12 months Third 12 months Entire 36-month period
Peer Group
Andeavor Logistics LP*
Buckeye Partners, L.P.*
Enterprise Products Partners L.P.
Magellan Midstream Partners, L.P.
Phillips 66 Partners LP
Plains All American Pipeline, L.P.
Valero Energy Partners LP*
Western Gas Partners, LP
* Removed effective January 1, 2019 due to industry consolidation.
Ten companies in the Alerian MLP Index with the highest market capitalization as determined on the last day of each measurement period. For the 1/1/2020–12/31/2020 measurement period, these were:
		Cheniere Energy Partners LP DCP Midstream LP Enable Midstream Partners, LP Energy Transfer LP Enterprise Products Partners L.P.	Magellan Midstream Partners, L.P. Phillips 66 Partners LP Plains All American Pipeline, L.P. Shell Midstream Partners, L.P. Western Midstream Partners, LP
For the 1/1/2021-12/31/2021 measurement period, the peer group was revised per the methodology above to remove Enable Midstream Partners, LP and add EnLink Midstream LLC.

In January 2022, the MPLX Committee certified the final relative TUR results for the 2019 MPLX performance units as follows ($ in millions):

	Actual TUR (%)		Percentile Ranking (%)	TUR Payout Percentage (% of Target)
TUR Measurement Period		Position

1/1/2019–12/31/2019	-13.83	5th of 6	20.00	—
1/1/2020–12/31/2020	0.17	1st of 6	100.00	200.00
1/1/2021–12/31/2021	43.72	2nd of 6	80.00	160.00
1/1/2019–12/31/2021	16.71	1st of 6	100.00	200.00
			Average:	140.00

Distributable Cash Flow (50% of MPLX Performance Unit Payout)
DCF attributable to MPLX is measured for each year of a three-year performance cycle, with each year’s target based on MPLX’s annual business plan as approved by the MPLX Board. MPLX’s DCF metric threshold, target and maximum levels are calculated as 90%, 100% and 105%, respectively, of the annual business plan DCF target. Linear interpolation is used for results between target levels. In January 2022, the MPLX Committee certified the final relative DCF results for the 2019 MPLX performance units as follows ($ in millions):

DCF Performance Period	Below Threshold (No Payout)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual DCF Attributable to MPLX	DCF Payout Percentage (% of Target)

1/1/2019–12/31/2019	Below $3,797	$3,797	$4,219	$4,430	$4,100	85.90
1/1/2020–12/31/2020	Below $3,775	$3,775	$4,194	$4,404	$4,327	163.42
1/1/2021–12/31/2021	Below $3,757	$3,757	$4,174	$4,383	$4,785	200.00
					Average:	149.77

44	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

2019 MPLX Performance Unit Payouts
The average TUR payout percentage and the average DCF payout percentage shown above were averaged (144.89%) and applied to each participating NEO’s target award value as follows:

	Hennigan	Brooks	Gagle	Templin	Griffith

MPLX 2019 Performance Units Granted (#)	370,000	265,000	180,000	400,000	320,000
Payout ($)	536,093	383,959	260,802	579,560	463,648

Neither Ms. Mannen nor Mr. Davis received a payout as neither was employed with us when the 2019 MPLX performance units were granted. MPLX performance units granted in 2020 to Messrs. Hennigan, Brooks, Templin and Griffith and Ms. Gagle remain outstanding. See the “Outstanding Equity Awards at 2021 Fiscal Year-End” table below for additional information about these awards.

MPC Synergy Performance Units
In January 2019, the Compensation and Organization Development Committee awarded certain of our NEOs synergy performance units under a performance unit incentive program designed to promote our realization (or “capture”) of annual run-rate synergies in connection with the integration of Andeavor, which we acquired on October 1, 2018. The synergy performance units were payable in cash upon the achievement of the following performance targets during each applicable performance period, with the payout for performance between levels determined using linear interpolation.

	OCTOBER 1, 2018 THROUGH DECEMBER 31, 2019		JANUARY 1, 2020 THROUGH DECEMBER 31, 2020		JANUARY 1, 2021 THROUGH DECEMBER 31, 2021
Performance Level	Synergy Capture Performance	Payout Percentage	Synergy Capture Performance	Payout Percentage	Synergy Capture Performance	Payout Percentage

Maximum	$960 million	200%	$1,420 million	200%	$2,000 million	200%
Target	$480 million	100%	$710 million	100%	$1,000 million	100%
Threshold	$240 million	50%	$355 million	50%	$500 million	50%
Below threshold	Below $240 million	0%	Below $355 million	0%	Below $500 million	0%

The synergy performance units generally vested and were payable following completion of each performance period. Earlier vesting could occur in the event of a participant’s death or termination of employment, a change in control or if the captured synergies reach $2.0 billion prior to the completion of the final performance period. Each synergy performance unit had a target value of $1.00, and the actual payout could vary from $0.00 to $2.00 (0% to 200% of target) per synergy performance unit.

In January 2022, the Compensation and Organization Development Committee certified the final synergy capture performance for the January 1, 2021, through December 31, 2021, performance period at $1,524 million, resulting in an initial payout percentage of 152%. However, taking into consideration the increasing challenge of identifying synergies that are directly attributable to the integration, particularly in light of our Company-wide organizational and restructuring changes in 2020 and sale of the Speedway business in 2021, the Committee exercised its authority under the program and reduced the payout percentage for the 2021 performance period from 152% to 0%, resulting in no payouts to our participating NEOs under this program for the 2021 performance period.

	Hennigan	Brooks	Gagle	Templin	Griffith

Target Number of Synergy Performance Units for 2021	583,334	416,667	266,667	388,890 *	155,556 *
Payout ($)	—	—	—	—	—
* A prorated portion of units granted to each of Messrs. Templin and Griffith was forfeited based on each NEO’s departure from MPC during 2021.

As 2021 was the final performance period for this program, no synergy performance units remain outstanding, and this program has concluded.

For the second year in a row, the Compensation and Organization Development Committee exercised its authority to reduce the payout percentage, resulting in no payouts for the 2021 performance period.

2022 Proxy Statement	45

EXECUTIVE COMPENSATION

Other Benefits

In addition to the three key compensation elements described above, our NEOs are generally eligible to participate in our market-competitive health and life insurance plans, long-term and short-term disability programs, and retirement and severance programs. We also provide limited perquisites to our NEOs consistent with market-based trends. None of these additional programs are considered material by the Compensation and Organization Development Committee when making compensation decisions.

Retirement Benefits
Retirement benefits provided to our NEOs are designed to be consistent in value and aligned with benefits offered by the other companies with which we compete for talent. Benefits under our qualified and nonqualified plans are described in more detail in “Post-Employment Benefits for 2021” and “2021 Nonqualified Deferred Compensation.”

Severance Benefits
MPC and MPLX maintain change in control plans designed to (i) preserve executives’ economic motivation to consider a business combination that might result in job loss and (ii) compete effectively in attracting and retaining executives in an industry that features frequent mergers, acquisitions and divestitures. Our change in control benefits are described further in “Potential Payments upon Termination or Change in Control.”

Limited Perquisites Our NEOs receive limited perquisites, which are consistent with those offered by companies in our compensation reference group.

TAX AND FINANCIAL PLANNING SERVICES	We generally reimburse our NEOs for certain tax, estate and financial planning services up to $15,000 per year while serving as an executive and $3,000 in the year following retirement or death.

HEALTH AND WELL-BEING	Under our enhanced annual physical health program, our senior management, including our NEOs, are eligible for a comprehensive physical (generally in the form of a one-day appointment), with procedures similar to those available to all other employees under our health program.

USE OF CORPORATE AIRCRAFT
The primary use of our corporate aircraft is for business purposes. The Board also has authorized Mr. Hennigan’s personal use of our corporate aircraft in the interest of his safety and security as our CEO. Certain other executives may be allowed limited personal use of our corporate aircraft, including for commuting purposes, and occasionally, spouses or other guests may accompany our executive officers on corporate aircraft when space is available on business-related flights. All such personal use must be authorized by our CEO. The cost of any such travel that does not meet the Internal Revenue Service standard for business use is imputed as income to the executive officer.

Additionally, we entered into an aircraft time sharing agreement with Mr. Hennigan, effective January 1, 2021, pursuant to which he may elect to use our corporate aircraft for transportation and personal use from time to time on a time sharing basis and pay us for such use pursuant to the terms of the agreement. The agreement was approved by the Corporate Governance and Nominating Committee and is reviewed on an annual basis consistent with our Related Person Transactions Policy described on page 80. A copy of the aircraft time sharing agreement was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2020.

SAFETY AND SECURITY	Given the significant public profile of our CEO and the publicity given to those in our industry, the Board has authorized certain limited security benefits to our CEO, including the maintenance, operation and monitoring of enhanced security systems. These benefits are monitored by the Compensation and Organization Development Committee and are taxable income to our CEO.

Reportable values for these benefits and perquisites, based on the incremental costs to us, are included in the “All Other Compensation” column of the “2021 Summary Compensation Table.”

46	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Compensation Governance

Stock Ownership Guidelines

Our stock ownership guidelines align our executive officers’ long-term interests with those of our shareholders. These guidelines require the executive officers in the positions shown below to retain MPC common stock with a value at least equal to a target multiple of their annualized base salary. The targeted multiples vary depending upon the executive’s position and responsibilities:

Position	Multiple of Base Salary

CEO	6x

MPC Executive Vice President (CEO Direct Report)	4x

MPC Senior Vice President (CEO Direct Report) MPLX Executive Vice President (CEO Direct Report)	2.5x

All Other Executives (not reporting to the CEO)	1x

Executives have five years following an increase in his or her applicable stock ownership guideline to achieve the applicable target multiple. Any executive who does not achieve the stock ownership guideline within this five-year window must hold all equity we grant until the applicable ownership guideline has been achieved. Our current NEOs meet these guidelines.

Prohibition on Hedging and Pledging our Common Stock

Under our policy on trading of securities, none of our directors, officers (including our NEOs) or select employees designated under the policy may purchase or sell any financial instrument, including but not limited to put or call options, the price of which is affected in whole or in part by changes in the price of our securities, unless such financial instrument was issued by us to such director, officer or covered employee. Further, no director, officer or covered employee may participate in any hedging transaction related to our securities. This policy ensures that our directors, officers and covered employees bear the full risk of MPC common stock ownership.

Clawback/Recoupment Policy

Our ACB and LTI programs provide for recoupment in the case of certain forfeiture events. If the SEC or our Audit Committee requires us to prepare a material accounting restatement due to noncompliance with any financial reporting requirement under applicable securities laws as a result of misconduct, our Compensation and Organization Development Committee may determine that a forfeiture event has occurred based on an assessment of whether an executive officer: (i) knowingly engaged in misconduct; (ii) was grossly negligent with respect to misconduct; (iii) knowingly failed or was grossly negligent in failing to prevent misconduct; or (iv) engaged in fraud, embezzlement or other similar misconduct materially harmful to us.

If it determines that a forfeiture event has occurred, the Compensation and Organization Development Committee may require reimbursement of any portion of an executive officer’s bonus from the ACB program that would not have been earned had the forfeiture event not occurred. Payments made in settlement of performance units may be recouped if the forfeiture event occurred while the executive officer was employed, or within three years after termination of employment. In addition, the executive’s unexercised and unvested equity awards would be subject to immediate forfeiture.

These recoupment provisions are in addition to any clawback provisions under Section 304 of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, NYSE listing standards and other applicable law.

Compensation Consultant Independence

The Compensation and Organization Development Committee engaged FW Cook as its independent compensation consultant for 2021. While the Committee oversees the consultant’s activities, the consultant does interact with management to gather information and formalize proposals for presentation to the Committee. During 2021, the only

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EXECUTIVE COMPENSATION

services FW Cook provided to our management or us were directly related to executive or director compensation matters.

In determining that the advice it receives from its independent compensation consultant is objective and not influenced by the consultant’s working relationship with MPC or the Compensation and Organization Development Committee, the Committee assessed FW Cook’s independence by considering, among other factors:

•FW Cook’s provision of other services to us;

•The amount of fees we paid FW Cook, as a percentage of FW Cook’s total revenue;

•FW Cook’s policies and procedures that are designed to prevent conflicts of interest;

•Any business or personal relationship of FW Cook with the members of our Board, the Compensation and Organization Development Committee or our executive officers; and

•Any MPC stock owned by FW Cook.

The Compensation and Organization Development Committee has considered and assessed all relevant factors, including those required by the SEC, that could give rise to a potential conflict of interest and determined that FW Cook’s work performed during 2021 did not raise any conflicts of interest.

Compensation Risk Assessment

The Compensation and Organization Development Committee’s independent compensation consultant performs an annual assessment of the risks associated with our compensation programs. In July 2021, the Committee reviewed the most recent assessment, conducted by FW Cook, of our policies and practices for compensating our executive and non-executive employees as they relate to our risk management profile and determined that the risks associated with our compensation programs are not reasonably likely to have a material adverse effect on our financial statements.

COMPENSATION PROGRAM RISK-MITIGATING FACTORS

✓	The balance between fixed versus variable compensation, cash versus equity, and short-term versus long-term incentives is appropriate.

✓	Our compensation programs are designed to appropriately mitigate risk:

	¡	Compensation programs are structured, with a market-based maximum earning opportunity.

	¡	Employee wealth creation is determined by sustained, multi-year performance, rather than by a single year.

	¡	Independent directors have discretion in determining payouts under our incentive programs.

✓	Our processes for administering compensation programs are robust and include appropriate levels of review, approval and governance:

	¡	The Compensation and Organization Development Committee, which is comprised entirely of independent directors, administers our compensation programs.

	¡	The Compensation and Organization Development Committee has engaged an independent compensation consultant to provide advice regarding market trends on compensation form, design and amount.

	¡	Key functions are involved in establishing, reviewing and administering our incentive plans to ensure accuracy and transparency.

	¡	A comprehensive process, incorporating significant discussion between management and the Compensation and Organization Development Committee, is followed when determining incentive goals.

✓	We have adopted tools to help mitigate risk, including;

	¡	Executive officers are required to comply with a rigorous stock ownership policy.

	¡	We maintain an insider trading policy, anti-hedging and pledging policies and a clawback/recoupment policy.

48	Marathon Petroleum Corporation

EXECUTIVE COMPENSATION

Tax Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), generally disallows a tax deduction to a public corporation for compensation over $1 million paid in any fiscal year to certain executive officers (and, beginning in 2018, certain former executive officers). Historically, Section 162(m) exempted qualifying performance-based compensation from the deduction limit if certain requirements were met.

Tax reform legislation amended Section 162(m) in December of 2017 to: (i) eliminate the exemption for performance-based compensation, other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017, and in effect on that date; and (ii) expand the group of current and former executive officers who may be covered by the Section 162(m) deduction limit.

Our Compensation and Organization Development Committee has authorized, and expects in the future to authorize, compensation that will not be deductible under Section 162(m) when it believes doing so serves the best interests of the Company. The Committee intends to maintain its commitment to structuring our executive compensation program in a manner that aligns pay with performance.

Compensation Committee Interlocks and Insider Participation

Messrs. Galante (Chair), Davis (Vice Chair), Alkhayyal, Bunch, Semple and James E. Rohr (retired effective April 28, 2021) served on our Compensation and Organization Development Committee during 2021. The Board determined that each member qualified as independent. No member of the Committee in 2021 was at any time during 2021 or at any other time an officer or employee of ours. Other than our former employment relationship with a family member of Mr. Davis, described in “Related Party Transactions,” no Committee member had any relationship with us requiring disclosure under Item 404 of Regulation S-K of the Securities Exchange Act of 1934. During 2021, none of our executive officers served as a member on the board of directors or compensation committee of any other entity that has an executive officer serving as a member of our Compensation and Organization Development Committee or Board of Directors.

Compensation and Organization Development Committee Report

The Compensation and Organization Development Committee has reviewed and discussed the Compensation Discussion and Analysis for 2021 with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2021.

COMPENSATION AND ORGANIZATION DEVELOPMENT COMMITTEE

Edward G. Galante, Chair
Steven A. Davis, Vice Chair
Abdulaziz F. Alkhayyal
Charles E. Bunch
Frank M. Semple

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EXECUTIVE COMPENSATION

Executive Compensation Tables

2021 Summary Compensation Table

The following table provides information regarding compensation for our 2021 NEOs for the years shown.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Michael J. Hennigan President and CEO	2021	1,600,000	14,186,189	—	4,416,300	450,102	532,615	21,185,206
	2020	1,485,417	8,988,339	1,104,000	3,079,333	440,104	437,072	15,534,265
	2019	954,167	2,215,393	888,005	3,166,666	245,801	186,835	7,656,867
Maryann Mannen Executive Vice President and CFO	2021	832,997	8,472,236	—	1,620,300	80,304	113,990	11,119,827

Raymond L. Brooks Executive Vice President, Refining	2021	800,000	3,972,195	—	1,242,100	329,371	166,723	6,510,389
	2020	787,500	2,014,122	720,000	1,165,667	610,619	217,066	5,514,974
Suzanne Gagle General Counsel and SVP Government Affairs	2021	700,000	2,837,299	—	966,100	103,731	137,789	4,744,919
	2020	681,250	1,342,778	480,000	776,667	393,798	145,470	3,819,963
Brian C. Davis Executive Vice President and Chief Commercial Officer	2021	687,500	2,522,028	—	—	63,854	300,896	3,574,278

Donald C. Templin Former Executive Vice President and CFO	2021	297,619	45,734	—	156,500	—	439,214	939,067
	2020	993,750	2,685,487	960,000	1,810,667	588,015	300,723	7,338,642
	2019	968,750	2,395,023	960,006	3,158,332	439,583	194,854	8,116,548
Timothy T. Griffith Former President Speedway LLC	2021	322,245	2,254,687	4,075,114	—	25,839	8,528	6,686,413
	2020	868,750	2,169,261	891,004	1,285,667	382,220	242,547	5,839,449
	2019	837,500	1,916,038	768,007	2,233,332	272,229	508,922	6,536,028

Salary shows the actual amount earned during the year. See the base salary overview in the CD&A for additional information on base salaries for 2021.

Stock Awards and Option Awards reflect the aggregate grant date fair value of LTI awarded in the applicable year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The Compensation and Organization Development Committee awards LTI to our NEOs based on intended target values, which reflect established compensation valuation methodologies that differ in some respects from the FASB ASC Topic 718 methodologies reflected in this table. See “2021 Long-Term Incentive Compensation Program” in the CD&A for additional information about the intended target values for the 2021 LTI awards to our NEOs. For assumptions used to determine the values of these awards as shown in this table, see Note 27 to our financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2021 and 2020, the "Grant Date Fair Value” note accompanying the “2021 Grants of Plan-Based Awards” table below, and Note 21 to MPLX’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2020.

The amount shown in the Stock Awards column for Ms. Mannen includes the value of her one-time RSU employment inducement award to compensate her for forfeited equity incentives she was entitled to receive from her former employer. See “2021 Long-Term Incentive Compensation Program—Employment Inducement Award” in the CD&A for discussion of this award and the “2021 Grants of Plan-Based Awards” table below for its grant date fair value.

Amounts shown in the 2021 Stock Awards and Option Awards columns for Mr. Griffith represent the modified fair values associated with his previously awarded and outstanding MPC stock options, his unvested 2020 MPC RSUs

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EXECUTIVE COMPENSATION

and performance units, and his unvested 2020 MPLX phantom units and performance units, in each case as modified on May 14, 2021 upon closing our sale of Speedway and Mr. Griffith’s resulting departure from MPC to continue his role as President of Speedway. See “Potential Payments Upon Termination or Change in Control—Other Termination” below for additional information about these modifications. Mr. Griffith did not receive any 2021 long-term incentive awards.

PSUs granted in 2021 are included in the Stock Awards column for 2021. Their maximum value at grant date, assuming the highest level of performance achieved, is:

	Hennigan	Mannen	Brooks	Gagle	Davis

MPC PSUs ($)	18,739,436	6,662,980	5,247,149	3,747,944	3,331,490

Non-Equity Incentive Plan Compensation reflects the total ACB award earned for the year indicated, paid the following year. See “2021 Annual Cash Bonus Program” in the CD&A for additional information on payouts under this program for 2021. Amounts shown for 2019 and 2020 also include payouts under the synergy performance units for the performance periods from October 1, 2018, through December 31, 2019, and January 1, 2020, through December 31, 2020, respectively.

Change in Pension Value and Nonqualified Deferred Compensation Earnings reflects the annual change in actuarial present value of accumulated benefits under the MPC and Speedway retirement plans. See “Post-Employment Benefits for 2021” below for more information about our defined benefit plans and the assumptions used to calculate these amounts. No deferred compensation earnings are reported as our nonqualified deferred compensation plans do not provide above-market or preferential earnings.

All Other Compensation aggregates our contributions to defined contribution plans and the limited perquisites we offer to our NEOs, which are described in more detail in the perquisites overview above on page 46.

Name	Personal Use of Company Aircraft ($)	Company Physicals ($)	Tax and Financial Planning ($)	Security ($)	Company Contributions to Defined Contribution Plans ($)	Other ($)	Total All Other Compensation ($)

Hennigan	165,754	4,016	30,000	4,356	328,489	—	532,615
Mannen	38,128	4,016	11,906	—	59,940	—	113,990
Brooks	—	4,016	14,667	—	137,990	10,050	166,723
Gagle	—	4,016	9,064	—	124,659	50	137,789
Davis	—	4,016	—	—	41,076	255,805	300,896
Templin	—	4,016	788	—	158,949	275,461	439,214
Griffith	—	4,016	—	—	4,513	—	8,528

“Personal Use of Company Aircraft” reflects our aggregate incremental cost of personal use of corporate aircraft by our NEOs, their spouses or other guests for 2021. Such costs reported above for 2021 were primarily attributable to commuting flights between our headquarters in Findlay, Ohio, and certain of our NEOs’ residences. We determine the incremental cost for personal use of our corporate aircraft based on the variable costs to operate the aircraft, but excluding fixed costs that do not change based on usage, such as pilot compensation, the purchase and lease of aircraft and maintenance not related to travel. We believe this method provides a reasonable estimate of our incremental cost. No income tax assistance or gross-ups are provided for personal use of corporate aircraft. See “Other Benefits” in the CD&A for additional information regarding personal use of company aircraft by our executives.

“Company Contributions to Defined Contribution Plans” reflect our contributions under our tax-qualified retirement plans and related nonqualified deferred compensation plans. See “Post-Employment Benefits for 2021” and “2021 Nonqualified Deferred Compensation” below for more information.

“Other” for Mr. Brooks includes a $10,000 charitable contribution to an institution of higher learning under our matching gifts program. “Other” for Mr. Davis includes $125,000 for consulting services he provided prior to commencement of employment with us, and reimbursement for the following amounts in connection with his employment with us: $34,743 in employer national insurance payments owed by MPC to the United Kingdom associated with work Mr. Davis performed for us while still a resident in the United Kingdom; $25,952 in relocation expenses incurred as a result of moving from London, United Kingdom to San Antonio, Texas, United States; $16,212 for the tax obligation he incurred on such relocation expense reimbursement; $32,689 in relocation expenses incurred as a result of moving from San Antonio, Texas, to Houston, Texas; and $21,209 for the tax obligation he incurred on such relocation reimbursement. “Other” for Mr. Templin includes $192,308 for his vested but unused vacation benefit paid upon his retirement and $83,153 in cash and equity compensation for his service as a non-employee director on the MPLX board of directors following his retirement from employment with MPC.

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EXECUTIVE COMPENSATION

2021 Grants of Plan-Based Awards

The following table provides information regarding all MPC plan-based awards, including cash-based incentive awards and equity-based awards, granted by our Compensation and Organization Development Committee to our NEOs in 2021, as well as all MPLX plan-based awards granted by the MPLX Committee to our NEOs in 2021.

Name	Type of Award	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Hennigan	ACB		—	2,560,000	5,120,000
RSUs		3/1/2021							44,353			2,488,203
PSUs		3/1/2021				66,529	133,058	266,116				9,369,718
MPLX Phantom Units		3/1/2021							93,168			2,328,268
Mannen	ACB		—	939,231	1,878,462
	RSUs	2/1/2021							78,900			3,428,205
RSUs		3/1/2021							15,770			884,697
PSUs		3/1/2021				23,655	47,310	94,620				3,331,490
MPLX Phantom Units		3/1/2021							33,127			827,844
Brooks	ACB		—	720,000	1,440,000
RSUs		3/1/2021							12,419			696,706
PSUs		3/1/2021				18,629	37,257	74,514				2,623,575
MPLX Phantom Units		3/1/2021							26,087			651,914
Gagle	ACB		—	560,000	1,120,000
RSUs		3/1/2021							8,871			497,663
PSUs		3/1/2021				13,306	26,612	53,224				1,873,972
MPLX Phantom Units		3/1/2021							18,634			465,664
Davis	ACB		—	677,885	1,355,770
RSUs		3/1/2021							7,885			442,349
PSUs		3/1/2021				11,828	23,655	47,310				1,665,745
MPLX Phantom Units		3/1/2021							16,564			413,934
Templin	ACB		—	156,538	313,076
MPLX Phantom Units		8/2/2021							650			18,234
MPLX Phantom Units		10/1/2021							950			27,500
Griffith	Stock Options	5/14/2021								423,074	58.97	4,075,114
RSUs		5/14/2021							8,298			489,333
Performance Units		5/14/2021				185,625	1,485,000	2,970,000				1,485,000
MPLX Phantom Units		5/14/2021							5,482			153,551
MPLX Performance Units		5/14/2021				6,875	110,000	220,000				126,803

Approval Dates. The MPC awards granted on March 1, 2021, were approved by the Compensation and Organization Development Committee on January 29, 2021 (for Mr. Hennigan) and February 24, 2021 (for the other NEOs). The MPC award granted on February 1, 2021, was approved by the Committee on November 3, 2020. The MPLX awards granted on March 1, 2021, were approved by the MPLX Committee on February 25, 2021. The MPLX awards granted to Mr. Templin on August 2, 2021, and October 1, 2021, were made pursuant to MPLX’s director compensation program for non-employee directors in effect for 2021, which was approved by MPLX’s Board of Directors on October 31, 2018.

The May 14, 2021, amounts shown for Mr. Griffith represent the modified fair values associated with his previously awarded and outstanding MPC stock options, his unvested 2020 MPC RSUs and performance units, and his unvested 2020 MPLX phantom units and performance units, in each case as modified on that date upon closing our sale of Speedway and Mr. Griffith’s resulting departure from MPC to continue his role as President of Speedway.

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See “Potential Payments Upon Termination or Change in Control—Other Termination” below for additional information about these modifications. Due to the expectation that he would remain with Speedway following the completion of the sale, and pursuant to the terms of the Speedway purchase and sale agreement, Mr. Griffith did not receive any 2021 long-term incentive awards, nor was he eligible for a bonus under the 2021 ACB program.

MPC RSUs generally vest in equal installments on the first, second and third anniversaries of the grant date. Unvested RSUs accrue dividend equivalents, which are paid on the scheduled vesting dates. Holders of unvested RSUs do not have voting rights. The February 1, 2021, award for Ms. Mannen reflects a one-time RSU employment inducement award to compensate her for forfeited equity incentives she was entitled to receive from her former employer. See “2021 Long-Term Incentive Compensation Program—Employment Inducement Award” for further discussion of this award.

MPC PSUs generally vest following a 36-month performance period and are settled 100% in cash. Unvested PSUs do not accrue dividends or dividend equivalents and do not have voting rights. The target PSUs shown reflect the target dollar value of each award divided by the MPC common stock 30-day average closing price prior to the grant date. The threshold, which is the minimum possible payout, is achieved when the relative TSR percentile achieved is 30th, resulting in a payout percentage of 50%. Performance below this threshold would result in a payout of 0%. The maximum payout is 200% of target.

MPLX Phantom Units generally vest in equal installments on the first, second and third anniversaries of the grant date and are settled in MPLX common units. Distribution equivalents accrue on the phantom unit awards and are paid on the scheduled vesting dates. Holders of unvested phantom units have no voting rights.

Grant Date Fair Value reflects the total grant date fair value of each equity award calculated in accordance with FASB ASC Topic 718. The MPC RSU values are based on the MPC common stock closing price on the grant date, or the prior business day if the grant date did not fall on a business day, which was $56.10 and $43.45 for the March 1, 2021, and February 1, 2021, awards, respectively. The MPC PSUs value was $70.4183 per unit, using a Monte Carlo valuation model. The MPLX phantom unit values are based on the MPLX common unit closing price on the grant date, or the prior business day if the grant date did not fall on a business day, which was $24.99, $28.05 and $28.94 for the March 1, 2021, August 2, 2021, and October 1, 2021, awards, respectively. The modified fair value for Mr. Griffith’s MPC stock options is based on a weighted average Black-Scholes value of $9.63 per share. The modified fair values for Mr. Griffith’s MPC RSUs and MPLX phantom units are based on the MPC common stock closing price ($58.97) and MPLX common unit closing price ($28.01), respectively, on May 12, 2021. As Mr. Griffith’s MPC performance units were assessed at target pursuant to the terms of the Speedway purchase and sale agreement, their modified fair value is $1.00 per unit. The modified fair value for Mr. Griffith’s MPLX performance units was based on a Monte Carlo model valuation of $1.3055 per unit for the portion (50%) attributable to the TUR metric, and values of $1.00, $1.00 and $1.00 for the respective 2020, 2021 and 2022 performance years for the portion (50%) attributable to the DCF metric.

2022 Proxy Statement	53

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table provides information regarding the outstanding equity awards held by our NEOs as of December 31, 2021.

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Hennigan	3/1/2018	30,225	—	64.79	3/1/2028	MPC
	3/1/2019	61,925	—	62.68	3/1/2029	250,163	16,007,930	1,973,058	20,708,763
	3/1/2020	37,666	75,333	47.73	3/1/2030	MPLX
		129,816	75,333			112,016	3,314,553	460,000	920,000
Mannen						MPC
						94,670	6,057,933	47,310	6,054,734
						MPLX
						33,127	980,228	—	—
Brooks	4/1/2013	7,596	—	44.92	4/1/2023
	4/1/2014	8,790	—	44.77	4/1/2024
	4/1/2015	13,484	—	50.88	4/1/2025
	3/1/2016	54,163	—	34.63	3/1/2026
	3/1/2017	44,242	—	50.99	3/1/2027
	3/1/2018	31,779	—	64.79	3/1/2028	MPC
	3/1/2019	44,352	—	62.68	3/1/2029	19,891	1,272,825	1,237,257	7,168,151
	3/1/2020	24,565	49,130	47.73	3/1/2030	MPLX
		228,971	49,130			37,561	1,111,430	300,000	600,000
Gagle	4/2/2012	4,210	—	21.72	4/2/2022
	4/1/2013	2,370	—	44.92	4/1/2023
	4/1/2014	3,006	—	44.77	4/1/2024
	4/1/2015	4,120	—	50.88	4/1/2025
	3/1/2016	25,678	—	34.63	3/1/2026
	3/1/2017	26,967	—	50.99	3/1/2027
	3/1/2018	13,817	—	64.79	3/1/2028	MPC
	3/1/2019	30,126	—	62.68	3/1/2029	13,829	884,918	826,612	5,005,804
	3/1/2020	16,376	32,754	47.73	3/1/2030	MPLX
		126,670	32,754			26,254	776,856	200,000	400,000
Davis						MPC
						7,885	504,561	23,655	3,027,367
						MPLX
						16,564	490,129	—	—
Templin	3/1/2017	16,854	—	50.99	7/31/2026	MPC
	3/1/2018	55,268	—	64.79	7/31/2026	1,911	122,285	843,796	1,687,592
	3/1/2019	66,946	—	62.68	7/31/2026	MPLX
		139,068	—			3,858	114,158	210,949	421,898
Griffith	3/1/2018	38,688	—	64.79	5/13/2026	MPC
	3/1/2019	53,557	—	62.68	5/13/2026	—	—	1,485,000	1,485,000
		92,245	—			MPLX
						3,082	91,196	165,000	330,000

Stock Options generally vest in equal installments on the first, second and third anniversaries of the grant date and expire 10 years after the grant date. Stock options held by Messrs. Templin and Griffith expire upon the earlier of five years following departure from MPC and the existing expiration date applicable to each such option. The exercise price is generally equal to the closing price of our common stock on the grant date, or the prior business day if the grant date did not fall on a business day. Option holders do not have voting rights or receive dividends on the underlying stock. No stock options have been granted to any NEO since 2020.

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Unvested Shares and Units reflect the number of shares of unvested MPC RSUs/restricted stock and MPLX phantom units held on December 31, 2021. MPC RSUs/restricted stock and MPLX phantom units generally vest in equal installments on the first, second and third anniversaries of the grant date.

	MPC RSUs/Restricted Stock			MPLX Phantom Units
Name	Grant Date	Number of Unvested Shares (#)	Vesting Date	Grant Date	Number of Unvested Units (#)	Vesting Date

Hennigan	3/1/2019	1,768	3/1/2022	3/1/2019	3,568	3/1/2022
	3/1/2020	10,281	3/1/2022, 3/1/2023	3/1/2020	15,280	3/1/2022, 3/1/2023
	3/17/2020	193,761	3/17/2022, 3/17/2023	3/1/2021	93,168	3/1/2022, 3/1/2023, 3/1/2024
	3/1/2021	44,353	3/1/2022, 3/1/2023, 3/1/2024		112,016
		250,163
Mannen	2/1/2021	78,900	2/1/2022, 2/1/2023, 2/1/2024	3/1/2021	33,127	3/1/2022, 3/1/2023, 3/1/2024
	3/1/2021	15,770	3/1/2022, 3/1/2023, 3/1/2024		33,127
		94,670
Brooks	3/1/2019	1,266	3/1/2022	3/1/2019	2,556	3/1/2022
	3/1/2020	6,705	3/1/2022, 3/1/2023	3/1/2020	9,966	3/1/2022, 3/1/2023
	3/1/2021	11,920	3/1/2022, 3/1/2023, 3/1/2024	3/1/2021	25,039	3/1/2022, 3/1/2023, 3/1/2024
		19,891			37,561
Gagle	3/1/2019	849	3/1/2022	3/1/2019	1,735	3/1/2022
	3/1/2020	4,470	3/1/2022, 3/1/2023	3/1/2020	6,644	3/1/2022, 3/1/2023
	3/1/2021	8,510	3/1/2022, 3/1/2023, 3/1/2024	3/1/2021	17,875	3/1/2022, 3/1/2023, 3/1/2024
		13,829			26,254
Davis	3/1/2021	7,885	3/1/2022, 3/1/2023, 3/1/2024	3/1/2021	16,564	3/1/2022, 3/1/2023, 3/1/2024
		7,885			16,564
Templin	3/1/2019	1,911	3/1/2022	3/1/2019	3,858	3/1/2022
		1,911			3,858
Griffith				3/1/2019	3,082	3/1/2022
					3,082

Market Value of Unvested Shares and Units reflects the aggregate value of all shares of unvested MPC RSUs/restricted stock and MPLX phantom units held on December 31, 2021, using the MPC closing stock price of $63.99 and the MPLX closing unit price of $29.59 on that date.

Unvested Equity Incentive Plan Awards reflect the number of unvested MPC performance units/PSUs and MPLX performance units held on December 31, 2021. Performance units/PSUs generally vest following a 36-month performance period. No MPLX performance units have been granted to any NEO since 2020.

	MPC Performance Units/PSUs			MPLX Performance Units
Name	Grant Date	Number of Unvested Units (#)	Performance Cycle	Grant Date	Number of Unvested Units (#)	Performance Cycle

Hennigan	3/1/2020	1,840,000	1/1/2020 - 12/31/2022	3/1/2020	460,000	1/1/2020 - 12/31/2022
	3/1/2021	133,058	1/1/2021 - 12/31/2023		460,000
		1,973,058
Mannen	3/1/2021	47,310	1/1/2021 - 12/31/2023
		47,310
Brooks	3/1/2020	1,200,000	1/1/2020 - 12/31/2022	3/1/2020	300,000	1/1/2020 - 12/31/2022
	3/1/2021	37,257	1/1/2021 - 12/31/2023		300,000
		1,237,257
Gagle	3/1/2020	800,000	1/1/2020 - 12/31/2022	3/1/2020	200,000	1/1/2020 - 12/31/2022
	3/1/2021	26,612	1/1/2021 - 12/31/2023		200,000
		826,612
Davis	3/1/2021	23,655	1/1/2021 - 12/31/2023
		23,655
Templin	3/1/2020	843,796	1/1/2020 - 12/31/2022	3/1/2020	210,949	1/1/2020 - 12/31/2022
		843,796			210,949
Griffith	3/1/2020	1,485,000	1/1/2020 - 12/31/2022	3/1/2020	165,000	1/1/2020 - 12/31/2022
		1,485,000			165,000

2022 Proxy Statement	55

EXECUTIVE COMPENSATION

Market Value of Unvested Equity Incentive Plan Awards reflects the aggregate value of all unvested MPC performance units/PSUs and MPLX performance units held on December 31, 2021. The values of the 2020 MPC performance units (other than those held by Mr. Griffith) were calculated using an assumed payout of 200% per unit, which is the next higher performance achievement that exceeds the performance for these awards’ measurement period ended December 31, 2021. Upon closing our sale of Speedway on May 14, 2021, the performance level for Mr. Griffith’s 2020 MPC performance units was assessed at 100% per unit. The values of the 2021 MPC PSUs were calculated using the MPC closing stock price of $63.99 on December 31, 2021 and an assumed payout of 200% per unit, which is the next higher performance achievement that exceeds the performance for these awards’ measurement period ended December 31, 2021. The values of the 2020 MPLX performance units were calculated using an assumed payout of 200% per unit, which is the next higher performance achievement that exceeds the performance for these awards’ measurement period ended December 31, 2021.

Nonforfeitability of Certain Awards. Pursuant to award agreement amendments made in 2019 for retention purposes (as further amended in December 2020 for administrative purposes), outstanding MPC stock options and restricted stock and MPLX phantom units granted to our NEOs in 2019 became nonforfeitable for tax purposes on December 28, 2020. Outstanding stock options held by Mr. Brooks and Ms. Gagle are nonforfeitable because each executive is retirement-eligible, having reached age 50 with at least 10 years of service with MPC. In addition, Mr. Brooks and Ms. Gagle are eligible for an Approved Separation, under which their outstanding 2021 MPC RSUs, MPC PSUs and MPLX phantom units would become nonforfeitable should they resign under certain conditions, as further discussed below under “Potential Payments Upon Termination or Change in Control—Approved Separation.” Pursuant to the terms of his promotion to the CEO role in March 2020, Mr. Hennigan’s 2020 awards of MPC stock options, RSUs and performance units and MPLX phantom units and performance units will become nonforfeitable on July 1, 2022.

When an award becomes nonforfeitable, certain taxes are immediately due. So that the participants do not have an out-of-pocket expense for these awards that have not yet distributed, the award is instead reduced to cover the tax obligation. These awards continue to be reflected in the tables above as they remain subject to distribution on their original vesting dates; however, the portions used to pay any associated taxes have been excluded from these tables and are instead included in the “Option Exercises and Stock Vested in 2021” table below.

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Option Exercises and Stock Vested in 2021

The following table provides information regarding MPC stock options exercised by our NEOs in 2021, as well as shares of MPC RSUs/restricted stock and MPLX phantom units vested in 2021.

		Option Awards		Stock/Unit Awards
Name		Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares/Units Acquired on Vesting (#)	Value Realized on Vesting ($)

Hennigan	MPC	—	—	104,798	5,837,347
	MPLX	—	—	19,232	472,915
Mannen	MPC	—	—	—	—
	MPLX	—	—	—	—
Brooks	MPC	—	—	6,407	357,303
	MPLX	—	—	10,694	268,300
Gagle	MPC	9,390	362,468	3,900	219,807
	MPLX	—	—	9,481	237,001
Davis	MPC	—	—	—	—
	MPLX	—	—	—	—
Templin	MPC	563,997	15,999,689	8,229	460,664
	MPLX	—	—	15,854	396,641
Griffith	MPC	330,829	6,131,030	8,298	494,644
	MPLX	—	—	5,482	155,853

Value Realized on Exercise reflects the actual pre-tax gain realized by our NEOs upon exercise of stock options, which is the fair market value of the shares at exercise less the per share grant price.

Number of Shares/Units Acquired on Vesting includes the following numbers of shares/units used to pay the taxes associated with the vesting of certain awards held by the NEOs due to certain awards and award amendments, as discussed further under “Outstanding Equity Awards at 2021 Fiscal Year-End”: Mr. Brooks, 499 MPC RSUs/restricted stock and 1,048 MPLX phantom units; Ms. Gagle, 361 MPC RSUs/restricted stock and 759 MPLX phantom units.

Value Realized on Vesting reflects the fair market value of the shares/units on the vesting date.

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Post-Employment Benefits for 2021

2021 Pension Benefits
We provide tax-qualified retirement benefits to our employees, including our NEOs, under the MPC Retirement Plan and, prior to our sale of Speedway in May 2021, to Mr. Griffith under the Speedway Retirement Plan. We also sponsor the MPC Excess Benefit Plan, an unfunded nonqualified deferred compensation plan made available to a select group of management or highly compensated employees, including our NEOs. The following table reflects the actuarial present value of accumulated benefits payable to each of our NEOs under the MPC Retirement Plan, the Speedway Retirement Plan and the defined benefit portion of the MPC Excess Benefit Plan as of December 31, 2021. These values have been determined using actuarial assumptions consistent with those used in our financial statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Hennigan	MPC Retirement Plan	4.58	133,511	—
	MPC Excess Benefit Plan	4.58	1,281,184	—
Mannen	MPC Retirement Plan	1.00	26,212	—
	MPC Excess Benefit Plan	1.00	54,092	—
Brooks	MPC Retirement Plan	40.50	2,412,177	—
	MPC Excess Benefit Plan	40.50	2,908,548	—
Gagle	MPC Retirement Plan	28.67	1,225,577	—
	MPC Excess Benefit Plan	28.67	919,086	—
Davis	MPC Retirement Plan	0.92	26,129	—
	MPC Excess Benefit Plan	0.92	37,725	—
Templin	MPC Retirement Plan	10.08	—	300,803
	MPC Excess Benefit Plan	9.67	—	2,432,929
Griffith	MPC Retirement Plan	9.75	218,875	—
	Speedway Retirement Plan	1.92	79,721	—

Number of Years Credited Service shows the number of years the NEO has participated in each plan. Plan participation service used to calculate each participant’s benefit under the MPC Retirement Plan legacy benefit formula (applicable for Mr. Brooks and Ms. Gagle only) was frozen as of December 31, 2009.

Present Value of Accumulated Benefit for the legacy benefit under the MPC Retirement Plan was calculated assuming a 90% lump sum election rate with a lump sum interest rate between 0.00% and 1.25% (based on anticipated year of retirement) and the RP-2000 mortality table, and a 10% annuity election rate with a discount rate of 2.90% and the Pri-2012 mortality table with generational mortality improvements in accordance with Scale MP-2021, both calculated assuming retirement at age 62 (or current age, if later). See "MPC Retirement Plan" below for more detail on the legacy benefit formula.

The present value of accumulated benefits for the cash balance benefits under the MPC Retirement Plan and the Speedway Retirement Plan was calculated assuming retirement at age 62 (or current age, if later), a discount rate of 2.90%, a cash balance interest credit rating of 3.0%, and the Pri-2012 mortality table with generational mortality improvements in accordance with Scale MP-2021. See "MPC Retirement Plan" and “Speedway Retirement Plan” below for more detail on the cash balance benefit formula under each plan.

MPC Retirement Plan
In general, our employees participate in the MPC Retirement Plan, which is a tax-qualified defined benefit retirement plan primarily designed to provide participants with income after retirement. Participants in the plan become fully vested upon completing three years of vesting service. Normal retirement age under the plan is 65. The plan has both a “legacy” retirement benefit and a “cash balance” retirement benefit.

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Legacy Benefit Prior to 2010, the monthly benefit was determined under the following legacy benefit formula:

	1.6%	×	Monthly Final Average Pay	×	Years of Participation
–	1.33%	×	Monthly Estimated Primary Social Security Benefit	×	Years of Participation
	Legacy Monthly Benefit

This formula was amended effective January 1, 2010, to cease future accruals of additional participation years, and as applied to eligible NEOs, cease further compensation updates. No more than 37.5 participation years may be recognized under the formula. Eligible earnings include, but are not limited to, pay for hours worked, pay for allowed hours, military leave allowance, commissions, bonuses and elective deferrals to the MPC Thrift Plan. Age continues to be updated under the formula.

Under the legacy retirement benefit, a vested participant who is at least age 62 may retire prior to age 65 and receive an unreduced benefit. Mr. Brooks and Ms. Gagle each have vested legacy retirement benefits under the plan. These benefits remain subject to reduction as neither Mr. Brooks nor Ms. Gagle has reached age 62. Available benefits include various annuity options and a lump sum distribution option. Participants are eligible for early retirement upon reaching age 50 and completing 10 years of vesting service. If an employee retires between the ages of 50 and 62 with sufficient vesting service, the amount of benefit under the legacy benefit formula is reduced as follows:

Age at Retirement	62	61	60	59	58	57	56	55	54	53	52	51	50
Early Retirement Factor	100%	97%	94%	91%	87%	83%	79%	75%	71%	67%	63%	59%	55%

Cash Balance Benefit Starting in 2010, benefit accruals are determined under the following cash balance formula:

	Annual Compensation	×	Pay Credit Percentage	ð	Participants receive pay credit percentages based on the sum of their age and cash balance service:
					Participant Points	Fewer than 50 Points	50-69 Points	70 Points or More
+	Account Balance	×	Interest Credit Rate
					Pay Credit Percentage	7%	9%	11%

Cash Balance Annual Benefit

Annual compensation is limited to $290,000 for 2021 and generally includes wages and salary for time worked, with certain exclusions. Under the cash balance retirement benefit, a vested participant may retire at any age prior to 65 and receive an unreduced benefit. Each NEO has vested cash balance retirement benefits under the plan that are not subject to reduction upon retirement. Under the cash balance formula, plan participants receive pay credits based on age and cash balance service. For 2021, Mr. Brooks and Ms. Gagle received pay credits equal to 11% of compensation, and Messrs. Hennigan, Davis and Templin and Ms. Mannen received pay credits equal to 9% of compensation. There are no early retirement subsidies under the cash balance formula.

MPC Excess Benefit Plan (Defined Benefit Portion)
The MPC Excess Benefit Plan is an unfunded nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees. This plan generally provides benefits that participants, including our NEOs, would have otherwise received under the tax-qualified MPC Retirement Plan were it not for Internal Revenue Code limitations. For our NEOs, eligible earnings under the plan include the compensation items shown above for the MPC Retirement Plan, but without regard to any Internal Revenue Code limit, as well as any salary and bonus amounts deferred by the NEO under the MPC Executive Deferred Compensation Plan.

Pursuant to the terms of his employment offer entered into with our former parent company, Mr. Templin’s pay credit type benefit accruals under the plan are equal to 2% of his eligible compensation up to the applicable Internal Revenue Code limit, plus 11% of his eligible compensation in excess of that limit.

With respect to Mr. Brooks and Ms. Gagle, who have frozen legacy-type benefits under the plan, eligible earnings for the legacy-type portion were determined using each NEO’s highest consecutive 36-month compensation (exclusive of bonuses) and three highest bonuses earned over the 10-year period up to December 31, 2012. None of the other NEOs have a legacy-type benefit under the plan.)

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EXECUTIVE COMPENSATION

Due to the structure of the frozen MPC legacy benefit formula under the MPC Retirement Plan, the age-related benefit conversion factors used to calculate lump sum benefits under the frozen legacy benefit formula result in a year-to-year decrease in the lump sum benefit for participants generally beginning on or after the age of 59. As a result, if participants choose to continue their employment with MPC after they reach age 59, their lump sum benefit may decline year to year.

The MPC Excess Benefit Plan permits the Compensation and Organization Development Committee, on a discretionary basis, to extend a lump sum retirement benefit supplement (“Service Benefit”) to individual officers of MPC who have a frozen legacy-type benefit under the plan to offset the age-related erosion (if any) of the frozen legacy-type benefit from age 62 until such officer’s actual retirement date or date of death. An officer must be vested under the MPC Retirement Plan to qualify for the Service Benefit. Each of Mr. Brooks and Ms. Gagle have a frozen legacy-type benefit under the plan; however, the Committee has not extended eligibility for this benefit to either of them at this time.

Speedway Retirement Plan
Speedway sponsored the Speedway Retirement Plan, a tax-qualified defined benefit retirement plan primarily designed to provide employees with income after retirement. We assumed sponsorship of this plan effective February 1, 2021, the plan was frozen as to new participants effective August 2, 2020, and further benefit accruals ceased effective upon our May 14, 2021, sale of Speedway. Mr. Griffith is the only NEO with an accrued benefit under this plan. Mr. Griffith’s benefit under the Speedway Retirement Plan is determined under the following cash balance formula:

	Annual Compensation	×	Annual Pay Credit	ð	Participants receive annual pay credits based on the sum of their age and cash balance service:

+	Account Balance	×	Interest Credit Rate		Participant Points	Fewer than 50 Points	50-69 Points	70 Points or More

	Cash Balance Annual Benefit				Annual Pay Credit	7%	9%	11%

Benefits under the plan are fully vested upon the completion of three years of vesting service. Normal retirement age for the plan’s cash balance formulas is 65. Mr. Griffith is vested in his plan benefit. For 2021, he received a pay credit equal to 9% of compensation for the period from January 1, 2021, until May 14, 2021, the date we completed our sale of Speedway.

The forms of benefit payment available under the Speedway Retirement Plan include various annuity options and a lump sum distribution option. Mr. Griffith may commence distribution of his cash balance benefit under this plan at any time on an unsubsidized basis prior to normal retirement at age 65. Participants are eligible for early retirement upon reaching age 50 and completing 10 years of vesting service. There are no early retirement subsidies under the cash balance formula.

Tax-Qualified Defined Contribution Retirement Plan
The MPC Thrift Plan is a tax-qualified defined contribution retirement plan. In general, all of our employees, including our NEOs, are immediately eligible to participate in the plan. The purpose of the plan is to assist employees in maintaining a steady program of savings to supplement their retirement income and to meet other financial needs.

The MPC Thrift Plan allows eligible employees, such as our NEOs, to make elective deferral contributions to their plan accounts on a pre-tax or after-tax “Roth” basis from 1% to a maximum of 75% of their plan-considered gross pay, with such gross pay limited to the applicable Internal Revenue Code annual compensation limit ($290,000 for 2021). Eligible employees who are “highly compensated employees” as determined under the Internal Revenue Code, such as our NEOs, may additionally make after-tax contributions to their plan accounts from 1% to 2% of their plan-considered gross pay limited to the applicable Internal Revenue Code annual compensation limit ($290,000 for 2021). Employer matching contributions are made on such elective deferrals and after-tax contributions at a rate of 117% up to a maximum of 6% of an employee’s plan-considered gross pay. All employee elective deferrals and after-tax contributions, and all employer matching contributions made, are fully vested.

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2021 Nonqualified Deferred Compensation

The following table provides information regarding our nonqualified savings and deferred compensation plans.

Name	Plan	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Hennigan	MPC Deferred Compensation Plan	615,867	43,234	900,617	—	5,341,748
	MPC Executive Deferred Compensation Plan	—	264,897	14,563	—	279,461
	MPC 2012 Incentive Compensation Plan	—	—	5,713	23,486	15,920
	MPLX LP 2012 Incentive Compensation Plan	—	—	5,517	63,953	—
	MPLX LP 2018 Incentive Compensation Plan	—	—	14,379	19,408	28,886
Mannen	MPC Deferred Compensation Plan	—	39,582	483	—	40,065
Brooks	MPC Excess Benefit Plan	—	—	2,511	—	222,886
	MPC Deferred Compensation Plan	—	—	120,211	—	744,324
	MPC Executive Deferred Compensation Plan	—	117,632	6,517	—	124,149
	MPC 2012 Incentive Compensation Plan	—	—	26,292	23,562	32,141
	MPLX LP 2012 Incentive Compensation Plan	—	—	1,450	16,814	—
	MPLX LP 2018 Incentive Compensation Plan	—	—	79,561	16,682	87,170
Gagle	MPC Excess Benefit Plan	—	—	1,235	—	109,643
	MPC Deferred Compensation Plan	—	—	70,530	—	464,269
	MPC Executive Deferred Compensation Plan	140,000	83,304	23,156	—	246,460
	MPC 2012 Incentive Compensation Plan	—	—	18,162	11,731	22,523
	MPLX LP 2012 Incentive Compensation Plan	—	—	2,520	29,221	—
	MPLX LP 2018 Incentive Compensation Plan	—	—	56,465	11,448	61,507
Davis	MPC Deferred Compensation Plan	—	27,230	317	—	27,547
Templin	MPC Deferred Compensation Plan	—	116,741	186,442	2,185,422	—
	MPC 2012 Incentive Compensation Plan	—	—	6,614	33,351	17,209
	MPLX LP 2012 Incentive Compensation Plan	—	—	2,522	29,237	—
	MPLX LP 2018 Incentive Compensation Plan	—	—	15,547	20,985	31,228
Griffith	MPC 2012 Incentive Compensation Plan	—	—	3,319	24,663	11,071
	MPLX LP 2012 Incentive Compensation Plan	—	—	1,763	20,448	—
	MPLX LP 2018 Incentive Compensation Plan	—	—	12,420	16,768	24,951

Executive Contributions are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “2021 Summary Compensation Table.”

Company Contributions are also included in the “All Other Compensation” column of the “2021 Summary Compensation Table.”

Aggregate Earnings for long-term incentive and incentive compensation plans include accrued dividends/dividend equivalents and distribution equivalents on nonforfeitable MPC RSUs and MPLX phantom unit awards.

Aggregate Withdrawals/Distributions represent the payment of dividends/dividend equivalents and distribution equivalents accrued on nonforfeitable awards.

Aggregate Balance at Last Fiscal Year-End. Of the amounts shown, the following amounts have been reported in our Summary Compensation Table for previous years:

	Hennigan	Brooks	Gagle	Templin	Griffith

MPC Deferred Compensation Plan	1,915,529	180,013	119,554	1,256,508	1,160,572

MPC Excess Benefit Plan (Defined Contribution Portion)
Certain highly compensated non-officer employees are eligible for the MPC Excess Benefit Plan’s defined contribution portion. Participants receive employer matching contributions equal to the amount they would have otherwise received under the tax-qualified MPC Thrift Plan were it not for Internal Revenue Code limitations.

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EXECUTIVE COMPENSATION

Defined contribution accruals in the MPC Excess Benefit Plan are credited with interest equal to that paid in a specified investment option of the MPC Thrift Plan, which was 1.14% for the year ended December 31, 2021. All plan distributions are paid in a lump sum following the participant’s separation from service. In general, our NEOs no longer actively participate in the defined contribution portion of the MPC Excess Benefit Plan, and all subsequent-year nonqualified employer matching contributions for NEOs now accrue under the MPC Executive Deferred Compensation Plan. When an NEO’s employment begins after January 1 of a calendar year, however, he or she may participate in this plan and receive an accrual for that initial first year of employment. Ms. Mannen and Mr. Davis participated in this plan for 2021 because each commenced employment with MPC after January 1, 2021.

MPC Deferred Compensation Plan
The MPC Deferred Compensation Plan is an unfunded nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees, including our NEOs. Effective January 1, 2021, the plan was generally frozen with respect to any further MPC participant salary and bonus deferrals and additional company contribution credited amounts; provided that: (i) deferrals in 2021 of participants’, including our NEOs’, bonus amounts payable in 2021 that were attributable to a 2020 performance period, were permitted; and (ii) MPC senior executives, including our NEOs, who are not otherwise eligible to commence participation in the MPC Executive Deferred Compensation Plan (for 2021, Ms. Mannen and Messrs. Davis and Templin), and who are approved for participation in the plan by MPC’s Chief Human Resources Officer, are credited with an amount equal to the matching contributions the participant would have received, but for Internal Revenue Code limitations and compensation limits, under the MPC Thrift Plan. Prior to the plan’s freeze, participants could defer up to 20% of their salary and bonus each year in a tax-advantaged manner, with irrevocable deferral elections made in December of each year for amounts to be earned in the following year. This 20% deferral limit applied to the bonus amounts payable in 2021 feature described in clause (i) above. The plan credited matching contributions on a participant’s deferrals equal to the match under the MPC Thrift Plan (117% as in effect prior to the plan’s freeze) plus an amount equal to the matching contributions the participant would have received, but for Internal Revenue Code limitations and compensation limits, under the MPC Thrift Plan. Participants are fully vested in all amounts credited on their behalf under the plan. Participants may make notional investments of their notional plan accounts from among certain investment options offered under the MPC Thrift Plan, and participants’ notional plan accounts are credited with notional earnings and losses based on the result of those investment elections. Participants generally receive payment of their plan benefits in a lump sum following separation from service.

MPC Executive Deferred Compensation Plan
The MPC Executive Deferred Compensation Plan, effective January 1, 2021, is an unfunded nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees, including our NEOs (other than Ms. Mannen and Mr. Davis, who participated in the MPC Excess Benefit Plan for 2021 as explained above). Participants may defer 5% to 20% (in whole percentage increments) of their base salary and annual bonus each year in a tax-advantaged manner. Deferral elections are made each December for amounts to be earned in the following year and are irrevocable. The plan credits matching contributions on a participant’s deferrals equal to the match under the MPC Thrift Plan plus an amount equal to the matching contributions the participant would have received, but for Internal Revenue Code limitations and compensation limits, under the MPC Thrift Plan. Participants are fully vested in their deferrals and matching contributions. Participants may make notional investments of their notional plan accounts from among certain investment options offered under the MPC Thrift Plan, and participants’ notional plan accounts are credited with notional earnings and losses based on the result of those investment elections. Participants may elect to receive payment of their plan benefits in a lump sum or in annual installments over two to five years on or beginning on a specified date while in service or following separation from service.

Section 409A Compliance
All of our nonqualified deferred compensation plans in which our NEOs participate are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code. As a result, distribution of amounts subject to Section 409A may be delayed for six months following retirement or other separation from service where the participant is considered a “specified employee” for purposes of Section 409A. All of our NEOs are “specified employees” for purposes of Section 409A.

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Potential Payments Upon Termination or Change in Control

The following table provides information regarding the amount of compensation payable to our current NEOs as a direct result of each specified hypothetical termination scenario, assuming that the applicable termination event occurred on December 31, 2021, based on the plans and agreements in place on that date. The actual payments to which an NEO would be entitled may only be determined based upon the actual occurrence and circumstances surrounding the termination.

Name	Scenario	Severance ($)	Additional Legacy Pension Benefits ($)	Stock Options Vested ($)	RSUs/Restricted Stock/Phantom Units Vested ($)	Performance Units/PSUs Vested ($)	Other Benefits ($)	Total ($)

Hennigan	Voluntary Termination	—	—	—	—	—	—	—
	Involuntary Termination without Cause or with Good Reason	—	—	—	—	—	—	—
	Involuntary Termination for Cause	—	—	—	—	—	—	—
	Change in Control with Qualified Termination	10,548,301	—	1,224,915	19,103,772	10,507,714	17,470	41,402,172
	Death	—	—	1,224,915	19,103,772	10,507,714	—	30,836,401
Mannen	Voluntary Termination	—	—	—	—	—	—	—
	Involuntary Termination without Cause or with Good Reason	—	—	—	—	—	—	—
	Involuntary Termination for Cause	—	—	—	—	—	—	—
	Change in Control with Qualified Termination	2,775,000	—	—	7,038,161	3,027,367	11,020	12,851,548
	Death	—	—	—	7,038,161	3,027,367	—	10,065,528
Brooks	Voluntary Termination	—	—	—	—	—	—	—
	Involuntary Termination without Cause or with Good Reason	—	—	—	—	—	—	—
	Involuntary Termination for Cause	—	—	—	—	—	—	—
	Change in Control with Qualified Termination	6,000,000	17,541,338	—	723,947	500,000	9,931	24,775,216
	Death	—	—	—	723,947	500,000	—	1,223,947
Gagle	Voluntary Termination	—	—	—	—	—	—	—
	Involuntary Termination without Cause or with Good Reason	—	—	—	—	—	—	—
	Involuntary Termination for Cause	—	—	—	—	—	—	—
	Change in Control with Qualified Termination	4,350,000	9,463,530	—	482,631	333,334	11,055	14,640,550
	Death	—	—	—	482,631	333,334	—	815,965
Davis	Voluntary Termination	—	—	—	—	—	—	—
	Involuntary Termination without Cause or with Good Reason	—	—	—	—	—	—	—
	Involuntary Termination for Cause	—	—	—	—	—	—	—
	Change in Control with Qualified Termination	2,250,000	—	—	994,690	1,513,683	10,165	4,768,538
	Death	—	—	—	994,690	1,513,683	—	2,508,373

Severance. Under the MPC Executive Change in Control Severance Benefits Plan, as further described below, cash severance will only be paid upon a change in control if the NEO experiences a Qualified Termination (as defined below). If the Qualified Termination occurs within three years prior to the date the NEO reaches age 65, the NEO’s benefit will be limited to a pro rata portion of the benefit. Mr. Hennigan’s benefit has been reduced as he is within three years of reaching age 65.

Pension Benefits for our NEOs are reflected in the “2021 Pension Benefits” table above. Amounts in this potential payments table represent additional pension benefits attributable solely to the legacy benefit formula in the MPC Retirement Plan, further described beginning on page 58. The incremental retirement benefits included in these amounts were calculated using the following assumptions: individual life expectancies using the RP2000 Combined

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EXECUTIVE COMPENSATION

Healthy Table weighted 75% male and 25% female; a discount rate of 0.00% for NEOs who are retirement eligible (taking into account the additional three years of age and service credit) and 0.00% for NEOs who are not retirement eligible; the current lump-sum interest rate for the relevant plans; and a lump-sum form of benefit. Only Mr. Brooks and Ms. Gagle are eligible for this enhanced benefit under the legacy benefit formula as it is applicable only to individuals who participated in the MPC Retirement Plan prior to 2010.

Vested Equity (Stock Options, RSUs/Restricted Stock, Phantom Units and Performance Units)

The amounts in this table reflect the value of equity that would vest on an accelerated basis as a direct result of each applicable scenario. Messrs. Hennigan and Brooks and Ms. Gagle each hold certain awards that have become nonforfeitable by their terms. Awards no longer subject to forfeiture irrespective of the termination scenario are not included in this table. See the tables and accompanying narrative under “Outstanding Equity Awards at 2021 Fiscal Year-End” for more information about these nonforfeitable awards and their respective vesting dates.

Vesting of stock options is accelerated upon retirement or a change in control with a Qualified Termination. Amounts shown reflect the value realized if accelerated stock options were exercised on December 31, 2021, taking into account the spread (if any) between the options’ exercise prices and the closing price of our common stock ($63.99) on December 31, 2021.

Vesting of MPC RSUs/restricted stock and MPLX phantom units is accelerated upon a change in control with a Qualified Termination. Amounts shown reflect the value realized if MPC RSUs/restricted stock and MPLX phantom unit awards vested on December 31, 2021, taking into account the closing price of our common stock ($63.99) and MPLX common units ($29.59) on December 31, 2021.

In the event of a change in control and a Qualified Termination, unvested MPC and MPLX performance units/PSUs will vest and be paid out based on actual performance for the period from the grant date to the change in control date, and target performance for the period from the change in control date to the end of the performance cycle. Amounts shown reflect the MPC and MPLX performance unit/PSU amounts payable in each scenario, calculated using the target value ($1.00) for each MPC and MPLX performance unit and the target value ($63.99) for each PSU (the closing price of our common stock on December 31, 2021).

Other Benefits include 36 months of continued health, dental and life insurance coverage. In the event of death, life insurance would be paid out to the estates of our NEOs in the following amounts: Mr. Hennigan, $3.2 million; Ms. Mannen, $1.9 million; Mr. Brooks, $1.6 million; Ms. Gagle, $1.4 million; Mr. Davis, $1.5 million.

Voluntary Termination

Resignation
Upon an NEO’s voluntary resignation, LTI awards still subject to forfeiture, including vested but unexercised stock options, generally are forfeited unless provided otherwise in the applicable award agreement. As discussed above under “Outstanding Equity Awards at 2021 Fiscal Year-End,” certain awards held by Messrs. Hennigan and Brooks and Ms. Gagle have become nonforfeitable by their terms and thus would not be forfeited in the event of resignation.

Retirement
Our employees generally are eligible for retirement once they reach age 50 and have at least 10 years of vesting service with MPC or its subsidiaries. As of December 31, 2021, Mr. Brooks and Ms. Gagle were retirement eligible. Retirement-eligible NEOs are eligible for a prorated bonus under the ACB program in their year of retirement based on their eligible earnings for the year. Upon retirement, our NEOs are entitled to receive their vested benefits that have accrued under our employee and executive benefit programs. For more information about our retirement and deferred compensation programs, see “2021 Pension Benefits” and “2021 Nonqualified Deferred Compensation.”

In addition, upon retirement, our NEOs’ unvested stock options become exercisable according to the grant terms and expire upon the earlier of five years following the closing and the existing expiration date applicable to each such option. MPC RSUs/restricted stock and MPLX phantom units still subject to forfeiture generally are forfeited upon retirement (except in the case of mandatory retirement at age 65, when they vest in full). If an NEO has worked more than nine months of the performance cycle, performance awards may vest on a prorated basis at the discretion of the Compensation and Organization Development Committee (the MPLX Committee, in the case of MPLX

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performance units). In the case of mandatory retirement, performance units will fully vest; however, payout will occur following the full performance cycle based on its certified results.

Mr. Templin ceased service as our CFO effective January 25, 2021, and retired effective July 31, 2021. As reflected above in the 2021 Summary Compensation Table, he received upon his retirement a $192,308 lump sum payment representing his vested but unused vacation benefit, and was eligible for a prorated bonus under the 2021 ACB program based on his eligible earnings for 2021. As a result of his retirement, Mr. Templin’s outstanding unvested stock options vested and became immediately exercisable. Amounts he received under our qualified retirement and nonqualified deferred compensation plans as a result of his retirement are described above under ”Post-Employment Benefits for 2021” and “2021 Nonqualified Deferred Compensation.” Mr. Templin received no equity awards in 2021.

Approved Separation
Under the terms of our 2021 LTI award agreements, our NEOs generally are eligible for an Approved Separation once they reach age 55 and have at least five years of employment with MPC or its subsidiaries. As of December 31, 2021, Mr. Brooks and Ms. Gagle were eligible for an Approved Separation. Under an Approved Separation scenario, 2021 MPC RSUs, MPC PSUs and MPLX phantom units would become nonforfeitable upon an eligible NEO’s resignation provided he or she had held such awards at least six months and provided notice at least 180 days prior to such resignation. The Compensation and Organization Development Committee may, in its sole discretion, waive this notice requirement.

Involuntary Termination Without Cause or With Good Reason
We generally do not enter into employment or severance agreements with our NEOs. An NEO whose employment is terminated by us without cause, or who terminates employment with good reason, is eligible for the same termination allowance plan available to all other employees, which would pay (i) an amount between eight and 62 weeks of salary based either on service or salary level, and (ii) in the case of our current NEOs, an additional amount equal to the NEO’s target bonus under our ACB program prorated for service up to the termination date. Upon involuntary termination of an NEO without cause, or termination with good reason, vested stock options generally are exercisable for 90 days following termination.

Involuntary Termination for Cause
Upon an NEO’s involuntary termination for cause, unvested LTI awards, including vested but unexercised stock options, generally are forfeited unless provided otherwise in the applicable award agreement.

Other Termination
We sold Speedway, our company-owned and operated retail transportation fuel and convenience store business, to 7-Eleven, Inc. on May 14, 2021. Mr. Griffith, our former President Speedway LLC, remained with Speedway following the sale. In connection with the sale, Speedway LLC entered into a retention letter agreement with Mr. Griffith, pursuant to which he would be eligible for a lump sum cash payment of up to $1,750,000 if he remained an employee of Speedway for at least six months following the consummation of the sale or was terminated without cause within six months of the sale. As the purchaser of Speedway LLC, 7-Eleven, Inc. is obligated for any payment made to Mr. Griffith under this agreement.

Under the terms of the Speedway purchase and sale agreement, upon the sale’s closing, Mr. Griffith’s unvested 2020 MPC RSUs/restricted stock and 2020 MPC performance units became fully vested, any applicable performance metrics for incomplete performance periods were deemed met at the target level of achievement, and the resulting payout values were determined at the target levels with respect to Mr. Griffith’s 2019 and 2020 MPC performance units. The MPLX Committee took similar action with respect to Mr. Griffith’s unvested 2020 MPLX phantom units and 2020 MPLX performance units, as reflected above in the “2021 Grants of Plan-Based Awards” table. Also in connection with the closing, the Compensation and Organization Development Committee modified Mr. Griffith’s previously awarded and outstanding MPC stock options such that they will expire upon the earlier of five years following the closing and the existing expiration date applicable to each such option. Mr. Griffith did not receive any 2021 long-term incentive awards, nor was he eligible for a bonus under the 2021 ACB program.

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EXECUTIVE COMPENSATION

Death
In the event of death, our NEOs (or their beneficiaries) are entitled to the vested benefits they have accrued under our employee benefit programs. In the event of the death of an NEO during the ACB performance period, unless otherwise determined by the Compensation and Organization Development Committee, a target bonus will be paid. LTI awards immediately vest in full upon death, with performance units vesting at the target level.

Change in Control
Our NEOs participate in two change in control severance plans: the MPC Amended and Restated Executive Change in Control Severance Benefits Plan (“MPC CIC Plan”) and the MPLX Executive Change in Control Severance Benefits Plan (“MPLX CIC Plan”). These change in control plans were designed to (i) preserve executives’ economic motivation to consider a business combination that might result in job loss and (ii) compete effectively in attracting and retaining executives in an industry that features frequent mergers, acquisitions and divestitures.

Benefits under each plan are payable only upon a change in control and a Qualified Termination. The following table shows the benefits for which our NEOs would be eligible upon a change in control of MPC or MPLX and a Qualified Termination with the applicable entity. In the event of a change in control and Qualified Termination under both plans, our NEOs would receive benefits under only one plan – whichever provides the greater benefits at that time.

CHANGE IN CONTROL OF MPC	CHANGE IN CONTROL OF MPLX

A lump sum cash payment of up to three times the sum of the NEO’s current annualized base salary plus three times the highest bonus paid in the three years before the termination or change in control.

Life and health insurance benefits for up to 36 months after termination at the lesser of the current cost or the active employee cost.	Life and health insurance benefits for up to 36 months after termination at the active employee cost.

An additional three years of service credit and three years of age credit for purposes of retiree health and life insurance benefits.

A lump sum cash payment equal to the actuarial equivalent of the difference between amounts receivable by the NEO under the final average pay formula in our pension plans and those payable if: (i) the NEO had an additional three years of participation service credit; (ii) the NEO’s final average pay were the higher of the NEO’s salary at the time of the change in control event or Qualified Termination plus the NEO’s highest annual bonus from the preceding three years (for purposes of determining early retirement commencement factors, the NEO is credited with three additional years of vesting service and three additional years of age); and (iii) the NEO’s pension had been fully vested.

A lump sum cash payment equal to the difference between amounts receivable under our tax-qualified and nonqualified defined contribution type retirement and deferred compensation plans and amounts that would have been received if the NEO’s defined contribution plan account had been fully vested.

Accelerated vesting of all outstanding MPC LTI awards.	Accelerated vesting of all outstanding MPLX LTI awards.

The MPLX CIC Plan also provides that NEOs who do not technically incur a Qualified Termination but separate from service with MPLX as a result of an MPLX change in control (in other words, where the NEO remains employed with MPC but no longer provides services to MPLX) will become fully vested in all outstanding MPLX LTI awards. NEOs who receive an offer for comparable employment from an acquirer or successor entity in an MPLX change in control will not be eligible to receive benefits under the MPLX CIC Plan.

A “Qualified Termination” generally occurs when an NEO’s employment with our affiliates and us ends in connection with, or within two years after, a change in control. Exceptions include:
●	Separation due to death or disability	●	Voluntary termination without good reason ("good reason” includes a material reduction in roles, responsibilities, pay or benefits, or being required to relocate more than 50 miles from one’s current location)
●	Termination for cause
●	Termination after age 65

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CEO Pay Ratio

SEC rules require us to disclose the ratio of the annual total compensation of our CEO, Mr. Hennigan, to the median of the annual total compensation of all our employees (other than Mr. Hennigan).

We included in our analysis approximately 17,779 full-time regular, part-time, casual and international employees as of October 31, 2021. As permitted by SEC rules, we excluded for administrative convenience our employees from the following non-U.S. jurisdictions: Canada (7 employees), Mexico (42 employees) and Singapore (8 employees), which together account for approximately 0.32% of our total employee population.

We identified our median employee as of October 31, 2021, by analyzing the accumulated actual wages and bonus amounts paid to each employee, other than our CEO, between January 1, 2021, and October 1, 2021. We selected this process to determine our median employees as we believe such accumulated pay reasonably reflects the median employees’ annual total compensation taking into account all of our employees. We calculated our median employees’ total compensation using the same methodology required by the SEC rules for disclosure of compensation to the principal executive officer in the “2021 Summary Compensation Table.”

PAY RATIO CALCULATION
Mr. Hennigan’s annual total compensation	$21,185,206
Median employee’s annual total compensation	$148,850
Ratio of CEO to median employee annual total compensation	142 to 1

The Compensation and Organization Development Committee relies on market data and recommendations provided by its independent compensation consultant to structure variable pay opportunities (largely performance-based) for our NEOs, including our CEO, while management relies on competitive survey data, purchased from independent third parties, to determine competitive pay levels and bonus opportunities for our other employees.

The Compensation and Organization Development Committee also relies on the independent compensation consultant’s assessment comparing our CEO’s realizable compensation relative to his peers in the industry versus MPC’s performance relative to its peers. This assessment helps determine whether our compensation programs appropriately align with our performance over a long-term period. The Committee has determined that our CEO’s realizable compensation is strongly aligned with MPC’s performance.

We believe our pay practices are competitive and appropriate to meet the needs of our workforce and the business. The Compensation and Organization Development Committee does not make compensation decisions with the intent to manage our ratio. It believes that to do so would deviate from market competitive pay practices and could adversely affect the competitiveness of our operations.

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PROPOSAL 3. APPROVE EXECUTIVE COMPENSATION

Proposal 3. Approve, on an Advisory Basis, our Named Executive Officer Compensation

✓
The Board of Directors recommends you vote FOR approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and related compensation tables and narratives in “Executive Compensation” beginning on page 31 of this Proxy Statement.

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are asking our shareholders to approve, on an advisory basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis and related compensation tables and narrative in “Executive Compensation” beginning on page 31 of this Proxy Statement. The Compensation and Organization Development Committee has established executive compensation programs that reflect both Company and individual performance. The Committee consistently exercises care and discipline in determining executive compensation and has structured our executive compensation programs to attract, motivate, retain and reward talented executives, with a focus on delivering business results and value to our shareholders and other stakeholders.

Additionally, we think constructive dialogue with our shareholders provides meaningful feedback about specific executive compensation practices and programs, and we encourage shareholders to communicate directly with both Company management and the Compensation and Organization Development Committee about executive compensation. As discussed above under “2021 Say-on-Pay Vote, Shareholder Engagement and Board Responsiveness,” beginning on page 31, the Compensation and Organization Development Committee considers feedback received from our shareholders when making compensation decisions, and made a number of changes to our compensation programs for 2021 based on such feedback. Shareholders may contact the Committee Chair to provide input on executive compensation matters at any time by email at: compchair@marathonpetroleum.com.

Shareholders may also contact management to provide input on executive compensation matters at any time by contacting Kristina Kazarian, Vice President, Investor Relations, by email at: ir@marathonpetroleum.com.

We conduct annual advisory votes on named executive officer compensation. Following the vote at the Annual Meeting, we expect that the next advisory vote on our compensation of our named executive officers will take place at our 2023 annual meeting.

Ä
Please read the Compensation Discussion and Analysis in “Executive Compensation” beginning on page 31 of this Proxy Statement, which describes in greater detail our compensation guiding principles and programs, as well as the “2021 Summary Compensation Table” and other related compensation tables and narratives beginning on page 50, which provide detailed information on the compensation of our named executive officers.

The Board of Directors recommends you approve the following resolution:

“RESOLVED, that the compensation paid to MPC’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although this vote is nonbinding, the Compensation and Organization Development Committee values the opinions of our shareholders and expects to consider the voting results when making future decisions about executive compensation.

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MANAGEMENT PROPOSALS

Proposal 4. Amend Certificate of Incorporation to Declassify the Board of Directors

✓
The Board of Directors recommends you vote FOR this proposal to amend our Restated Certificate of Incorporation to phase out the classified Board so that the Board is fully declassified by the 2025 annual meeting.

Our Restated Certificate of Incorporation provides for a staggered Board divided into three classes of directors, with each class elected for a three-year term. The Board believes it is advisable and in the best interests of the Company and its shareholders to amend our Restated Certificate of Incorporation to phase out the classified Board so that the Board is fully declassified by the 2025 annual meeting of shareholders (the “Declassification Amendment”). The Board recommends that shareholders approve the Declassification Amendment, which is attached to this Proxy Statement as Appendix I.

The proposed Declassification Amendment will amend Article Six of our Restated Certificate of Incorporation to provide that our classified Board structure will be phased out beginning at the 2023 annual meeting of shareholders such that from and after the 2025 annual meeting of shareholders, all directors will be up for election at each annual meeting and will serve for a term of one year and until such directors’ successors are duly elected and qualified or until such directors’ earlier death, resignation or removal.

Pursuant to the Declassification Amendment, the phaseout of the classified Board commences with the 2023 annual meeting of shareholders, at which the Class III directors will be up for election and each such director will be elected for a one-year term. At the 2024 annual meeting of shareholders, the Class III and Class I directors will be up for election, and each such director will be elected for a one-year term. Finally, at the 2025 annual meeting of shareholders, all classes of directors will be up for election, and each director elected at the 2025 annual meeting of shareholders (and at all annual meetings thereafter) will be elected for a one-year term and until his or her successor is duly elected and qualified or until such director’s earlier death, resignation or removal. The phasing in of annual elections of directors over this period is designed so that the term of any incumbent director will not be shortened, and to ensure a smooth transition to a system of annual elections of all our directors.

The Declassification Amendment also provides that directors elected to fill any vacancy on the Board, or to fill newly created director positions resulting from an increase in the number of directors, before the 2025 annual meeting of shareholders would serve the remainder of the term for the class to which they are elected.

Under Delaware law, directors of companies that have a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise, and directors of companies that do not have a classified board may be removed with or without cause. Article Six of our Restated Certificate of Incorporation provides that a director may be removed from office only with cause and upon the approval of holders of 80% of the voting power of the then outstanding shares of stock entitled to vote in the election of directors. The proposed Declassification Amendment will amend such provision to provide that, beginning with the 2025 annual meeting of shareholders (that is, when the Board is no longer classified), a director may be removed from office with or without cause. In addition, the proposed Supermajority Elimination Amendment described in Proposal 5 would, among other things, amend Article Six such that removal of directors would require the approval of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote in the election of directors.

This description of the proposed Declassification Amendment is only a summary of the proposed amendments to our Restated Certificate of Incorporation and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Article Six of our Restated Certificate of Incorporation, as proposed to be amended, a copy of which is attached to this Proxy Statement as Appendix I.

The affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote is required to approve this proposal.

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MANAGEMENT PROPOSALS

The Board recommended a similar proposal at our 2021 annual meeting of shareholders. While that proposal received the support of a majority of the votes cast, it did not receive enough votes to achieve the 80% threshold necessary to amend the Restated Certificate of Incorporation.

If our shareholders approve the proposed Declassification Amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Declassification Amendment, which will become effective upon filing and effectiveness. If our shareholders approve the proposed Declassification Amendment and the Supermajority Elimination Amendment described in Proposal 5, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth both the Declassification Amendment and the Supermajority Elimination Amendment, as set forth in Appendix III to this Proxy Statement, which will become effective upon filing and effectiveness. The Declassification Amendment does not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships. The Board also intends to approve conforming amendments to our Bylaws, contingent upon shareholder approval of the Declassification Amendment.

Proposal 5. Amend Certificate of Incorporation to Eliminate Supermajority Provisions

✓	The Board of Directors recommends you vote FOR this proposal to eliminate the supermajority provisions in our Restated Certificate of Incorporation.

Our Restated Certificate of Incorporation contains “supermajority voting provisions” requiring the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote to amend certain sections of the Restated Certificate of Incorporation, including the sections relating to amendments to the Restated Certificate of Incorporation.

The Board has carefully considered the advantages and disadvantages of maintaining the supermajority voting provisions in our Restated Certificate of Incorporation and determined that it is in the best interests of the Company and its shareholders to amend our Restated Certificate of Incorporation to eliminate the supermajority voting provisions (the “Supermajority Elimination Amendment”). The Board recommends that shareholders approve the Supermajority Elimination Amendment, which is attached to this Proxy Statement as Appendix II.

The description in this proposal of the Supermajority Elimination Amendment to eliminate the supermajority provisions in the Restated Certificate of Incorporation is qualified in its entirety by reference to the text of the Supermajority Elimination Amendment.

The affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote is required to approve this proposal.

The Board recommended a similar proposal at our 2020 and 2021 annual meetings of shareholders. While those proposals received the support of a majority of the votes cast, they did not receive enough votes to achieve the 80% threshold necessary to amend the Restated Certificate of Incorporation.

If our shareholders approve the proposed Supermajority Elimination Amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Supermajority Elimination Amendment, which will become effective upon filing and effectiveness. If our shareholders approve the proposed Supermajority Elimination Amendment and the Declassification Amendment described in Proposal 4, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth both the Supermajority Elimination Amendment and the Declassification Amendment, as set forth in Appendix III to this Proxy Statement, which will become effective upon filing and effectiveness.

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MANAGEMENT PROPOSALS

Proposal 6. Amend Certificate of Incorporation to Amend Exclusive Forum Provision

✓	The Board of Directors recommends you vote FOR this proposal to amend the exclusive forum provision in our Restated Certificate of Incorporation.

Under our Restated Certificate of Incorporation, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of MPC, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our shareholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporate Law, our Restated Certificate of Incorporation, any preferred stock designation or our Bylaws, or (iv) any other action asserting a claim against us or any of our directors or officers that is governed by or subject to the internal affairs doctrine for choice of law purposes. The Board believes it is advisable and in the best interests of us and our shareholders to amend our Restated Certificate of Incorporation to update the existing exclusive forum provision (the “Exclusive Forum Amendment”) to include clarifying changes and to specify that the U.S. federal district courts will be the sole and exclusive forum for any action arising under the Securities Act of 1933.

If approved by our shareholders, the proposed Exclusive Forum Amendment will amend Article Twelve of our Restated Certificate of Incorporation to provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of MPC, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, any preferred stock designation or our Restated Certificate of Incorporation or Bylaws (as any of them may be amended from time to time), or (iv) any action asserting a claim that is governed by or subject to the internal affairs doctrine, shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, the federal district court for the District of Delaware). The Exclusive Forum Amendment provides that if any such action is filed in a court other than a court located within the State of Delaware in the name of any shareholder, then such shareholder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any such action brought in any court to enforce such provision and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel as agent for such shareholder. The Exclusive Forum Amendment also provides that, unless we consent in writing to the selection of an alternative forum, the U.S. federal district courts shall be, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a claim arising under the Securities Act of 1933.

The Board believes that we and our shareholders will benefit from having actions arising under the Securities Act of 1933 litigated in the U.S. federal district courts. Although some plaintiffs might prefer to litigate these matters in a state court, the Board believes that the benefits to us and our shareholders outweigh these concerns. In particular, the federal district courts have considerable expertise in matters arising under the Securities Act of 1933, which provides greater predictability regarding the outcome of these disputes. In addition, adoption of this amendment would reduce the risk that we could be involved in duplicative litigation in more than one forum, as well as the risk of inconsistent outcomes of cases in multiple forums. The amendment, however, gives us the flexibility to consent to an alternative forum when we deem appropriate.

In addition, the amendment expressly states that actions covered by the provision but as to which the Chancery Court lacks jurisdiction (such as claims covered by the provision arising under the Exchange Act of 1934), must be brought in the federal court for the District of Delaware. This clarifying change is consistent with our prior disclosures regarding the scope of our existing exclusive forum provision.

The affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote is required to approve this proposal.

If our shareholders approve the proposed Exclusive Forum Amendment, we intend to file with the Secretary of State of the State of Delaware a Certificate of Amendment setting forth the Exclusive Forum Amendment, which will become effective upon filing and effectiveness. The description in this proposal of the Exclusive Forum Amendment is qualified in its entirety by reference to the text of the Exclusive Forum Amendment, which is attached to this Proxy Statement as Appendix IV.

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SHAREHOLDER PROPOSALS

Proposal 7. Shareholder Proposal Seeking Alternative Shareholder Right to Call a Special Meeting

✗	The Board of Directors recommends you vote AGAINST the following proposal.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, has notified MPC that he intends to present the following proposal at the Annual Meeting. Mr. Chevedden has indicated that he holds the requisite number of MPC securities in accordance with Rule 14a-8 requirements. We are not responsible for the contents of the proposal or supporting statement.

Shareholder Proposal and Supporting Statement

Proposal 7–Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

Currently it takes a theoretical 25% of all shares outstanding to call for a special shareholder meeting. This theoretical 25% of all shares outstanding translates into 36% of the shares that vote at our annual meeting. A 36% stock ownership threshold is nothing for management to brag about.

It would be hopeless to think that shares that do not have time to vote would have the time to go through the special procedural stops to call for a special shareholder meeting.

We already gave 49% support to this proposal topic at our 2018 annual meeting. In the almighty wisdom of our Board of Directors, our Board spent extra money to resist the 10% stock ownership threshold called for in the 2018. The 2018 proposal still received our 49% support which was likely close to 60% support from the shares that have access to independent proxy voting advice.

We have an extra serious need for this proposal to help make up for our underwater corporate governance:

Undemocratic 80% shareholder voting hurdles.
No right to vote regarding each director annually.
Management pay was rejected by 69% of shares in 2021 in spite of management using the corporate war chest for an extra message to shareholders claiming that management pay was just fine.
Abdulaziz Alkhayyal, who chaired the Sustainability Committee, was rejected by 98 million votes and is now set for a 3-year holiday from a shareholder vote.
No shareholder right to act by written consent.

We gave 47% support to a 2019 proposal for a shareholder right to act by written consent. This was likely 51 % support from the shares that have access to independent proxy voting advice.

Many companies provide for both a shareholder right to call a special shareholder meeting and a shareholder right to act by written consent. Southwest Airlines and Target are companies that do not provide for shareholder written consent and yet provide for 10% of shares to call for a special shareholder meeting.

Plus our stock price has not seen $82 since 2018.

Please vote yes:
Special Shareholder Meeting Improvement - Proposal 7

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SHAREHOLDER PROPOSALS

BOARD OF DIRECTORS’ RESPONSE TO PROPOSAL 7

The Board has carefully considered this proposal and recommends you vote AGAINST it.

MPC shareholders already have a meaningful right to call a special meeting. Our Bylaws permit shareholders owning in the aggregate 25% of our outstanding common stock to call a special meeting. The Board believes the 25% ownership threshold strikes the appropriate balance between allowing shareholders to vote on important matters that arise between annual meetings and protecting against the risk that a single shareholder or small group of shareholders could call a special meeting that serves only a narrow agenda not favored by the majority of shareholders. The 25% ownership threshold is a common threshold among large public companies offering shareholders the right to call a special meeting and helps protect shareholder rights without the expense and risk associated with a lower special meeting threshold.

Special meetings require substantial resources. The calling of a special meeting requires a substantial commitment of time, effort and resources. The Company must pay to prepare, print and distribute to shareholders the legal disclosure documents related to the meeting, solicit proxies and tabulate votes, and the Board and management must divert time otherwise dedicated to operating the business to preparing for and conducting the meeting.

Reducing the threshold needed to call a special meeting from 25% to 10% of shares outstanding could cause the Company to dedicate a significant amount of time and resources on a special meeting even if up to 90% of shareholders are not in favor of calling the meeting. The Board believes the share ownership threshold to call special meetings must strike a balance between empowering shareholders' ability to call a special meeting in appropriate circumstances and mitigating the risk that shareholders with special interests could call special meetings to promote agenda items relevant to particular constituencies and not generally in the best interests of all shareholders. Following careful consideration of this proposal, the Board continues to believe that a 25% threshold strikes the necessary balance.

We have implemented strong corporate governance practices. The Board believes this proposal should be evaluated in the context of our overall corporate governance, including other shareholder rights available under applicable listing standards and law, as well as our Bylaws. Our Board is accountable to shareholders through a variety of policies and strong corporate governance practices, including:

•Proxy Access: Shareholders holding in the aggregate at least 3% of our outstanding common stock may nominate directors to be included in our Proxy Statement, subject to satisfying certain procedural and eligibility requirements;

•Shareholder Proposals: Shareholders may submit proposals for inclusion in our Proxy Statement and consideration at our annual meetings;

•Special Meeting: As noted above, shareholders holding in the aggregate 25% of our outstanding common stock have the right to call a special meeting;

•Access to the Board: Shareholders may communicate directly with the Board, as described under “Communications with the Board of Directors” in this Proxy Statement; and

•Voting Rights: Shareholders have the right to vote to elect directors and express their views on executive compensation and other proposals at an annual meeting, as well as the right to vote on certain special matters including mergers, large share issuances, the adoption of equity compensation plans and amendments to our Restated Certificate of Incorporation.

We have also eliminated supermajority provisions applicable to Bylaw amendments and have a majority vote standard, a director resignation policy, an anti-hedging and anti-pledging policy, a compensation recovery (clawback) policy, stock ownership requirements for officers, and no poison pill.

When viewed together with our strong commitment to corporate governance and the many shareholder-friendly provisions we have adopted, the Board believes that our current 25% special meeting threshold is appropriate and enhances shareholder rights while still ensuring significant support among shareholders is required to call a special meeting. Accordingly, the Board believes that adoption of this proposal would undermine our ability to efficiently use our resources and promote the best interests of our shareholders and recommends you vote AGAINST it.

2022 Proxy Statement	73

SHAREHOLDER PROPOSALS

Proposal 8. Shareholder Proposal Seeking Amendment to Existing Clawback Provisions

✗	The Board of Directors recommends you vote AGAINST the following proposal.

United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (“USW”), 60 Boulevard of the Allies, Pittsburgh, Pennsylvania 15222, has notified MPC that it intends to present the following proposal at the Annual Meeting. USW has indicated that it holds the requisite number of MPC securities in accordance with Rule 14a-8 requirements. We are not responsible for the contents of the proposal or supporting statement.

Shareholder Proposal and Supporting Statement

Resolved, shareholders of Marathon Petroleum Corporation (the “Company”) urge the Board of Directors’ Compensation and Organization Development Committee to amend the company’s recoupment/clawback policy to add that the Committee will review and determine whether to seek recoupment of long-term incentive and short-term incentive compensation paid, granted or awarded to an executive officer if, in the Committee’s judgment, (a) an executive officer engaged in conduct that resulted in a violation of law or MPC policy, and that caused financial or reputational harm to the Company, or (b) an executive officer failed in their responsibility to manage conduct or risks, and such failure contributed to financial or reputational harm to the Company, with MPC to disclose to shareholders the circumstances of any recoupment or decision not to pursue recoupment in those situations.

“Recoupment” includes: recovery of compensation already paid and forfeiture, recapture, reduction or cancellation of future amounts awarded or granted over which MPC retains control. This policy should operate prospectively and be implemented so as not to violate any contract, compensation plan, law or regulation

Supporting Statement

We believe that compensation policies should promote sustainable value creation.

We understand that the Company currently has in place a mechanism that imposes clawback provisions on both long-term incentive and short-term incentive awards. MPC’s existing policy allows clawback from an executive officer if, in the event of a material accounting restatement, the executive office is determined to knowingly engage in misconduct, be grossly negligent with respect to misconduct, knowingly failed or was grossly negligent in failing to prevent misconduct, or engage in misconduct materially harmful to the company.

Our view is that the existing clawback triggers are too limited in its assessment of executive conduct and the implications for long-term shareholder value. Recoupment can be an important remedy for conduct that may affect financial results or harm MPC’s reputation and prospects, but does not involve a financial restatement.

The rationale for an expanded policy is illustrated by the reputational and financial risks associated with its $86 million settlement regarding the 2016 fire at the Galveston Bay refinery.[1]

Adopting this policy would help establish a culture of not only compliance but also sustainable value creation while demonstrating the Company’s commitment to accountability to shareholders.

We urge you to vote FOR this proposal.

[1] https://www.reuters.com/article/us-marathon-pete-settlement-fire/marathon-petroleum-to-pay-86-million-to-settle-texas-fire-lawsuits-idUSKBN1AJ1N1

74	Marathon Petroleum Corporation

SHAREHOLDER PROPOSALS

BOARD OF DIRECTORS’ RESPONSE TO PROPOSAL 8

The Board has carefully considered this proposal and recommends you vote AGAINST it.

MPC already has in place an executive compensation clawback/recoupment policy that the Board and the Compensation and Organization Development Committee believe is appropriate and effective and that aligns the interests of our executive officers and shareholders. Consistent with our commitment to ongoing engagement with our shareholders, Company management and subject matter experts met with the proponent in January to discuss this topic.

As discussed under “Executive Compensation—Compensation Governance—Clawback/Recoupment Policy” on page 47 of this Proxy Statement, our annual cash bonus and long-term incentive programs provide for recoupment in the case of certain forfeiture events. The Compensation and Organization Development Committee implemented these provisions based upon a review of market practice and proposed SEC rules, has reevaluated them with the guidance of its independent compensation consultant and continues to believe they effectively address senior executive conduct.

Our clawback/recoupment policy allows the Compensation and Organization Development Committee to seek recovery or forfeiture of incentive compensation from a current or former executive officer in the event of a material accounting restatement resulting from misconduct if the Committee determines such officer knowingly engaged in misconduct; was grossly negligent with respect to misconduct; knowingly failed or was grossly negligent in failing to prevent misconduct; or engaged in fraud, embezzlement or other similar misconduct materially harmful to our Company. The Compensation and Organization Development Committee may seek recoupment of the portion of such officer’s annual cash bonus that would not have been earned had performance been measured on the basis of the restated results. Payments made in settlement of performance units may be recouped if the forfeiture event occurred while the executive officer was employed, or within three years after termination of employment. In addition, the executive’s unexercised and unvested equity awards would be subject to immediate forfeiture.

Our recoupment provisions are not the sole basis for remedies we may have in the event of executive misconduct and do not limit our ability to pursue, under the terms of our compensation plans and award agreements, the adjustment or recovery of compensation in other circumstances. In addition, existing law requires recoupment in certain circumstances, as well as certain related disclosures. The Sarbanes-Oxley Act of 2002 requires recoupment of some executives’ awards if a misstatement resulted from misconduct. SEC rules also require us to disclose in our proxy statement when compensation has been recouped, and the amount recouped, from our named executive officers. In addition, where necessary to an understanding of our compensation policies and compensation decisions regarding the named executive officers, we must disclose in our proxy statement the reasons for the recoupment and how we determined the amount to be recovered.

We believe that the reputational risks described in the proposal are already effectively managed by our current practices. As described under “Corporate Governance—Board Oversight—Oversight of Risk Management” on page 20 of this Proxy Statement, the Board is responsible for overseeing our enterprise risk management process, which includes oversight of matters that may present material risk to our reputation, among other things. Further, we have implemented compliance policies that extend throughout our organization, such as our Code of Business Conduct, which defines our expectations for ethical decision-making, accountability and responsibility. Our Code of Ethics for Senior Financial Officers, which is specifically applicable to our CEO, CFO, Controller, Treasurer and other leaders performing similar roles, requires these officers to, among other things, act with honesty and integrity; proactively promote ethical and honest behavior; comply with applicable laws, rules and regulations; and provide full, fair, accurate, timely and understandable disclosure in SEC reports and other public communications.

The Compensation and Organization Development Committee’s ability to exercise discretion under our clawback/recoupment policy helps ensure that any such recoupment would be in the best interests of the Company and our shareholders, while avoiding the proposal’s vague and imprecise standards. The Compensation and Organization Development Committee believes that our current compensation structure strikes the right balance to motivate executive officers to drive long-term profitable and sustainable growth, while discouraging illegal or unethical conduct through our recoupment provisions and other means. Accordingly, the Board does not believe this proposal is in the best interests of MPC or its shareholders and recommends you vote AGAINST it.

2022 Proxy Statement	75

SHAREHOLDER PROPOSALS

Proposal 9. Shareholder Proposal Seeking Report on Just Transition

✗	The Board of Directors recommends you vote AGAINST the following proposal.

The International Brotherhood of Teamsters General Fund (the “Fund”), 25 Louisiana Avenue, NW, Washington, DC 20001, has notified MPC that it intends to present the following proposal at the Annual Meeting. The Fund has indicated that it holds the requisite number of MPC securities in accordance with Rule 14a-8 requirements. We are not responsible for the contents of the proposal or supporting statement.

Shareholder Proposal and Supporting Statement

RESOLVED: The shareholders of Marathon Petroleum Corp. (“Marathon”), ask the Board of Directors to prepare a report stating how Marathon is responding to the social impact of Marathon’s climate change strategy on workers and communities, consistent with the “Just Transition” guidelines of the International Labor Organization (“ILO”). The report should be prepared at reasonable cost, omitting proprietary information and be available to investors by the 2023 shareholder meeting.

It should include:

•Marathon’s commitment to providing a just transition for its workforce and communities in its plans to address its climate-related risks and opportunities.
•Marathon’s plans to address the impacts of its climate change strategy on workers and communities.
•The integration of these concerns into the governance structure, including executive compensation, stakeholder and workforce engagement processes, and Board oversight.

Supporting Statement: At the 2021 UN Climate Change Conference, the United States and other governments agreed to the Just Transition Declaration. (https://ukcop26.org/supporting-the-conditions-for-a-just-transition-internationally/.)

That Declaration notes the 2015 Paris Agreement underscored the “close links between climate action, sustainable development, and a just transition,” including “the imperatives of a just transition of the workforce and the creation of decent work and quality jobs.” The Declaration cites the ILO’s 2015 Guidelines For a Just Transition as “establish[ing] a global understanding” of a “just transition” as a process towards "an environmentally sustainable economy,” which “needs to be well managed and contribute to the goals of decent work for all, social inclusion and the eradication of poverty.” (https://www.ilo.org/wcmsp5/groups/public/---ed_emp/---emp_ent/_documents/publication/wcms_432859.pdf.)

Guiding Principle E specifies a just transition involves “anticipating impacts on employment, adequate and sustainable social protection for job losses and displacement, skills development and social dialogue, including the effective exercise of the right to organize and bargain collectively.” (https://www.ilo.org/wcmsp5/groups/public/---ed_emp/---emp_ent/_documents/publication/wcms_432859.pdf.)

The success of this Declaration and the Paris Agreement depend not just on government policies, but also, as the ILO states, on the “pivotal role of employers,” particularly in carbon intensive sectors.

161 investors, representing $10 trillion in assets, signed the UN PRI’s “Statement of Investor Commitment to Support a Just Transition on Climate Change,” contending “the responsible management of workforce and community dimensions of climate change are increasingly material drivers for value creation.” (https://www.unpri.org/download?ac=10382.)

UK energy company SSE published a Just Transition report (see https://www.sse.com/_media/n41jiibk/just-transition-supporting-workers-transition.pdf) stating: “The prize of a … just transition … is that the actions and investments required to decarbonize energy systems attract long-term public support and legitimacy.” SSE identifies principles to address the social impacts of climate change on workers, consumers, communities and suppliers.

Marathon’s 2021 “Perspectives on Climate-Related Scenarios” discusses its strategy for a lower-carbon future, including impacts on capital investment and refining capacity. That report notes, following its scenario analysis, Marathon ceased crude processing at its Gallup, New Mexico, refinery and retooled its Martinez, California, refinery to align with California’s climate goals. Absent is discussion of the implications for workers and communities.

76	Marathon Petroleum Corporation

SHAREHOLDER PROPOSALS

BOARD OF DIRECTORS’ RESPONSE TO PROPOSAL 9

The Board has carefully considered this proposal and recommends you vote AGAINST it.

Consistent with our commitment to ongoing engagement with our shareholders, Company management and subject matter experts met with the proponent in January to discuss this topic. We recently published our report, Creating Shared Value Through A Just and Responsible Transition, available at www.marathonpetroleum.com/Sustainability/. This report frames our ongoing commitments and actions to respond to the potential social impacts of our business activities, particularly our engagement and collaboration with employees and communities. As this report addresses the specific disclosures requested by the proponent, it substantially implements the proposal.

The report is also informed by the metrics, including acknowledgment, commitment, engagement, and action, in a new just transition indicator published by Climate Action 100+ for its Net-Zero Company Benchmark. In 2022, the just transition indicator will be in “beta” form, meaning that the initiative will collect data to inform future development and results will not be published.

The International Energy Agency (“IEA”) forecasts that traditional energy sources will play an important role for years to come, with inherently lower-carbon natural gas and renewable fuels expected to comprise a growing portion of the global energy mix. We seek to provide the energy needed today, while investing for an energy diverse future.

The United Nations Just Transition Declaration (“Declaration”) commits party-nations “to support [certain] principles, and aim to work with relevant international organisations, including the International Labour Organization (“ILO”) and others, to implement them across our international financial and technical assistance programmes when supporting developing and emerging economies.” This is consistent with a central theme of the Paris Agreement to allocate responsibilities between developed countries and least developed countries.

The Declaration also references the ILO’s Guidelines for a just transition toward environmentally sustainable economies and societies for all (“Guidelines”). The key policy areas within the Guidelines are directed to governments and social partners, with engagement and collaboration with stakeholders as the primary role envisioned for employers. Our report is informed by the Guidelines and includes details of our comprehensive approach to stakeholder engagement, human capital management and community investment.

The subject of a just transition and what it means for employers, particularly those operating primarily within a developed country like the United States, is an evolving area. Our early work in this space is an example of our continued commitment to stakeholder listening and engagement.

As we have already published a report that addresses the specific disclosures requested by this proposal, the Board believes this proposal is unnecessary and recommends you vote AGAINST it.

2022 Proxy Statement	77

OTHER INFORMATION

Stock Ownership Information

Security Ownership of Management

The following table shows the number of shares of MPC common stock and MPLX common units beneficially owned as of February 1, 2022, by each director, director nominee and NEO, and by all current directors and executive officers as a group. The address for each person is c/o Marathon Petroleum Corporation, 539 South Main Street, Findlay, Ohio 45840. Unless otherwise indicated, to our knowledge, each person or member of the group shown has sole voting and investment power with respect to the securities shown, and none of the shares or units shown is pledged as security. As of February 1, 2022, there were 570,865,701 shares of MPC common stock outstanding and 1,014,982,223 MPLX common units outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Total Outstanding (%)
	MPC Common Stock	MPLX Common Units	MPC	MPLX

Current Non-Executive Directors
Abdulaziz F. Alkhayyal	18,001	4,421	*	*
Evan Bayh	60,861	37,798	*	*
Charles E. Bunch	28,958	16,668	*	*
Jonathan Z. Cohen	9,171	2,234	*	*
Steven A. Davis	45,663	46,080	*	*
Edward G. Galante	18,965	7,304	*	*
Kim K.W. Rucker	62,944	19,334	*	*
Frank M. Semple	7,794	550,061	*	*
J. Michael Stice	16,883	26,044	*	*
John P. Surma	59,761	52,774	*	*
Susan Tomasky	23,222	3,122	*	*
Named Executive Officers
Michael J. Hennigan	510,667	212,730	*	*
Maryann T. Mannen	86,323	33,127	*	*
Raymond L. Brooks	338,619	58,682	*	*
Suzanne Gagle	181,307	49,067	*	*
Brian C. Davis	—	—	*	*
Donald C. Templin	10,071	102,184	*	*
Timothy T. Griffith	58,688	43,565	*	*
All Current Directors and Current Executive Officers as a Group (17 individuals)	1,586,028	1,142,119	*	*
* Less than 1% of common shares or common units outstanding, as applicable.

MPC Common Stock beneficial ownership amounts include:

●	Restricted stock unit awards that vest upon the director’s retirement from service on the Board as follows: Mr. Alkhayyal, 18,001; Mr. Bayh, 49,761; Mr. Bunch, 22,343; Mr. Cohen, 9,171; Mr. S. Davis, 31,163; Mr. Galante, 12,552; Ms. Rucker, 12,552; Mr. Semple, 7,794; Mr. Stice, 16,883; Mr. Surma, 49,761; Ms. Tomasky, 12,552.

●	For Mr. Surma, includes shares of common stock held by or with spouse or by trust for the benefit of spouse.

●	Shares of common stock indirectly beneficially held in trust as follows: Mr. S. Davis, 10,500; Mr. Surma, 10,000.

●
All stock options exercisable within 60 days of February 1, 2022, as follows: Mr. Hennigan, 167,482; Mr. Brooks, 253,536; Ms. Gagle, 143,047; Mr. Griffith, 38,688; all other executive officers, 87,884.

78	Marathon Petroleum Corporation

OTHER INFORMATION

●
Restricted stock unit awards that may be forfeited under certain conditions as follows: Mr. Hennigan, 248,395; Ms. Mannen, 68,370; Mr. Brooks, 18,625; Ms. Gagle, 12,980; all other executive officers, 8,585.

●
For Messrs. Templin and Griffith, who ceased employment with us effective August 1, 2021 and May 14, 2021, respectively, amounts reported above reflect beneficial ownership of common stock based on information last known or reasonably available to us.

MPLX Common Unit beneficial ownership amounts include:

●	Phantom unit awards that settle in common units upon a director’s retirement from service on the Board as follows: Mr. Alkhayyal, 4,421; Mr. Bayh, 6,798; Mr. Bunch, 5,238; Mr. Cohen, 2,234; Mr. S. Davis, 6,337; Mr. Galante, 3,122; Ms. Rucker, 3,122; Mr. Semple, 28,767; Mr. Stice, 25,344; Mr. Surma, 45,274; Ms. Tomasky, 3,122.

●	Common units indirectly beneficially held in trust as follows: Mr. S. Davis, 39,743; Mr. Semple, 472,517; Mr. Stice, 700.

●	For Mr. Semple, includes common units held by or with spouse or by trust for the benefit of spouse.

●
Phantom unit awards that may be forfeited under certain conditions as follows: Mr. Hennigan, 112,016; Ms. Mannen, 33,127; Mr. Brooks, 37,561; Ms. Gagle, 26,254; Mr. Griffith, 3,082; Mr. Templin, 3,858; all other executive officers, 7,998.

●
For Messrs. Templin and Griffith, who ceased employment with us effective August 1, 2021 and May 14, 2021, respectively, amounts reported above reflect beneficial ownership of common units based on information last known or reasonably available to us.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to each shareholder of whom we are aware that, based on filings with the SEC, beneficially owned 5% or more of the outstanding shares of our common stock as of December 31, 2021.

	Amount and Nature of Beneficial Ownership		Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Name and Address of Beneficial Owner	Number of Shares	Percent of Class

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	56,693,740	9.9%	52,004,002	—	56,693,740	—
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	60,814,113	10.7%	—	965,721	58,328,291	2,485,822
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	41,423,140	7.3%	—	38,977,126	—	41,393,727

Percent of Class is based on 570,865,701 MPC shares outstanding as of February 1, 2022.

BlackRock, Inc. Amounts are derived from Schedule 13G/A filed with the SEC on February 3, 2022.

The Vanguard Group. Amounts are derived from Schedule 13G/A filed with the SEC on February 9, 2022.

State Street Corporation. Amounts are derived from Schedule 13G/A filed with the SEC on February 11, 2022.

2022 Proxy Statement	79

OTHER INFORMATION

Related Party Transactions

Policy and Procedures with Respect to Related Person Transactions

The Board has adopted a Related Person Transactions Policy to establish procedures for the notification, review, approval, ratification and disclosure of related person transactions. Our intent is to enter into or ratify a related person transaction only when the Board, acting through the Corporate Governance and Nominating Committee, determines that the transaction is in the best interests of our shareholders and us.

The Related Person Transactions Policy is available under the “Investors” tab of our website by selecting “Corporate Governance.” The material features of the policy are:

✓
Annually, and at other times as circumstances require, directors, director nominees and executive officers must submit updated information sufficient for the Corporate Governance and Nominating Committee to identify the existence and evaluate possible related person transactions not previously approved or ratified. Known transactions with beneficial owners of 5% or more of our common stock are also assessed.

✓
Any related person transaction that has not been previously approved or ratified must be submitted to the Corporate Governance and Nominating Committee, which considers whether ratification, amendment or termination of the transaction is in the best interests of our shareholders and us.

✓
We may not hire any immediate family member of a director or executive officer unless approved by the Corporate Governance and Nominating Committee. If an employee’s immediate family member becomes our director or executive officer, no material change in that employee’s terms of employment, including compensation, may be made without the Committee’s prior approval.

Directors, Officers and Immediate Family Members

We entered into an aircraft time sharing agreement with Mr. Hennigan, effective January 1, 2021, pursuant to which Mr. Hennigan may elect to use Company aircraft for personal use from time to time on a time sharing basis. Mr. Hennigan will pay us for such use of the aircraft pursuant to the terms of the agreement. The transaction was approved by the Corporate Governance and Nominating Committee and will be reviewed on an annual basis consistent with our Related Person Transactions Policy described above. A copy of the aircraft time sharing agreement was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2020.

Evan Barbosa, a former manager in the MPLX investment analysis group, is the son-in-law of Steven A. Davis, a member of the Board since 2013. Mr. Barbosa previously was employed by Andeavor and joined MPC when we acquired Andeavor on October 1, 2018. Because of his relationship to Mr. Davis, Mr. Barbosa’s continuing employment with the combined company was reviewed and approved by the Corporate Governance and Nominating Committee consistent with our policy as described above. Mr. Barbosa ceased employment with us in April 2021 to pursue another opportunity. His aggregate compensation received from us in 2021 was $196,496.

Relationship with MPLX

As of February 15, 2022, we owned through our affiliates approximately 64% of MPLX’s outstanding common units. We also own through our affiliates 100% of MPLX GP, which in turn owns the non-economic general partner interest in MPLX. MPLX GP manages MPLX’s operations and activities through its officers and directors. In addition, various of our officers and directors also serve as officers and/or directors of MPLX. Accordingly, we view transactions between MPLX and us as related party transactions and have provided the following disclosures with respect to such transactions during 2021. Unless the context otherwise requires, references in the following discussion to “we” or “us” refer to our affiliates and us.

Distributions
Pursuant to its partnership agreement, MPLX makes cash distributions to its unitholders, including us as the indirect holder of MPLX common units. During 2021, MPLX distributed to us $2,163 million with respect to the common units.

Reimbursements
Under its partnership agreement, MPLX reimburses MPLX GP and its affiliates, including us, for all costs and expenses incurred on MPLX’s behalf. The amount reimbursed by MPLX in 2021 was $2 million.

80	Marathon Petroleum Corporation

OTHER INFORMATION

Transactions and Commercial and Other Agreements with MPLX
During 2021, pursuant to the agreements described below, we paid MPLX $3,625 million for services, $45 million for management services and $1,178 million for rent expenses; received $1,614 million in reimbursements for services provided and costs and expenses incurred on behalf of MPLX and for products sold to MPLX; and purchased $145 million of certain products from MPLX.

VARIOUS LONG-TERM, FEE-BASED COMMERCIAL AGREEMENTS	MPLX provides transportation, terminal and storage services to us, and we provide MPLX with minimum quarterly throughput volumes on crude oil and refined products systems, and minimum storage volumes of crude oil and refined products. We also pay a fixed fee for 100% of available capacity for boats, barges and third-party chartered equipment under the marine transportation service agreement.

OPERATING SERVICE AGREEMENTS	MPLX operates various pipelines owned by us, and we pay MPLX or its subsidiaries an operating fee for operating the assets and reimburse MPLX for all associated direct and indirect costs. Most of these agreements are indexed for inflation.

MANAGEMENT SERVICES AGREEMENT	Hardin Street Marine LLC, an MPLX subsidiary, receives a fixed annual fee for providing oversight and management services for our marine business. This fee is adjusted annually for inflation and any changes in the scope of the management services provided.

OMNIBUS AGREEMENTS	MPLX pays us a fixed annual fee for executive management services and general and administrative services, as well as any associated out-of-pocket costs and expenses. We have agreed to indemnify MPLX for certain matters, including environmental, title and tax matters.

VARIOUS EMPLOYEE SERVICES AGREEMENTS	MPLX reimburses us for employee benefit expenses and costs incurred for certain operational and management services.

TIME SHARING AGREEMENT	MPLX GP is entitled to use certain aircraft leased and operated by MPC in connection with the management and operations of MPLX. MPLX GP reimburses MPC for the costs associated with leasing and operating the aircraft based on MPLX GP’s actual use of the aircraft.

Loan Agreement
MPC Investment LLC, our wholly owned subsidiary, is party to a loan agreement with MPLX. Under the terms of the agreement, MPC Investment extends loans to MPLX on a revolving basis as requested by MPLX and as agreed to by MPC Investment up to a maximum borrowing capacity of $1.5 billion in aggregate principal amount of loans at any time outstanding. The loan agreement is scheduled to expire, and borrowings under the loan agreement are scheduled to mature and become due and payable, on July 31, 2024, provided that MPC Investment may demand payment of all or any portion of the principal amount of any loans outstanding, together with all accrued and unpaid interest and other amounts (if any) payable under the agreement, at any time prior to the maturity date. Borrowings under the loan agreement bear interest at the one-month LIBOR rate plus 1.25%, or such lower premium then applicable under MPLX’s revolving credit facility. During 2021, MPLX borrowed $8,493 million and repaid $7,043 million, resulting in an outstanding balance of $1,450 at December 31, 2021. Borrowings bore interest at an average rate of 1.341%.

2022 Proxy Statement	81

FAQs About Voting and the Annual Meeting

Q.	When and where is the Annual Meeting?

A.	The 2022 Annual Meeting of Shareholders will be held on Wednesday, April 27, 2022, beginning at 10 a.m. EDT online at www.virtualshareholdermeeting.com/MPC2022.

Q.	What am I voting on and how does the Board recommend that I vote?

A.	The following table summarizes each proposal, the Board’s voting recommendation for each proposal and the vote required for each proposal to pass.

Proposal	Board Recommendation	Page Reference	Voting Standard

Proposal 1. Elect four director nominees to Class II	FOR each nominee	7	Majority of votes cast for each director
Proposal 2. Ratify the independent auditor for 2022	FOR	30	Majority of votes cast
Proposal 3. Approve, on an advisory basis, our named executive officer compensation	FOR	68	Majority of votes cast
Proposal 4. Amend the Certificate of Incorporation to declassify the Board of Directors	FOR	69	80% of outstanding shares entitled to vote
Proposal 5. Amend the Certificate of Incorporation to eliminate the supermajority provisions	FOR	70	80% of outstanding shares entitled to vote
Proposal 6. Amend the Certificate of Incorporation to amend the exclusive forum provision	FOR	71	Majority of outstanding shares entitled to vote
			Majority of shares present
Proposals 7-9. Shareholder proposals	AGAINST	72

Q.	Who is entitled to vote?

A.
You may vote if you held MPC common stock at the close of business on Wednesday, March 2, 2022, which is the record date for our Annual Meeting. On that date, there were 558,574,459 shares of our common stock outstanding and entitled to be voted at the Annual Meeting. Each share is entitled to one vote.

Q.	How do I attend the virtual Annual Meeting?

A.
If you plan to attend the virtual meeting, you must be a holder of MPC shares as of Wednesday, March 2, 2022. To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/MPC2022 and enter the 16-digit control number included in your Notice, proxy card or voting instruction form. You may begin to log in to the meeting platform beginning at 9:45 a.m. EDT on April 27, 2022. The meeting will begin promptly at 10 a.m. EDT on April 27, 2022.

The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong Wi-Fi connection, and they can hear streaming audio prior to the start of the meeting.

If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 9:45 a.m. EDT until the end of the meeting.

Q.	How do I ask a question during the virtual Annual Meeting?

A.
The question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your 16-digit control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/MPC2022.

82	Marathon Petroleum Corporation

FAQS ABOUT VOTING AND THE ANNUAL MEETING

Q.	How do I vote?

A.
Shareholders of record may vote either online during the virtual Annual Meeting or by proxy prior to the Annual Meeting. Whether or not you plan to participate in the virtual Annual Meeting, we encourage you to vote by proxy using one of the following options. If you attend the virtual Annual Meeting and vote during the meeting, that vote will override your proxy vote.

Via the Internet: Follow the instructions in the Notice, proxy card or voting instruction form.	Call Toll-Free: Call the toll-free number on your proxy card or voting instruction form.	Mail Signed Proxy Card: Follow the instructions on your proxy card or voting instruction form.

Q.	How do I know whether I am a shareholder of record or a beneficial owner of shares?

A.
If your shares are registered in your name with our transfer agent, Computershare Trust Company N.A., you are a shareholder of record with respect to those shares, and you received the Notice or printed proxy materials directly from us. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, you are the “beneficial owner” of such shares and the Notice or printed proxy materials were forwarded to you by that organization. In that circumstance, the organization is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct the organization how to vote the shares held in your account.

Q.	How are votes counted?

A.	Each share counts as one vote.

Q.	May I change or revoke my vote?

A.
If you are a shareholder of record, you may change or revoke your vote before the Annual Meeting by submitting a subsequent proxy card, voting again via telephone or the internet, by written request to our Corporate Secretary prior to the meeting or by attending the virtual Annual Meeting and voting your shares online. Any change or revocation of your vote must be received by the applicable voting deadlines.

If you are a beneficial owner of shares, you must contact your broker or other intermediary with whom you have an account to change or revoke your voting instructions.

Q.	What is the voting requirement to approve each proposal?

A.
Proposal 1. Our Bylaws include a majority vote standard for uncontested director elections. Because the number of nominees does not exceed the number of directors to be elected at the Annual Meeting, the election of each director nominee is uncontested and thus requires a majority of the votes cast. Abstentions and broker non-votes will not be considered votes “cast” and will have no effect on the outcome. Any director nominee who does not receive a majority of the votes cast is required by our Bylaws to submit an irrevocable resignation to the Corporate Governance and Nominating Committee of the Board, which will make a recommendation to the Board as to whether to accept or reject the resignation or take other action. The Board would, within 90 days following certification of the election results, publicly disclose its decision regarding the resignation and, if such resignation was rejected, the rationale behind the decision.

Proposal 2 will be approved if it receives the affirmative vote of a majority of the votes cast. Abstentions will not be considered votes “cast” and will have no effect on the outcome. Because the ratification of an independent auditor is a routine matter on which brokers may vote, there will be no broker non-votes with respect to this proposal.

Proposal 3 will be approved if it receives the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not be considered votes “cast” and will have no effect on the outcome. Although the advisory vote on this proposal is nonbinding, the Board will consider the results of the vote when making executive compensation decisions.

2022 Proxy Statement	83

FAQS ABOUT VOTING AND THE ANNUAL MEETING

Each of Proposals 4 and 5 will be approved if it receives the affirmative vote of the holders of at least 80% of the outstanding shares of our common stock entitled to vote. Abstentions and broker non-votes will have the same effect as votes against the proposal.

Proposal 6 will be approved it it receives the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote. Abstentions and broker non-votes will have the same effect as votes against the proposal.

Each of Proposals 7, 8 and 9 will be approved if it receives the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote. Abstentions and broker non-votes will have the same effect as votes against the proposal.

Q.	What are “broker non-votes?”

A.
The New York Stock Exchange permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from such customers. The ratification of an independent auditor is an example of a routine matter on which brokers may vote in this manner. Brokers may not vote their customers’ shares on non-routine matters, such as the election of directors or proposals related to executive compensation, unless they have received voting instructions from their customers. Shares held by brokers on behalf of customers who do not provide voting instructions on non-routine matters are “broker non-votes.”

Q.	Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of printed materials?

A.
We provide our proxy materials over the internet. Unless you request a printed copy of the proxy materials, we will send you a Notice explaining how to access the proxy materials over the internet. This allows us to expedite your receipt of proxy materials, conserve natural resources and lower the cost of the meeting. You can request proxy materials in printed form by following the instructions provided in the Notice.

Q.	Will I receive more than one copy of the proxy materials if multiple shareholders share my address?

A.
Unless we have received contrary instructions from one or more of the shareholders sharing your address, we will send only one set of proxy materials to your address. You may request a separate copy of proxy materials be sent to your address by calling (419) 421-3711 or by writing to Marathon Petroleum Corporation, Shareholder Services Office, 539 South Main Street, Findlay, OH 45840. Shareholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single set by calling us at the above number or writing to us at the above address.

Q.	What constitutes a quorum?

A.
Under our Bylaws, a quorum is a majority of the voting power of the outstanding shares of stock entitled to vote. Both abstentions and broker non-votes are counted in determining whether a quorum is present for the meeting.

Q.	Will any other matters be presented at the Annual Meeting?

A.
If any matters are presented at the Annual Meeting other than the proposals on the proxy card, the Proxy Committee will vote on them using their best judgment. Your signed proxy card, or internet or telephone vote, provides this authority. Under our Bylaws, notice of any matter (including director nominations outside of our proxy access process) to be presented by a shareholder for a vote at the Annual Meeting must have been received by December 15, 2021, and must have been accompanied by certain information about the shareholder presenting it.

Q.	How are proxies solicited, and what are the costs of proxy solicitation?

A.
We will pay the costs of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. We have retained Innisfree M&A Incorporated, a professional proxy soliciting organization, to assist with the solicitation of proxies for a fee of $18,500, plus a charge for telephone solicitations and reimbursement for certain expenses. We will also make arrangements with

84	Marathon Petroleum Corporation

FAQS ABOUT VOTING AND THE ANNUAL MEETING

brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of common stock, and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.

Q.	When must shareholder proposals and director nominations be submitted for the 2023 annual meeting?

A.
In accordance with our Bylaws, shareholder proposals submitted for inclusion in our 2023 Proxy Statement must be received in writing by our Corporate Secretary no later than the close of business on November 14, 2022. Notices of shareholder director nominations for inclusion in our 2023 Proxy Statement must be received by our Corporate Secretary on or after October 15, 2022, and no later than November 14, 2022, and must comply with our proxy access Bylaw provisions. Shareholder proposals (including director nominations) submitted outside the process for inclusion in our 2023 Proxy Statement must be received from shareholders of record on or after November 14, 2022, and no later than December 14, 2022, and must be accompanied by certain information about the shareholder making the proposal, in accordance with our Bylaws.

2022 Proxy Statement	85

APPENDIX I

PROPOSED AMENDMENT TO THE MPC RESTATED CERTIFICATE OF INCORPORATION (Declassification Amendment)

Text of the proposed amendment (deletions are indicated by strikeouts and additions are indicated by underlining):

ARTICLE SIX BOARD OF DIRECTORS

1. Authority of the Board. The business and affairs of the Corporation will be managed by or under the direction of the Board. In addition to the authority and powers conferred on the Board by the DGCL or by the other provisions of this Restated Certificate of Incorporation, the Board hereby is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Restated Certificate of Incorporation, any Preferred Stock Designation and any Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, will invalidate any prior act of the Board that would have been valid if such Bylaws or amendment had not been adopted.

2. Number of Directors. The number of Directors which will constitute the whole Board shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of a majority of the Directors then in office (subject to such rights of holders of a series of shares of Preferred Stock to elect one or more Directors pursuant to any provisions contained in any Preferred Stock Designation), but in any event will not be less than three (3) or greater than twelve (12). In the event of any change in the authorized number of Directors prior to the date of the 2025 annual meeting of stockholders, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or the earlier of his or her death, resignation or removal. ~~The~~In the event of any increase in the authorized number of Directors prior to the date of the 2025 annual meeting of stockholders, the Board shall specify the class to which a newly created directorship shall be allocated.

3. Classification and Terms of Directors. ~~The~~ Prior to the date of the 2025 annual meeting of stockholders, the Directors (other than those Directors, if any, elected by the holders of any series of Preferred Stock pursuant to the Preferred Stock Designation for such series of Preferred Stock, voting separately as a class), will be divided into three classes as nearly equal in size as practicable: Class I, Class II and Class III. ~~Each Director~~Any Director elected prior to the date of the 2023 annual meeting of stockholders will serve for a three-year term expiring on the date of the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders at which that Director was elected~~; provided, however, that the Directors first designated as Class I Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2011, the Directors first designated as Class II Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2012, and the Directors first designated as Class III Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2013~~. Each Director elected at the 2023 annual meeting of stockholders will be elected for a term expiring at the 2024 annual meeting of stockholders. Each Director elected at the 2024 annual meeting of stockholders will be elected for a term expiring at the 2025 annual meeting of stockholders. At the 2025 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all Directors will be elected for a term expiring at the next annual meeting of stockholders. Each Director will hold office until the annual meeting of stockholders at which that Director’s term expires and, the foregoing notwithstanding, serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any Director elected by the holders of a series of Preferred Stock will be elected for the term set forth in the applicable Preferred Stock Designation.

2022 Proxy Statement	I-1

APPENDIX I

4. Election and Succession of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide. At each annual election prior to the date of the 2025 annual meeting of stockholders, the Directors chosen to succeed those whose terms then expire will be of the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of Directors, the Board shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of Directors among the classes.

5. Removal of Directors. Subject to the rights, if any, of holders of Preferred Stock as set forth in any applicable Preferred Stock Designation, Directors of the Corporation may be removed from office only (a) by the Court of Chancery pursuant to Section 225(c) of the DGCL or (b) ~~for cause~~ by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class: (i) but, prior to the date of the 2025 annual meeting of stockholders, only for cause and (ii) on or after the date of the 2025 annual meeting of stockholders, with or without cause. Except as Applicable Laws otherwise provide, “cause” for the removal of a Director will be deemed to exist only if the Director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his or her duties to the Corporation in any matter of substantial importance to the Corporation by a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability to serve as a Director of the Corporation.

6. Vacancies. Subject to the rights, if any, of holders of Preferred Stock as set forth in any Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, removal or other cause will be filled by the affirmative vote of a majority of the Directors remaining in office even if they represent less than a quorum of the Board, or by the sole remaining Director if only one Director remains in office. ~~Any~~Prior to the date of the 2025 annual meeting of stockholders, any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until that Director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal. From and after the date of the 2025 annual meeting of stockholders, any Director elected in accordance with the first sentence of this paragraph 6 of Article SIX will hold office until the next succeeding annual meeting of stockholders and thereafter until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal. Except as a Preferred Stock Designation may provide otherwise with respect to a Director elected pursuant to such Preferred Stock Designation, no decrease in the number of Directors constituting the Board will shorten the term of any incumbent Director.

I-2	Marathon Petroleum Corporation

APPENDIX II

PROPOSED AMENDMENT TO THE MPC RESTATED CERTIFICATE OF INCORPORATION (Supermajority Elimination Amendment)

Text of the proposed amendment (deletions are indicated by strikeouts and additions are indicated by underlining):

ARTICLE SIX BOARD OF DIRECTORS

5. Removal of Directors. Subject to the rights, if any, of holders of Preferred Stock as set forth in any applicable Preferred Stock Designation, Directors of the Corporation may be removed from office only (a) by the Court of Chancery pursuant to Section 225(c) of the DGCL or (b) for cause by the affirmative vote of the holders of at least a majority ~~eighty percent (80%)~~ of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class. Except as Applicable Laws otherwise provide, “cause” for the removal of a Director will be deemed to exist only if the Director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his or her duties to the Corporation in any matter of substantial importance to the Corporation by a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability to serve as a Director of the Corporation.

ARTICLE EIGHT AMENDMENTS OF THIS RESTATED CERTIFICATE

Notwithstanding anything in this Restated Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least a majority ~~eighty percent (80%)~~ of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, repeal or restate any provision of this Restated Certificate of Incorporation.~~; provided, however, that if any such alteration, amendment, repeal or restatement (except any alteration, amendment, repeal or restatement of Article SIX, this Article EIGHT or Article NINE) has been approved by the majority of the Directors then in office, then the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, will be sufficient to adopt such alteration, amendment, repeal or restatement. Any alteration, amendment, repeal or restatement to Article SIX, this Article EIGHT or Article NINE shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, regardless of whether or not such alteration, amendment, repeal or restatement is approved by the majority of the Directors then in office.~~

2022 Proxy Statement	II-1

APPENDIX III

PROPOSED AMENDMENT TO THE MPC RESTATED CERTIFICATE OF INCORPORATION (combined Declassification Amendment and Supermajority Elimination Amendment)

Text of the proposed amendment (deletions are indicated by strikeouts and additions are indicated by underlining):

ARTICLE SIX BOARD OF DIRECTORS

1. Authority of the Board. The business and affairs of the Corporation will be managed by or under the direction of the Board. In addition to the authority and powers conferred on the Board by the DGCL or by the other provisions of this Restated Certificate of Incorporation, the Board hereby is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Restated Certificate of Incorporation, any Preferred Stock Designation and any Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, will invalidate any prior act of the Board that would have been valid if such Bylaws or amendment had not been adopted.

2. Number of Directors. The number of Directors which will constitute the whole Board shall be fixed from time to time exclusively by, and may be increased or decreased from time to time exclusively by, the affirmative vote of a majority of the Directors then in office (subject to such rights of holders of a series of shares of Preferred Stock to elect one or more Directors pursuant to any provisions contained in any Preferred Stock Designation), but in any event will not be less than three (3) or greater than twelve (12). In the event of any change in the authorized number of Directors prior to the date of the 2025 annual meeting of stockholders, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or the earlier of his or her death, resignation or removal. ~~The~~In the event of any increase in the authorized number of Directors prior to the date of the 2025 annual meeting of stockholders, the Board shall specify the class to which a newly created directorship shall be allocated.

3. Classification and Terms of Directors. ~~The~~ Prior to the date of the 2025 annual meeting of stockholders, the Directors (other than those Directors, if any, elected by the holders of any series of Preferred Stock pursuant to the Preferred Stock Designation for such series of Preferred Stock, voting separately as a class), will be divided into three classes as nearly equal in size as practicable: Class I, Class II and Class III. ~~Each Director~~Any Director elected prior to the date of the 2023 annual meeting of stockholders will serve for a three-year term expiring on the date of the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders at which that Director was elected~~; provided, however, that the Directors first designated as Class I Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2011, the Directors first designated as Class II Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2012, and the Directors first designated as Class III Directors will serve for a term expiring on the date of the annual meeting of stockholders next following the end of the calendar year 2013~~. Each Director elected at the 2023 annual meeting of stockholders will be elected for a term expiring at the 2024 annual meeting of stockholders. Each Director elected at the 2024 annual meeting of stockholders will be elected for a term expiring at the 2025 annual meeting of stockholders. At the 2025 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all Directors will be elected for a term expiring at the next annual meeting of stockholders. Each Director will hold office until the annual meeting of stockholders at which that Director’s term expires and, the foregoing notwithstanding, serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any Director elected by the holders of a series of Preferred Stock will be elected for the term set forth in the applicable Preferred Stock Designation.

III-1	Marathon Petroleum Corporation

APPENDIX III

4. Election and Succession of Directors. Election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide. At each annual election prior to the date of the 2025 annual meeting of stockholders, the Directors chosen to succeed those whose terms then expire will be of the same class as the Directors they succeed, unless, by reason of any intervening changes in the authorized number of Directors, the Board shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of Directors among the classes.

5. Removal of Directors. Subject to the rights, if any, of holders of Preferred Stock as set forth in any applicable Preferred Stock Designation, Directors of the Corporation may be removed from office only (a) by the Court of Chancery pursuant to Section 225(c) of the DGCL or (b) ~~for cause~~ by the affirmative vote of the holders of at least a majority ~~eighty percent (80%)~~ of the voting power of all then outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors, voting together as a single class: (i) but, prior to the date of the 2025 annual meeting of stockholders, only for cause and (ii) on or after the date of the 2025 annual meeting of stockholders, with or without cause. Except as Applicable Laws otherwise provide, “cause” for the removal of a Director will be deemed to exist only if the Director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent or guilty of misconduct in the performance of his or her duties to the Corporation in any matter of substantial importance to the Corporation by a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his or her ability to serve as a Director of the Corporation.

6. Vacancies. Subject to the rights, if any, of holders of Preferred Stock as set forth in any Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, removal or other cause will be filled by the affirmative vote of a majority of the Directors remaining in office even if they represent less than a quorum of the Board, or by the sole remaining Director if only one Director remains in office. ~~Any~~Prior to the date of the 2025 annual meeting of stockholders, any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until that Director’s successor shall have been elected and qualified or until his or her earlier death, resignation or removal. From and after the date of the 2025 annual meeting of stockholders, any Director elected in accordance with the first sentence of this paragraph 6 of Article SIX will hold office until the next succeeding annual meeting of stockholders and thereafter until his or her successor shall be elected and qualified or until his or her earlier death, resignation or removal. Except as a Preferred Stock Designation may provide otherwise with respect to a Director elected pursuant to such Preferred Stock Designation, no decrease in the number of Directors constituting the Board will shorten the term of any incumbent Director.

ARTICLE EIGHT AMENDMENTS OF THIS RESTATED CERTIFICATE

Notwithstanding anything in this Restated Certificate of Incorporation or the Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least a majority ~~eighty percent (80%)~~ of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, repeal or restate any provision of this Restated Certificate of Incorporation.~~; provided, however, that if any such alteration, amendment, repeal or restatement (except any alteration, amendment, repeal or restatement of Article SIX, this Article EIGHT or Article NINE) has been approved by the majority of the Directors then in office, then the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, will be sufficient to adopt such alteration, amendment, repeal or restatement. Any alteration, amendment, repeal or restatement to Article SIX, this Article EIGHT or Article NINE shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, regardless of whether or not such alteration, amendment, repeal or restatement is approved by the majority of the Directors then in office.~~

2022 Proxy Statement	III-2

APPENDIX IV

PROPOSED AMENDMENT TO THE MPC RESTATED CERTIFICATE OF INCORPORATION (Exclusive Forum Provision Amendment)

Text of the proposed amendment (deletions are indicated by strikeouts and additions are indicated by underlining):

ARTICLE TWELVE JURISDICTION FOR CERTAIN PROCEEDINGS

~~The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Restated Certificate of Incorporation, any Preferred Stock Designation or the Bylaws of the Corporation, or (iv) any other action asserting a claim against the Corporation or any Director or officer of the Corporation that is governed by or subject to the internal affairs doctrine for choice of law purposes.~~

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former Director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Restated Certificate of Incorporation, any Preferred Stock Designation or the Bylaws of the Corporation (as any of them may be amended from time to time), or (iv) any other action asserting a claim that is governed by or subject to the internal affairs doctrine, shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, the federal district court for the District of Delaware). To the fullest extent permitted by law, if any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a claim arising under the Securities Act of 1933.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provision of this Article Twelve.

IV-1	Marathon Petroleum Corporation

PRELIMINARY

Your **Vote** Counts!

MARATHON PETROLEUM CORPORATION

2022 Annual Meeting
Vote by April 26, 2022 11:59 PM ET. For shares held in a Plan, vote by April 24, 2022 11:59 PM ET.

Marathon Petroleum Corporation

MARATHON PETROLEUM CORP.
539 SOUTH MAIN STREET
FINDLAY, OH 45840-3229

D69280-P68335

You invested in MARATHON PETROLEUM CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 27, 2022.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 13, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

April 27, 2022
10:00 AM Eastern Time

Virtually at:
www.virtualshareholdermeeting.com/MPC2022

*Please check the meeting materials for any special requirements for meeting attendance.

V1.1

PRELIMINARY

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Class II Directors. **Nominees:**	
1a.	Evan Bayh	For
1b.	Charles E. Bunch	For
1c.	Edward G. Galante	For
1d.	Kim K. W. Rucker	For
2.	Ratification of the selection of PriceWaterhouseCoopers LLP as the company's independent auditor for 2022.	For
3.	Approval, on an advisory basis, of the company's named executive officer compensation.	For
4.	Approval of an amendment to the company's Restated Certificate of Incorporation to declassify the Board of Directors.	For
5.	Approval of an amendment to the company's Restated Certificate of Incorporation to eliminate the supermajority provisions.	For
6.	Approval of an amendment to the company's Restated Certificate of Incorporation to amend the exclusive forum provision.	For
7.	Shareholder proposal seeking alternative right to call a special meeting.	Against
8.	Shareholder proposal seeking an amendment to the company's existing clawback provisions.	Against
9.	Shareholder proposal seeking a report on just transition.	Against

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

D69281-P68335

PRELIMINARY

Marathon Petroleum Corporation

MARATHON PETROLEUM CORP.
539 SOUTH MAIN STREET
FINDLAY, OH 45840-3229

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, April 26, 2022, for shares held by registered holders directly and until 11:59 P.M. Eastern Time on Sunday, April 24, 2022, for shares held in the Marathon Petroleum Thrift Plan. Have your proxy card and voting instruction form in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MPC2022

Marathon Petroleum Corporation will be hosting the meeting exclusively via the Internet this year. You may attend the meeting by visiting www.virtualshareholdermeeting.com/MPC2022. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, April 26, 2022 for shares held by registered holders directly and until 11:59 P.M. Eastern Time on Sunday, April 24, 2022, for shares held in the Marathon Petroleum Thrift Plan. Have your proxy card and voting instruction form in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and voting instruction form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, voting instruction forms and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D69277-P68335 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD AND VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MARATHON PETROLEUM CORP.

Your Board of Directors recommends you vote FOR the following Class II Directors for a three-year term expiring in 2025:

1. Election of Class II Directors.

Nominees:

	For	Against	Abstain
1a. Evan Bayh	☐	☐	☐
1b. Charles E. Bunch	☐	☐	☐
1c. Edward G. Galante	☐	☐	☐
1d. Kim K.W. Rucker	☐	☐	☐

Your Board of Directors recommends you vote FOR Items 2, 3, 4, 5 and 6:

	For	Against	Abstain
2. Ratification of the selection of PriceWaterhouseCoopers LLP as the company's independent auditor for 2022.	☐	☐	☐
3. Approval, on an advisory basis, of the company's named executive officer compensation.	☐	☐	☐
4. Approval of an amendment to the company's Restated Certificate of Incorporation to declassify the Board of Directors.	☐	☐	☐
5. Approval of an amendment to the company's Restated Certificate of Incorporation to eliminate the supermajority provisions.	☐	☐	☐
6. Approval of an amendment to the company's Restated Certificate of Incorporation to amend the exclusive forum provision.	☐	☐	☐

Your Board of Directors recommends you vote AGAINST Items 7, 8 and 9:

	For	Against	Abstain
7. Shareholder proposal seeking alternative right to call a special meeting.	☐	☐	☐
8. Shareholder proposal seeking an amendment to the company's existing clawback provisions.	☐	☐	☐
9. Shareholder proposal seeking a report on just transition.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PRELIMINARY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D69278-P68335

Proxy Card and Voting Instruction Form

This Proxy Card and Voting Instruction Form are solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 27, 2022

For shares held by registered holders

The undersigned hereby appoints John P. Surma, Michael J. Hennigan and Maryann T. Mannen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Marathon Petroleum Corporation common stock registered to the undersigned which the undersigned is entitled to vote (the "Registered Shares") and, in their discretion, to vote the Registered Shares upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held April 27, 2022, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. **You are encouraged to specify your choice by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote the Registered Shares unless you sign and return the proxy card.**

For shares held in the Marathon Petroleum Thrift Plan

These confidential voting instructions will only be shared with Fidelity Management Trust Company, as Trustee for the Marathon Petroleum Thrift Plan. The undersigned, as a participant in the Marathon Petroleum Thrift Plan, hereby directs the Trustee to vote the number of shares of Marathon Petroleum Corporation common stock credited to the undersigned's account under the Marathon Petroleum Thrift Plan (the "Credited Shares") at the Annual Meeting of Shareholders, and at any meeting resulting from any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the Meeting, including the matters described in the 2022 Notice of Annual Meeting and Proxy Statement. In the Trustee's discretion, it may vote Credited Shares upon such other matters as may properly come before the Meeting. **Your vote is confidential. The Credited Shares will be voted as directed on the reverse side. If no direction is made, if the form is not signed, or if the form is not received by April 24, 2022, the Credited Shares will not be voted. You cannot vote the Credited Shares at the Annual Meeting; the Trustee is the only one who can vote the Credited Shares.**

PROXY CARD AND VOTING INSTRUCTION FORM TO BE SIGNED AND DATED ON THE REVERSE SIDE